UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Lear Corporation

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21557 Telegraph Road

Southfield, Michigan 48033

March 28, 2019

Dear Stockholder:

On behalf of the Board of Directors of Lear Corporation, you are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 16, 2019, at 9:00 a.m. (Eastern Time) at Lear Corporation’s Corporate Headquarters, 21557 Telegraph Road, Southfield, Michigan 48033.

We have included with this letter a proxy statement that provides you with detailed information about the Annual Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain more information about Lear Corporation from documents we have filed with the Securities and Exchange Commission.

We are delivering our proxy statement and annual report pursuant to the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this delivery method expedites stockholders’ receipt of proxy materials and lowers the cost and environmental impact of our Annual Meeting. On or about March 29, 2019, we will mail to our stockholders a notice containing instructions on how to access our proxy materials. In addition, the notice includes instructions on how you can receive a paper copy of our proxy materials.

You are being asked at the Annual Meeting to elect directors named in this proxy statement, to ratify the retention of Ernst & Young LLP as our independent registered public accounting firm, to provide an advisory vote to approve our executive compensation, to vote to approve the Lear Corporation 2019 Long-Term Stock Incentive Plan and to transact any other business properly brought before the meeting.

Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to vote promptly. You may vote your shares through one of the methods described in the enclosed proxy statement. We strongly urge you to read the accompanying proxy statement carefully and to vote FOR the nominees proposed by the Board of Directors and in accordance with the recommendations of the Board of Directors on the other proposals by following the voting instructions contained in the proxy statement.

Sincerely,

Henry D.G. Wallace	Raymond E. Scott
Non-Executive Chairman	President, Chief Executive Officer, Interim President, E-Systems and Director

This proxy statement is dated March 28, 2019, and is first being made available to stockholders via the Internet on or about March 29, 2019.

21557 Telegraph Road

Southfield, Michigan 48033

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Thursday, May 16, 2019, at 9:00 a.m. (Eastern Time)

Place:	Lear Corporation’s Corporate Headquarters 21557 Telegraph Road Southfield, Michigan 48033

Record Date:	March 21, 2019

Items of Business:

1.    To elect the following nine nominees to the Board of Directors: Thomas P. Capo, Mei-Wei Cheng, Jonathan F. Foster, Mary Lou Jepsen, Kathleen A. Ligocki, Conrad L. Mallett, Jr., Raymond E. Scott, Gregory C. Smith and Henry D.G. Wallace;

2.    To ratify the retention of Ernst & Young LLP as the Company’s registered public accounting firm for 2019;

3.    To approve, in a non-binding advisory vote, executive compensation;

4.    To approve the Lear Corporation 2019 Long-Term Stock Incentive Plan (the “2019 LTSIP”); and

5.    To conduct any other business properly brought before the Annual Meeting or any postponement thereof.

Proxy Voting:	YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE TELEPHONE, VIA THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, AS DESCRIBED IN THE PROXY STATEMENT. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

By Order of the Board of Directors,

Terrence B. Larkin
Executive Vice President, Business Development, General Counsel and Corporate Secretary March 28, 2019

Notice of Internet Availability of Proxy Materials

We are making this proxy statement and our annual report available to stockholders electronically via the Internet. On or about March 29, 2019, we will mail to most of our stockholders a notice containing instructions on how to access this proxy statement and our annual report and to vote via the Internet or by telephone. Other stockholders, in accordance with their prior requests, will receive e-mail notification of how to access our proxy materials and vote via the Internet or by telephone, or will be mailed paper copies of our proxy materials and a proxy card on or about March 29, 2019.

2019 Proxy Statement	|	i

LEAR CORPORATION

2019 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding the Company’s 2018 performance, please review our 2018 Annual Report on Form 10-K.

2019 Annual Meeting of Stockholders

•	Date and Time: May 16, 2019, 9:00 a.m. (Eastern Time)
•	Location: Lear Corporation’s Corporate Headquarters, 21557 Telegraph Road, Southfield, Michigan 48033
•	Record Date: March 21, 2019
•

Voting: Stockholders as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for the other proposals to be voted on.

•	Shares of Common Stock Outstanding (as of the record date): 62,415,363
•	Stock Symbol: LEA
•	Exchange: NYSE
•	Registrar & Transfer Agent: Computershare Trust Company, N.A.
•	Principal Executive Office: 21557 Telegraph Road, Southfield, Michigan 48033
•	Corporate Website: lear.com
•	Investor Relations Website: ir.lear.com

Items to be Voted on

Proposal	Our Board’s Recommendation
Election of Directors (page 6)	FOR
Ratification of Retention of Independent Registered Public Accounting Firm (page 67)	FOR
Advisory Vote to Approve Executive Compensation (page 68)	FOR
Vote to Approve the 2019 LTSIP (page 69)	FOR
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE TELEPHONE, VIA THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD, AS DESCRIBED IN THE PROXY STATEMENT. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

Director Nominees

			Board Committees
Name	Director Since	Independent	Audit	Comp	Nominating
Thomas P. Capo	2009	X	X	C
Mei-Wei Cheng	2019	X
Jonathan F. Foster	2009	X	C		X
Mary Lou Jepsen	2016	X		X	X
Kathleen A. Ligocki	2012	X		X	C
Conrad L. Mallett, Jr.	2002	X		X	X
Raymond E. Scott	2018
Gregory C. Smith	2009	X	X		X
Henry D.G. Wallace	2005	X	E	E	E

“C” = Chair of Committee “X” = Member of Committee “E” = Ex Officio Member	Director Term: One Year Board Meetings in 2018: 6 Standard Board Committee Meetings in 2018: Audit (9), Compensation (4), Nominating (4)

2019 Proxy Statement	|	1

PROXY SUMMARY

2018 Performance and Business Highlights

(1)	Reflects estimated net sales for 2019-2021 from formally awarded new programs, less lost and discontinued programs. Excludes sales backlog at non-consolidated joint ventures.

(2)

Core operating earnings, adjusted earnings per share and free cash flow are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). For more information regarding our non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures, see Appendix A. “Reconciliation of Non-GAAP Financial Measures.”

2	|	LEAR CORPORATION

PROXY SUMMARY

(1)	Reflects estimated net sales for 2019-2021 from formally awarded new programs, less lost and discontinued programs. Excludes sales backlog at non-consolidated joint ventures.

(2)

Core operating earnings, adjusted earnings per share and free cash flow are financial measures that are not calculated in accordance with GAAP. For more information regarding our non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures, see Appendix A, “Reconciliation of Non-GAAP Financial Measures.”

2019 Proxy Statement	|	3

PROXY SUMMARY

Executive Compensation Highlights

WHAT WE DO:

✓  Pay Program Aligned with Business Strategy: Our incentive plan performance measures are well aligned with our business strategy, correlative to total stockholder return and generally consistent with those used by our peer companies.

✓  High Percentage of Performance-Based Pay: All of the annual incentive opportunity and the majority (75%) of the long-term incentive opportunity that we offer our named executive officers are determined based on the achievement of specific performance measures.

✓  Balanced Mix of Performance Measures: We use four complementary performance measures in our incentive compensation programs (Adjusted Operating Income, Free Cash Flow, Adjusted Return on Invested Capital (ROIC) and Cumulative Adjusted Pre-Tax Income), which were selected to drive profitable growth with efficient capital management. (See pages 35 and 38 in the “Compensation Discussion and Analysis” for definitions of these performance measures.)

✓  Clawback of Incentive Compensation: Our clawback policy applies to all incentive-based cash and equity compensation granted to current and former executive officers. In the event that we are required to prepare an accounting restatement due to any such executive officer’s intentional misconduct, we will recover from him or her the amount, if any, of incentive compensation in excess of what would have been paid under the accounting restatement.

✓ Independent Compensation Consultant for Compensation Committee: Since 2010, our Compensation Committee has engaged Pay Governance LLC as its independent compensation consultant.	✓ Equity Retention Requirement: Until an executive satisfies the applicable stock ownership guideline, he or she must hold 50% of the net shares acquired upon the vesting of equity awards.

✓  Annual Market Practices and Compensation Risk Review: We assess on an annual basis the key elements of our executive compensation programs as compared to market practices and emerging trends. We also complete annually a comprehensive risk assessment of our employee compensation policies and practices.

✓  Relative TSR Performance Modifier Starting with 2019 Performance Share Grants: Starting with awards of performance shares granted in 2019, we have added a performance modifier that may cause payouts to be adjusted upwards or downwards based on our relative total stockholder return, as compared to an auto supplier peer group, over the performance period.

✓  Robust Stock Ownership Guidelines: We have adopted management stock ownership guidelines that are applicable to all executive officers, including our named executive officers. The stock ownership guideline for our CEO is six times his annual base salary.

✓  Holding Period for Career Shares: As part of our long-term incentive package, certain executives (including our CEO) receive awards of time-vesting Career Share RSUs. The units underlying the Career Shares must be held until the earlier of age 62 or three years after retirement.

WHAT WE DON’T DO:

✘   No Single-Trigger Change in Control Vesting of Equity Awards: All equity awards are subject to “double trigger” vesting upon a change in control, which protects our employees in the event of a change in control transaction and helps ensure an orderly transition of leadership.

✘   No Hedging or Pledging of Company Stock: We maintain a formal policy prohibiting our officers and directors from entering into hedging transactions involving Company stock and pledging Company stock as collateral for loans.

✘   No Single-Trigger Change in Control Severance Benefits: Our executives are not eligible to receive severance benefits solely upon the occurrence of a change in control. This is intended to ensure that members of senior management are not influenced by their personal situations and are able to be objective in evaluating a potential change in control transaction.

✘ No Excise Tax Gross-Ups: None of the employment agreements with our executive officers contains an excise tax gross-up provision.

4	|	LEAR CORPORATION

PROXY SUMMARY

Corporate Social Responsibility Highlights

Social Responsibility

•  We actively support human and animal rights.

•  We have a global reporting channel for any ethical concerns or violations for employees and our supply chain.

•  We are committed to partnering with our industry and society in driving change through implementation of the United Nations Sustainable Development Goals.

•  Community outreach and giving are engrained in Lear’s core values.

•  We have developed a global distracted driving awareness initiative.

Environmental, Health and Safety

•  We work to integrate Environmental, Health and Safety (“EHS”), as well as Sustainability, into overall business strategy and supply chain management.

•  We reduce EHS risks by minimizing environmental impact and eliminating health and safety hazards.

•  We develop and utilize environmentally acceptable, safe, sustainable and efficient production methods and processes.

•  We implement efficient uses of energy, reduction of greenhouse gas emissions and supporting climate change initiatives.

•  We work to reduce our use of chemicals and raw materials, as well as to reduce waste generation.

•  We communicate our policies and expectations to all our employees, customers, suppliers, other stakeholders and the public.

People

•  Together We Win is our global employee engagement initiative focused on promoting and sustaining a positive culture in our operational environments using four key elements: Leadership, Work Environment, Employee Involvement and Teams.

•  Diversity and inclusion is deeply integrated into our organizational framework and hiring and promotional practices.

•  Developing talent is a priority across all levels of the organization and includes a CEO Academy, Leadership Model and Assessments, Emerging Leaders Development Program and One Lear Mindset training.

Corporate Governance Highlights

✓ All of our director nominees are independent, except our President, Chief Executive Officer and Interim President, E-Systems.	✓ All of our Audit, Compensation and Nominating and Corporate Governance Committee (the “Nominating Committee”) members are independent.

✓ We have a non-executive Chairman of the Board of Directors.	✓ All directors are elected annually.

✓ We have a majority voting standard with director resignation policy for uncontested director elections.	✓ Executive sessions of independent directors are held at regularly scheduled Board meetings.

✓ We have robust stock ownership guidelines.	✓ Excellent track record of attendance at all Board and committee meetings in 2018.

✓ Diversity is reflected in Board composition.	✓ Annual Board and committee self-evaluations.

✓ Risk oversight by full Board and committees.

2019 Proxy Statement	|	5

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

Richard H. Bott, who has served on our Board of Directors (the “Board”) since 2013, will not be standing for re-election when his current term expires, as he has reached the Company’s mandatory retirement age. The Board would like to thank Mr. Bott for his years of dedicated service to the Company. On January 23, 2019, the Board resolved to increase its size to ten members and appoint Mei-Wei Cheng to the Board. Subsequently, the Board resolved to decrease its size to nine members effective upon the expiration of the current term of the members of the Board. Our Board determined that to assist the Company in the orderly transition of Board members, including the resignation of Mr. Simoncini and the departure of Mr. Runkle in 2018, the retirement of Mr. Bott following the Annual Meeting and the additions of Mr. Scott in 2018 and Mr. Cheng in 2019, it would waive the Company’s mandatory retirement age for Mr. Wallace in order for him to continue serving as Non-Executive Chairman of our Board through the Company’s 2020 annual meeting.

Upon the recommendation of our Nominating Committee, the Board has nominated the nine individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2020 or until their successors, if any, are elected or appointed. Our Amended and Restated Certificate of Incorporation and Bylaws provide for the annual election of directors. Each director nominee must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Unless contrary instructions are given, the shares represented by your proxy will be voted FOR the election of all director nominees. In addition, our Corporate Governance Guidelines contain a resignation policy which provides that in the event an incumbent director fails to receive a majority of the votes cast in an uncontested election, such director shall promptly tender his or her resignation to the Board for consideration. The Board has determined that each director nominee, other than Mr. Scott, if elected, would be an independent director, as further described below in “Directors and Corporate Governance — Independence of Directors.”

All of the director nominees listed below have consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.

Name	Position
Thomas P. Capo	Director
Mei-Wei Cheng	Director
Jonathan F. Foster	Director
Mary Lou Jepsen	Director
Kathleen A. Ligocki	Director
Conrad L. Mallett, Jr.	Director
Raymond E. Scott	Director, President, Chief Executive Officer and Interim President, E-Systems
Gregory C. Smith	Director
Henry D.G. Wallace	Director, Non-Executive Chairman

Biographical information relating to each of the director nominees is set forth below under “Directors and Corporate Governance” and incorporated by reference herein.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF LEAR’S DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ELECTION OF EACH OF LEAR’S DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

6	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Director Biographical Information and Qualifications

Set forth below is a description of the business experience of each director nominee, as well as the specific qualifications, skills and experiences considered by the Nominating Committee and the Board in recommending our slate of director nominees. Each director nominee listed below is nominated for election to the Board for a term expiring at the annual meeting of stockholders in 2020. See “Election of Directors (Proposal No. 1).”

Thomas P. Capo	Age: 68 Lear Committees:

•  Audit

•  Compensation (Chair)

Biography

Mr. Capo has been a director of the Company since November 2009. Mr. Capo was Chairman of Dollar Thrifty Automotive Group, Inc. from October 2003 until November 2010. Mr. Capo was a Senior Vice President and the Treasurer of DaimlerChrysler Corporation from November 1998 to August 2000, Vice President and Treasurer of Chrysler Corporation from 1993 to 1998 and Treasurer of Chrysler Corporation from 1991 to 1993. Prior to holding these positions, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation. Mr. Capo also serves as the Non-Executive Chairman of Cooper Tire & Rubber Company. Previously, Mr. Capo served as a director of Dollar Thrifty Automotive Group, Inc. from its initial public offering in 1997 until its sale to Hertz Corporation in 2012, JLG Industries, Inc. until its sale to Oshkosh Corp. in 2006, Sonic Automotive, Inc. and Microheat, Inc. Mr. Capo has a bachelor’s degree in Finance, an MBA and a master’s degree in Economics from the University of Detroit Mercy.

Skills and Qualifications

•  Executive management and leadership experience, with extensive knowledge of the automotive industry

•  Public company directorship and committee experience, including at board chairman level

•  Extensive experience in global finance, treasury, investment management and capital markets

•  Core leadership and management experience in mergers, acquisitions and divestitures, strategy development and capital restructuring

•  Extensive experience in financial analysis, financial reporting, compliance and internal controls

•  Independent of management

2019 Proxy Statement	|	7

DIRECTORS AND CORPORATE GOVERNANCE

Mei-Wei Cheng	Age: 69

Biography

Mr. Cheng has been a director of the Company since January 2019. Additionally, Mr. Cheng is a member of the Board of Directors of both Interplex Holdings Pte. Ltd. and NIU Technologies. Mr. Cheng also serves as the Non-Executive Chairman of HCP Packaging, a Baring Private Equity Asia portfolio company, a role he has held since August 2018. Mr. Cheng has served as an Advisory Board member of (i) CareSyntax, a technology and services platform for hospitals, since May 2018 and (ii) Lumileds, a lighting company, since April 2018. Additionally, Mr. Cheng is a Senior Advisor of Iconiq Motors, a new energy vehicle company, a position he has held since September 2017, and a Senior Venture Partner of Fontinalis Capital Partners II, a position he has held since December 2014. From July 2012 to October 2018, Mr. Cheng served as a member of the Audit and Finance Committee of the Board of Directors for Seagate Technology (Nasdaq: STX), a data storage company. From February 2015 to January 2017, Mr. Cheng served as the Chairman of the Board of Directors of Pactera Technology International Ltd., a portfolio company of Blackstone Group. From July 2010 to April 2014, Mr. Cheng served as the Chief Executive Officer of Siemens Northeast Asia and as President and Chief Executive Officer of Siemens China. Prior to joining Siemens, Mr. Cheng served as the Chairman and Chief Executive Officer of Ford Motor (China) Ltd. and as Group Vice President of Ford Motor Company from 2009 to 2010. Before joining Ford, Mr. Cheng held various senior executive positions at General Electric Corporation and AT&T. Mr. Cheng also served as a member of the Audit Committee of the Board of Directors of Diebold Nixdorf, Inc. (NYSE: DBD) from 2009 to 2013. Mr. Cheng earned a bachelor’s degree in industrial engineering and operations research from Cornell University, a master’s degree in business administration from Rutgers University and is a graduate of both Dartmouth’s Tuck Executive Program and Massachusetts Institute of Technology’s Program for Senior Executives.

Skills and Qualifications

•  Senior management and leadership experience, with a particular focus on Asian markets

•  Extensive international, business development, technological and sales and marketing expertise

•  Significant international executive-level leadership experience, including at board chairman level

•  Extensive knowledge of the automotive industry

•  Independent of management

8	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Jonathan F. Foster	Age: 58 Lear Committees: • Audit (Chair) • Nominating

Biography

Mr. Foster has been a director of the Company since November 2009. Mr. Foster is Managing Director of Current Capital Partners LLC, a mergers and acquisitions advisory, corporate management services and private equity investing firm. Previously, from 2007 until 2008, Mr. Foster served as a Managing Director and Co-Head of Diversified Industrials and Services at Wachovia Securities. From 2005 until 2007, he served as Executive Vice President — Finance and Business Development of Revolution LLC. From 2002 until 2004, Mr. Foster was a Managing Director of The Cypress Group, a private equity investment firm and from 2001 until 2002, he served as a Senior Managing Director and Head of Industrial Products and Services Mergers & Acquisitions at Bear Stearns & Co. From 1999 until 2000, Mr. Foster served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of Toysrus.com, Inc. Previously, Mr. Foster was with Lazard, primarily in mergers and acquisitions, for over ten years, including as a Managing Director. Mr. Foster is a director of publicly traded Masonite International Corporation, Berry Global and Five Point Holdings. He was previously a director of publicly traded Chemtura Corp., Sabine Oil & Gas and Smurfit-Stone Container Corporation. Mr. Foster is also a director of privately held automotive suppliers Chassix, Dayco and Rimstock. He was previously a director of privately held automotive suppliers TI Automotive and Stackpole. Mr. Foster has a bachelor’s degree in Accounting from Emory University, a master’s degree in Accounting & Finance from the London School of Economics and has attended the Executive Education Program at Harvard Business School.

Skills and Qualifications

•  Executive management and leadership experience

•  Public company directorship and committee experience, including with global manufacturing companies

•  Experience in financial statement preparation and accounting, financial reporting, compliance and internal controls

•  Previous experience as a chief financial officer

•  Extensive transactional experience in mergers and acquisitions, debt financings and equity offerings

•  Extensive experience as an investment banker, private equity investor and director with industrial companies, including those in the automotive sector

•  Independent of management

2019 Proxy Statement	|	9

DIRECTORS AND CORPORATE GOVERNANCE

Mary Lou Jepsen	Age: 53 Lear Committees • Compensation • Nominating

Biography

Dr. Jepsen was appointed a director of the Company in March 2016. Dr. Jepsen is the CEO, Founder and Chairman of the Board of Openwater, a start-up company focused on replacing the functionality of Magnetic Resonance Imaging (MRI) with a consumer electronic wearable using novel opto-electronics to achieve comparable resolution to a MRI. Previously, Dr. Jepsen was the Executive Director of Engineering at Facebook, Inc. and Head of Display Technologies at Oculus where she led advanced consumer electronics, opto-electronic and display design and manufacturing efforts. From 2012 to 2015, Dr. Jepsen had a similar role at Google, Inc. and Google X. She also co-founded One Laptop per Child and was the lead architect of the $100 laptop, millions of which were shipped to children in the developing world. She is the principal inventor on approximately 200 patents. She has broad advisory experience in Peru, China, Uruguay, Taiwan, Brazil and the United States, as well as at the United Nations. Dr. Jepsen holds a doctorate degree from Brown University in Optical Sciences, a master of science degree from Massachusetts Institute of Technology in Visual Studies and a bachelor’s of science degree in Electrical Engineering from Brown University.

Skills and Qualifications

•  One of the world’s foremost display innovators

•  Exceptional track record of leadership and innovation

•  Significant experience in working with Asia’s largest computer manufacturers

•  Experience and leadership in engineering with global technology companies

•  Globally recognized with dozens of prestigious awards, including TIME magazine’s “Time 100” as one of the 100 most influential people in the world, a CNN top 10 thinker and by the leading global professional societies in optics, display and electronics

•  Executive management experience

•  Independent of management

10	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Kathleen A. Ligocki	Age: 62 Lear Committees:

•  Compensation

•  Nominating (Chair)

Biography

Ms. Ligocki has been a director of the Company since September 2012. From December 2015 to February 2019, Ms. Ligocki served as the Chief Executive Officer of Agility Fuel Solutions, based in Costa Mesa, California. Ms. Ligocki served as the Chief Executive Officer of Harvest Power, Inc., one of the leading organics management companies in North America from 2014 to 2015 and has served as a director of Carpenter Technology Company since 2017, where she serves on the Compensation, Nominating and Governance and Strategy Committees. From 2012 to 2014, she served as an Operating Partner at Kleiner Perkins Caufield & Byers, one of Silicon Valley’s top venture capital providers where she worked with the firm’s greentech ventures on strategic challenges, scaling operations and commercialization. Ms. Ligocki also has served as the Chief Executive Officer of two early stage companies: Next Autoworks, an auto company with a unique low-cost business model, from 2010 to 2012, and GS Motors, a Mexico City-based auto retailer owned by Grupo Salinas, a large Mexican conglomerate, from 2008 to 2009. From 2008 to 2010, Ms. Ligocki also served as a Principal in Pine Lake Partners, a consultancy focused on start-ups and turnarounds. From 2003 to 2007, Ms. Ligocki was the Chief Executive Officer of Tower Automotive, a global Fortune 1000 automotive supplier. Previously, Ms. Ligocki held executive positions at Ford Motor Company and at United Technologies Corporation where she led operations in North America, Europe, Africa, the Middle East and Russia. Ms. Ligocki began her career at General Motors Corporation working for 15 years at Delco Electronics Corporation. Ms. Ligocki formerly served as a director of Harvest Power, Inc., Ashland Inc., Next Autoworks, BlueOak Resources and Lehigh Technologies. Ms. Ligocki earned a bachelor’s degree with highest distinction in Liberal Studies from Indiana University Kokomo and holds an MBA from the Wharton School at the University of Pennsylvania. She also has been awarded honorary doctorate degrees from Central Michigan University and Indiana University Kokomo.

Skills and Qualifications

•  Executive management and leadership experience, including in the automotive industry

•  Public company directorship and committee experience, including in the automotive industry

•  Extensive experience in financial analysis, financial statement preparation, financial reporting, compliance and internal controls

•  Senior management experience in international automotive operations

•  Understanding of a wide range of issues through experience with businesses ranging from start-ups to large, global manufacturing operations

•  Independent of management

2019 Proxy Statement	|	11

DIRECTORS AND CORPORATE GOVERNANCE

Conrad L. Mallett, Jr.	Age: 65 Lear Committees:

•  Compensation

•  Nominating

Biography

Justice Mallett has been a director of the Company since August 2002. In August 2017, Justice Mallett was named Chief Executive Officer of Detroit Medical Center’s Sinai-Grace Hospital. Prior to that, he was Interim Chief Executive Officer of Detroit Medical Center, Huron Valley Sinai Hospital from March 2017 to August 2017 and also Executive Vice President and Chief Administrative Officer of Detroit Medical Center from January 2012 to August 2017. Previously, Justice Mallett served as the Chief Legal and Administrative Officer of the Detroit Medical Center beginning in March 2003, President and General Counsel of La-Van Hawkins Food Group LLC from April 2002 to March 2003 and Chief Operating Officer for the City of Detroit from January 2002 to April 2002. From August 1999 to April 2002, Justice Mallett was General Counsel and Chief Administrative Officer of the Detroit Medical Center. Justice Mallett was also a Partner in the law firm of Miller, Canfield, Paddock & Stone from January 1999 to August 1999. Justice Mallett was a Justice of the Michigan Supreme Court from December 1990 to January 1999 and served a two-year term as Chief Justice beginning in 1997. Justice Mallett formerly served as a director of Kelly Services, Inc. He was recognized by Savoy Magazine as one of 2016 Most Influential Black Corporate Directors. Justice Mallett has a bachelor’s degree from the University of California, Los Angeles, a JD and a master of public administration degree from the University of Southern California and an MBA from Oakland University.

Skills and Qualifications

•  Executive management and leadership experience

•  Leadership experience gained as Chief Justice of the Michigan Supreme Court

•  Public company directorship and committee experience

•  Extensive legal and governmental experience, including significant involvement in state, municipal and community governmental activities

•  Independent of management

12	|	LEAR CORPORATION

DIRECTORS AND CORPORATE GOVERNANCE

Raymond E. Scott	Age: 53 President, Chief Executive Officer and Interim President, E-Systems

Biography

Mr. Scott was appointed as President and Chief Executive Officer of the Company on March 1, 2018. Additionally, Mr. Scott was appointed as Interim President, E-Systems, effective January 28, 2019. Prior to that, he served as the Company’s Executive Vice President and President, Seating, a position he had held since November 2011, and prior to that, as the Company’s Senior Vice President and President, E-Systems, a position he had held since February 2008. Previously, he served in other positions at the Company, including Senior Vice President and President, North American Seat Systems Group since August 2006, Senior Vice President and President, North American Customer Group since June 2005, President, European Customer Focused Division since June 2004 and President, General Motors Division since November 2000. Mr. Scott earned a Bachelor of Science degree in economics from the University of Michigan. He also earned a master of business administration degree from Michigan State University’s Advanced Management Program.

Skills and Qualifications

•  Executive management and leadership experience with the Company, with extensive knowledge of the Company’s business, operations and global strategy

•  Track record of leadership, achievement, innovation and execution in the Company’s Seating and E-Systems businesses

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Gregory C. Smith	Age: 67 Lear Committees: • Audit • Nominating

Biography

Mr. Smith has been a director of the Company since November 2009. Mr. Smith, a retired Vice Chairman of Ford Motor Company, currently serves as Principal of Greg C. Smith LLC, a private management consulting firm, a position he has held since 2007. Previously, Mr. Smith was employed by Ford Motor Company for over 30 years until 2006. Mr. Smith held various executive-level management positions at Ford Motor Company, most recently serving as Vice Chairman from 2005 until 2006, Executive Vice President and President — Americas from 2004 until 2005, Group Vice President — Ford Motor Company and Chairman and Chief Executive Officer — Ford Motor Credit Company from 2002 to 2004, Vice President — Ford Motor Company, and President and Chief Operating Officer — Ford Motor Credit Company from 2001 to 2002. As Vice Chairman, Mr. Smith was responsible for Ford’s Corporate Strategy and Staffs, including Human Resources and Labor Affairs, Information Technology, and Automotive Strategy. During his career at Ford, Mr. Smith ran several major business units and had extensive experience in Financial Services, Strategy, Marketing and Sales, Engineering and Product Development. Mr. Smith also was responsible for Hertz when Ford owned it, and, in 2005, Automotive Components Holdings, the portion of Visteon that Ford repurchased. Currently, Mr. Smith serves as a director of publicly traded Penske Automotive Group, where he serves as the chair of the Audit Committee and formerly served as a director of the Federal National Mortgage Association (Fannie Mae), Penske Corporation and Solutia Inc. Mr. Smith serves on the Risk Oversight Advisory Council of the National Association of Corporate Directors. Mr. Smith has a bachelor’s degree in Mechanical Engineering from Rose-Hulman Institute of Technology and an MBA from Eastern Michigan University.

Skills and Qualifications

•  Executive management and leadership experience, including in the automotive industry

•  Public company directorship and committee experience

•  Served on audit committees of public and private companies

•  Experience actively overseeing finance departments and personnel

•  Extensive experience and knowledge of automotive industry

•  Experience and knowledge of automotive company operations and strategic issues, including engineering, manufacturing, marketing, human resources and finance

•  Independent of management

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Henry D.G. Wallace	Age: 73

Biography

Mr. Wallace has served as the Company’s Non-Executive Chairman since August 2010 and has been a director of the Company since February 2005. Mr. Wallace worked for 30 years at Ford Motor Company until his retirement in 2001 and held several executive level operations and financial oversight positions. His most recent positions included Chief Financial Officer of Ford Motor Company and President and CEO of Mazda Motor Corporation. Mr. Wallace served as Non-Executive Chairman of Diebold Nixdorf, Inc. (NYSE: DBD) until December 2017. Mr. Wallace also formerly served as a director of Hayes Lemmerz International, Inc. and AMBAC Financial Group, Inc. Mr. Wallace earned a bachelor’s degree with Honours from the University of Leicester, England.

Skills and Qualifications

•  Experience and leadership with a global manufacturing company

•  Leadership experience on boards of several public companies

•  Extensive international experience in Asia, Europe and Latin America

•  Experience in finance, financial statement preparation and accounting, financial reporting, compliance and internal controls, including as chief financial officer

•  Executive management experience, including in the automotive industry

•  Independent of management

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Criteria for Selection of Directors

The following are the general criteria for the selection of our directors that the Nominating Committee utilizes in evaluating candidates for Board membership. The Nominating Committee considers, without limitation, a director nominee’s independence, skills and other attributes, experience, perspective, background and diversity (which we define broadly to include differences in viewpoints, background, experience, skill, education, national origin, gender, race, age, culture and current affiliations that may offer the Company exposure to contemporary business issues and is considered in the context of the Board as a whole). These qualifications may vary from year to year, depending on the needs of the Company at the time.

The general criteria set forth below are not listed in any particular order of importance:

The above criteria should not be construed as minimum qualifications for director selection nor is it expected that director nominees will possess all of the criteria identified. Rather, they represent the range of complementary talents, backgrounds and experiences that the Nominating Committee believes would contribute to the effective functioning of our Board.

Our Corporate Governance Guidelines and Nominating Committee charter provide guidelines with respect to the consideration of director candidates. Under these guidelines, the Nominating Committee is responsible for, subject to approval by the Board, establishing and periodically reviewing the criteria for Board membership and selection of new directors, including independence standards. The Nominating

Committee also may recommend to the Board changes to the portfolio of director skills, experience, perspective and background required for the effective functioning of the Board, considering our strategy and the regulatory, geographic and market environments. Any such changes to the director selection criteria must be approved by the Board.

The Nominating Committee screens candidates and recommends director nominees who are approved by the Board. The Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The Nominating Committee also may retain a search firm (which may be paid a fee) to identify director candidates. Once a potential candidate has been identified, the Nominating

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Committee evaluates the potential candidate based on the Board’s criteria for selection of directors (described above) and the composition and needs of the Board at the time. All director candidates are evaluated on the same basis.

Candidates also are evaluated in light of Board policies, such as those relating to director independence and service on other boards, as well as considerations relating to the size and structure of the Board.

Recommendation of Directors by Stockholders

In accordance with its charter, the Nominating Committee will consider candidates for election as a director of the Company recommended by any Lear stockholder, provided that the recommending stockholder follows the procedures set forth in Section 1.13 of the Company’s Bylaws for nominations by stockholders of persons to serve as directors. The Nominating Committee evaluates such candidates in the same manner by which it evaluates other director candidates considered by the Nominating Committee, as described above.

Pursuant to Section 1.13 of the Bylaws, nominations of persons for election to the Board at a meeting of stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at the meeting who sends a timely notice in writing to our Corporate Secretary. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, our Corporate Secretary at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the annual meeting is more than 30 days prior to the anniversary of the preceding year’s annual meeting or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which “public announcement” of the date of such annual meeting is made by the Company. For purposes of the Bylaws, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by us with the SEC.

The stockholder’s notice or recommendation is required to contain certain prescribed information about each person whom the stockholder proposes to recommend for election as a director, the stockholder giving notice and the beneficial owner, if any, on whose behalf notice is given. The stockholder’s notice must also include the consent of the person proposed to be nominated and to serve as a director if elected. Recommendations or notices relating to director nominations should be sent to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033; Attention: Terrence B. Larkin, Executive Vice President, Business Development, General Counsel and Corporate Secretary.

A copy of our Bylaws, as amended, has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 9, 2009.

Independence of Directors

The Company’s Corporate Governance Guidelines provide that a majority of the members of the Board, and each member of the Audit Committee, Compensation Committee and Nominating Committee, must meet the criteria for independence set forth under applicable law and the New York Stock Exchange (“NYSE”) listing standards. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. These independence guidelines are part of our Corporate Governance Guidelines, available on our website at www.lear.com. In addition to applying these director independence guidelines and the NYSE independence guidelines, the Board will consider all relevant facts and circumstances of which it is aware in making an independence determination with respect to any director.

The Board has made director independence determinations with respect to each of our directors. Based on our director independence guidelines and the NYSE independence guidelines, the Board has affirmatively determined that (i) Messrs. Bott, Capo, Cheng and Foster, Dr. Jepsen, Ms. Ligocki and Messrs. Mallett, Smith and Wallace (A) have no relationships or only immaterial relationships with us, (B) meet our director independence guidelines and the NYSE independence guidelines with respect to any such relationships and (C) are independent; and (ii) Mr. Scott is not independent. Mr. Scott is our President, Chief Executive Officer and Interim President, E-Systems (the “CEO”).

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Board’s Role in Risk Oversight

The Company’s management continually monitors the material risks facing the Company. Our enterprise risk management process is designed to facilitate the identification, assessment and management of certain key risks the Company may encounter and which may impact our ability to achieve our strategic objectives. The enterprise risk management process supplements management’s ongoing responsibilities to monitor and address risks by working with risk owners to identify the key mitigating actions for certain risks, which then are discussed with senior management.

The Board, with the assistance of the Board committees, is responsible for overseeing such management actions to ensure that material risks affecting the Company are identified and managed appropriately. The Board and the Board committees oversee risks associated with their principal areas of focus, as summarized below:

Board/Committee Areas of Risk Oversight and Actions

Full Board

•  Carefully evaluates the reports received from management and makes inquiries of management on areas of particular interest to the Board

•  Reviews with management material strategic, operational, financial, compensation and compliance risks

•  Considers specific risk topics in connection with strategic planning and other matters

•  Oversees risk oversight and related activities conducted by the Board committees through reports of the committee chairmen to the Board

Audit Committee

•  Responsible for ensuring that the Company has an internal audit function to provide management and the Audit Committee with ongoing assessments of the Company’s risk management process and system of internal controls

•  Discusses with management the Company’s process for assessing and managing risks, including the Company’s major risk exposures related to tax matters, financial instruments, litigation and information security (including cybersecurity) and the steps necessary to monitor and control such exposures

•  Central oversight of financial and compliance risks

•  Meets periodically with senior management, our vice president of internal audit, our chief compliance officer and our independent auditor, Ernst & Young LLP, and reports on its findings at each regularly scheduled meeting of the Board

•  Periodically assesses reports provided by management on risks addressed in the enterprise risk management process and other risks, and reports to the Board, as appropriate

Compensation Committee	• Oversees the review and evaluation of the risks associated with our compensation policies and practices (see also “Compensation and Risk”)
Nominating Committee

•  Oversees risks associated with our governance structure and processes

•  Reviews our organizational documents, Code of Business Conduct and Ethics, Corporate Governance Guidelines and other policies

•  Oversees sustainability issues, including as they pertain to environmental and corporate social responsibility matters

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Corporate Social Responsibility

Consistent with Lear’s mantra, Where Passion Drives Possibilities, we work to ensure that our passion for our business is also channeled into creating possibilities for a better world. This means that as part of our corporate social responsibility (“CSR”) initiatives, we are committed to safety in our workplaces, sustainability in our operations and products and reduction of our natural resource consumption. Additionally, supporting the communities around the world in which we do business is one of our core values.

Our CSR commitment is realized through a strategy of talent management focused on leadership development and employee engagement and the continuous improvement of our environmental, health and safety management systems, programs and operations to enhance performance and teamwork.

Sustainability Strategy	Environmental, Health & Safety Policy

The foundation for achieving our CSR commitment is based on:

•  Integrating EHS, as well as Sustainability, into our overall business strategy and supply chain management.

•  Reducing EHS risks by minimizing the environmental impact and eliminating health and safety hazards.

•  Developing and utilizing environmentally acceptable, safe, sustainable and efficient production methods and processes.

•  Implementing efficient uses of energy, reducing greenhouse gas emissions and supporting climate change initiatives.

•  Reducing our use of chemicals and raw materials, as well as reducing waste generation.

•  Communicating our policies and expectations to all of our employees, customers, suppliers, other stakeholders and the public.

Social Responsibility	People

•  We actively support human and animal rights.

•  We have a global reporting channel for any ethical concerns or violations for our employees and our supply chain.

•  We are committed to partnering with our industry and society in driving change through the implementation of the United Nations Sustainable Development Goals.

•  Community outreach and giving are engrained in our core values.

•  We have developed a global distracted driving awareness initiative.

•  Together We Win is our global employee engagement initiative focused on driving positive culture change in our operational environments using four key elements: Leadership, Work Environment, Employee Involvement and Teams.

•  Diversity and inclusion is deeply integrated into our organizational framework and our hiring and promotional practices.

•  Developing talent is a priority across all levels of the organization and includes a CEO Academy, Leadership Model and Assessments, Emerging Leaders Development Program and One Lear Mindset training.

For additional information on our corporate social responsibility initiatives, including our 2017 Sustainability Report and our 2018 Corporate Social Responsibility Supplement, please visit our website at www.lear.com/site/CSR. The information on our website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

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Corporate Governance

The Board has approved Corporate Governance Guidelines and a Code of Business Conduct and Ethics. Our corporate governance documents, including the Corporate Governance Guidelines, the Code of Business Conduct and Ethics and committee charters, are available on our website at www.lear.com or in printed form upon request by contacting Lear Corporation at 21557 Telegraph Road, Southfield,

Michigan 48033, Attention: Investor Relations. The Board regularly reviews corporate governance developments and modifies these documents as warranted. Any modifications will be reflected on our website. The information on our website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

Other Board Information

Leadership Structure of the Board

Henry D.G. Wallace is our Non-Executive Chairman of the Board and has served in that role since August 2010. Our Board has decided to maintain separate Chairman and CEO roles to allow our CEO to focus on the execution of our business strategy, growth and development, while allowing the Non-Executive Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board recognizes the time, effort and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman. While our Bylaws and Corporate Governance Guidelines do not require that our Chairman and CEO positions be separate, the Board believes that having separate positions and having an independent director serve as Non-Executive Chairman is the appropriate leadership structure for the Company at this time.

Board Meetings

In 2018, our Board held 6 meetings. In addition to our Board meetings, our directors attend meetings of committees established by our Board. Each of Lear’s director nominees attended at least 75% of the meetings of our Board and the committees on which he or she served during 2018 that were held when he or she was a director. Our directors are encouraged to attend all annual and special meetings of our stockholders. In 2018, our annual meeting of stockholders was held on May 17, 2018, and all directors attended.

Meetings of Non-Employee Directors

In accordance with our Corporate Governance Guidelines and the listing standards of the NYSE, our non-employee directors meet regularly in executive sessions of the Board without management present. Mr. Wallace, our Non-Executive Chairman, presides over these executive sessions.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. The following chart sets forth the directors who currently serve as members of each of the Board committees.

Directors	Audit Committee	Compensation Committee	Nominating Committee
Richard H. Bott	X	X
Thomas P. Capo	X	C
Mei-Wei Cheng
Jonathan F. Foster	C		X
Mary Lou Jepsen		X	X
Kathleen A. Ligocki		X	C
Conrad L. Mallett, Jr.		X	X
Raymond E. Scott
Gregory C. Smith	X		X
Henry D.G. Wallace*	E	E	E

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*	Non-Executive Chairman of the Board

“C”	Denotes member and chairman of committee

“X”	Denotes member

“E”	Denotes Ex Officio member

Audit Committee

In 2018, the Audit Committee held 9 meetings. Each of the members of the Audit Committee is a non-employee director. In addition, the Board has determined that all of the members of the Audit Committee are independent, financially literate and financial experts, as further discussed under “Audit Committee Report.” For a description of the Audit Committee’s responsibilities and findings and additional information about the Audit Committee, see “Audit Committee Report.”

Compensation Committee

In 2018, the Compensation Committee held 4 meetings. Each of the members of the Compensation Committee is a non-employee director. In addition, the Board has determined that all of the members of the Compensation Committee are independent as defined in the listing standards of the NYSE, including the independence standards applicable to compensation committees. The Compensation Committee has overall responsibility for approving and evaluating director and officer compensation plans, policies and programs of the Company and reviewing the disclosure of such plans, policies and programs to our stockholders in the annual proxy statement. The Compensation Committee utilizes an independent compensation consultant to assist it in its duties. The Compensation Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at www.lear.com or in printed form upon request.

In consultation with the Company’s management, the Compensation Committee establishes the general policies relating to senior management compensation and oversees the development and administration of such compensation programs. Our human resources executives and staff support the Compensation Committee in its work. These members of management work with compensation consultants whose engagements have been approved by the Compensation Committee, accountants and legal counsel, as necessary, to implement the Compensation Committee’s decisions, to monitor evolving competitive practices and to make compensation recommendations to the Compensation Committee. Our human resources management develops specific compensation recommendations for senior executives, which are first reviewed by senior management and then presented to the Compensation Committee and its independent compensation consultant. The Compensation Committee has final authority to approve, modify or reject the recommendations and to make its decisions in executive session. The Compensation Committee approves all compensation of our executive officers, including equity awards. Under our equity award policy, an aggregate equity award pool to non-executive officers may be approved by the Compensation Committee and allocated to individuals by the Company’s CEO. The policy also allows the Compensation Committee to delegate to the CEO the ability to grant equity awards to non-executive officer employees who are newly hired or promoted or deemed to be deserving of special retention or recognition awards.

The Compensation Committee utilizes Pay Governance LLC (“Pay Governance”) as its independent compensation consultant. The consultant reports directly to the Compensation Committee, including with respect to management’s recommendations of compensation programs and awards. The Compensation Committee has the sole authority to approve the scope and terms of the engagement of such compensation consultant and to terminate such engagement. The mandate of the consultant is to serve the Company and work with the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, program design, market trends and technical considerations. Pay Governance has assisted the Compensation Committee with the development of competitive market data and a related assessment of the Company’s executive and director compensation levels, evaluation of annual and long-term incentive compensation strategy and compilation and review of total compensation data and tally sheets (including data for certain termination and change in control scenarios) for the Company’s Named Executive Officers (as defined in “Compensation Discussion and Analysis”). As part of this process, the Compensation Committee also reviewed a comprehensive analysis of peer group companies provided by Pay Governance. See, “Compensation Discussion and Analysis — Benchmarking.” Other than with respect to consulting on executive and director compensation matters, Pay Governance has performed no other services for the Compensation Committee or the Company.

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The Compensation Committee has reviewed the independence of Pay Governance in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that Pay Governance’s work for the Compensation Committee does not raise any conflict of interest.

In 2018, the Company’s management retained Frederic W. Cook & Co., Inc. to assist in the review of various executive compensation programs. The Company and the Compensation Committee reviewed the engagement of the management consultant under the SEC disclosure rules and found that no conflicts of interest existed with respect to such engagement.

Nominating Committee

In 2018, the Nominating Committee held 4 meetings. Each of the members of the Nominating Committee is a non-employee director. In addition, the Board has determined that all of the members of the Nominating Committee are independent as defined in the listing standards of the NYSE.

The Nominating Committee is responsible for, among other things: (i) identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board; (ii) recommending director nominees to the Board for election at the next annual meeting of the stockholders of the Company; (iii) in the event of a vacancy on or an increase in the size of the Board, recommending director nominees to the

Board to fill such vacancy or newly established Board seat; (iv) recommending directors to the Board for membership on each committee of the Board; (v) establishing and reviewing annually our Corporate Governance Guidelines and Code of Business Conduct and Ethics; (vi) reviewing potential conflicts of interest involving our executive officers; and (vii) overseeing sustainability issues, including as they pertain to environmental and corporate social responsibility matters. The Nominating Committee operates under a written charter setting forth its functions and responsibilities. A copy of the current charter is available on our website at www.lear.com or in printed form upon request.

Communications to the Board

Stockholders and interested parties can contact the Board (including the Non-Executive Chairman and non-employee directors) through written communication sent to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Terrence B. Larkin, Executive Vice President, Business Development, General Counsel and Corporate Secretary. Our General Counsel reviews all written communications and forwards to the Board a summary and/or copies of any such correspondence that is directed to the Board or that, in the opinion of the General Counsel, deals with the functions of the Board or Board committees or that he otherwise determines requires the Board’s or any Board committee’s attention. Concerns relating to accounting, internal accounting controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process by which stockholders may communicate with the Board. Any such changes will be reflected in our Corporate Governance Guidelines, which are posted on our website at www.lear.com.

Communications of a confidential nature can be made directly to our non-employee directors or the Chairman of the Audit Committee regarding any matter, including any accounting, internal accounting control or auditing matter, by submitting such concerns to the Audit Committee or the Non-Executive Chairman. Any submissions to the Audit Committee or the Non-Executive Chairman should be marked confidential and addressed to the Chairman of the Audit Committee or the Non-Executive Chairman, as the case may be, c/o Lear Corporation, P.O. Box 604, Southfield, Michigan 48037. In addition, confidential communications may be submitted in accordance with other procedures set forth from time to time in our Corporate Governance Guidelines, which are posted on our website at www.lear.com. Any submission should contain, to the extent possible, a full and complete description of the matter, the parties involved, the date of the occurrence or, if the matter is ongoing, the date the matter was initiated and any other information that the reporting party believes would assist the Audit Committee or the Non-Executive Chairman in the investigation of such matter.

Certain Legal Proceedings

In 2009, the Company filed for reorganization under chapter 11 of the Bankruptcy Code. At such time, Mr. Scott was serving as our Senior Vice President and President, E-Systems.

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Director Compensation

The following table summarizes the annual compensation for our non-employee directors during 2018. A summary of the director compensation program and elements is presented after the table below.

2018 Director Compensation
Name	Fees Earned or Paid in Cash(1)(2)	Stock Awards(3)	All Other Compensation(4)	Total
Richard H. Bott	$115,000	$159,974	$—	$274,974
Thomas P. Capo	$135,000	$159,974	$—	$294,974
Jonathan F. Foster	$135,000	$159,974	$360,518	$655,492
Mary Lou Jepsen	$115,000	$159,974	$—	$274,974
Kathleen A. Ligocki	$130,000	$159,974	$—	$289,974
Conrad L. Mallett, Jr.	$115,000	$159,974	$—	$274,974
Donald L. Runkle(5)	$47,917	$—	$—	$47,917
Gregory C. Smith	$115,000	$159,974	$—	$274,974
Henry D.G. Wallace	$195,000	$279,802	$—	$474,802

(1)

Includes cash retainer and other fees earned for service as directors in 2018. The base annual cash retainer is $115,000 and as described below, there is an additional cash retainer for the Non-Executive Chairman and the Chairman of each of the Audit Committee, Compensation Committee and Nominating Committee.

(2)	Two of our directors deferred the following amounts from their 2018 retainer fees: Ms. Ligocki – $130,000; and Mr. Wallace – $195,000.

(3)

For the annual grant of stock, the amounts reported in this column for each director reflect the aggregate grant date fair value determined in accordance with FASB Accounting Standards Codification™ (“ASC”) 718, “Compensation-Stock Compensation.” Messrs. Capo and Wallace and Ms. Ligocki deferred 100% of their 2018 annual stock grants into deferred stock units; Mr. Mallett deferred 90% of his 2018 annual stock grant into deferred stock units.

(4)

The amount in this column for Mr. Foster represents a reimbursement by the Company in 2018 for taxes owed by him pursuant to Section 409A of the Internal Revenue Code (“Code Section 409A”). This reimbursement was intended to make Mr. Foster whole for the tax effects under Code Section 409A caused by an inadvertent administrative error that resulted in the Company’s late distribution of shares of the Company’s common stock previously deferred by Mr. Foster under the Outside Directors Compensation Plan.

(5)	Mr. Runkle’s term as a director expired at the May 2018 annual meeting of stockholders.

Summary of 2018 Director Compensation

Overview

In order to attract and retain highly qualified directors to represent stockholders, our philosophy is to set compensation to be within a competitive range of non-employee director pay at comparable companies. At least every two years, the independent compensation consultant presents an analysis of director pay levels among our Comparator Group (described in “Compensation Discussion and Analysis — Benchmarking” below) and a broader set of large companies. The most recent competitive pay study was completed in September 2017. As noted below and as previously disclosed, changes, effective for 2018, were made to the director pay program based on consideration of the pay philosophy, results of the recent market pay analysis, recognition that the last time pay was changed was effective for 2016 and other factors. Based on the most recent benchmarking analysis, the director compensation is near the market median level within the Comparator Group.

Annual Cash Retainer

The base annual cash retainer for each non-employee director under the Outside Directors Compensation Plan is $115,000 (increased from $110,000 prior to 2018). The additional cash retainer for the chairs of the Compensation Committee and the Audit Committee is $20,000, the additional cash retainer for the chair of the Nominating Committee is $15,000 and the

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additional cash retainer for the Presiding Director, if any, is $10,000. The annual cash retainer for each non-employee director is paid in advance in equal installments on the last business day of the month. Because the Company has an independent Non-Executive Chairman, there currently is no Presiding Director.

Non-employee directors generally do not receive Board or standing committee meeting fees; however, each non-employee director is eligible to receive $1,500 for each Board meeting in excess of twelve that he/she attends in a calendar year. Meeting fees for a special committee of the Board are set by the Board at the time of the formation of the special committee and usually are set at the rate of $1,000 per meeting. Meeting fees, if any, are paid on the last business day of the month (for that month’s meeting fees).

Equity Compensation

Pursuant to the Outside Directors Compensation Plan, each non-employee director receives a base annual unrestricted grant of Lear common stock approximately equal in value to $160,000 (increased from $150,000 prior to 2018) and subject to the stock ownership guidelines described below. Stock grants are made on the date of the annual meeting of stockholders at which a director is elected or re-elected to serve on the Board.

Non-Executive Chairman Compensation

The additional compensation for our Non-Executive Chairman, currently Mr. Wallace, in 2018 was an additional annual cash retainer in the amount of $80,000 and an additional annual grant of Lear common stock equal in value to $120,000

(increased from $75,000 and $110,000, respectively, prior to 2018). The payment schedule for this additional annual compensation is the same as that described above.

Deferrals

A non-employee director may elect to defer receipt of all or a portion of his or her annual retainer and any meeting fees pursuant to a valid deferral election. To the extent that any such cash payments are deferred, they are credited to a notional account and bear interest at an annual rate equal to the prime rate (as defined in the Outside Directors Compensation Plan). Non-employee directors may also elect to defer all or a portion of their annual stock retainer into deferred stock units.

In general, amounts deferred are paid to a non-employee director as of the earliest of:

•	the date elected by such director;

•	the date the director ceases to be a director; or

•	the date a change of control (as defined in the Outside Directors Compensation Plan) occurs.

Retainer, meeting fees and restricted cash amounts that are deferred are paid in cash in a single sum payment or, at the director’s election, in installments. Amounts of the stock grant that are deferred are paid in the form of shares of common stock in a lump sum or installments in accordance with the director’s election.

Stock Ownership Guidelines

The Company has a long-standing practice of having stock ownership guidelines for non-employee directors. Each non-employee director must achieve a stock ownership level of a number of shares with a value equal to five times the base annual cash retainer and, beginning in 2014, must hold 50% of the net shares from their annual stock grants received until they are in compliance with these guidelines. As of our latest measurement date (December 31, 2018), all of our non-employee directors who were directors on the measurement date (other than Dr. Jepsen, who joined the Board in March 2016 and is in compliance with the 50% hold requirement) met the required ownership guideline level.

General

Directors who are also our employees receive no compensation for their services as directors except reimbursement of expenses incurred in attending meetings of our Board or Board committees.

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DIRECTORS AND CORPORATE GOVERNANCE

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth, as of March 21, 2019 (except as indicated below), beneficial ownership, as defined by SEC rules, of our common stock and ownership of RSUs by the persons or groups specified. Each of the persons listed below has sole voting and investment power with respect to the beneficially owned shares listed unless otherwise indicated. The percentage calculations set forth in the table are based on 62,415,363 shares of common stock outstanding on March 21, 2019, rather than based on the percentages set forth in stockholders’ Schedules 13G or 13D, as applicable, filed with the SEC.

	Number of Shares of Common Stock Owned Beneficially	Percentage of Common Stock Owned Beneficially	Number of RSUs Owned(18)
5% Beneficial Owners:
The Vanguard Group(1)	6,278,124	10.0%	—
Norges Bank(2)	5,315,199	8.5%	—
BlackRock, Inc.(3)	4,046,228	6.5%	—
Harris Associates L.P.(4)	3,424,807	5.5%	—
Named Executive Officers and Directors:
Raymond E. Scott(5)(6)(7)	27,033	*	49,204
Jeffrey H. Vanneste(5)(8)	42,878	*	6,924
Terrence B. Larkin(5)(9)	14,297	*	4,914
Frank Orsini(5)(6)	23,804	*	22,810
Thomas A. DiDonato(5)(10)	35,933	*	6,190
Matthew J. Simoncini(5)(11)	—	*	—
Richard H. Bott(7)(12)	5,394	*	—
Thomas P. Capo(7)(13)	11,562	*	—
Mei-Wei Cheng(7)	363	*	—
Jonathan F. Foster(7)	8,444	*	—
Mary Lou Jepsen(7)(14)	3,396	*	—
Kathleen A. Ligocki(7)(15)	12,856	*	—
Conrad L. Mallett, Jr.(7)(16)	7,838	*	—
Gregory C. Smith(7)	10,349	*	—
Henry D.G. Wallace(7)(17)	19,228	*	—
Total Executive Officers and Directors as a Group (16 individuals)	231,439	*	92,867

*	Less than 1%

(1)

Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on March 11, 2019 by The Vanguard Group (“Vanguard”). Vanguard is the beneficial owner of 6,278,124 shares, with sole voting power as to 45,775 such shares, sole dispositive power as to 6,224,090 such shares, shared voting power as to 13,078 such shares and shared dispositive power as to 54,034 such shares. Vanguard’s principal place of business is 100 Vanguard Blvd., Malvern, PA 19355.

(2)

Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on January 24, 2019 by Norges Bank (“Norges”). Norges is the beneficial owner of 5,315,199 shares, with sole dispositive and sole voting power as to all such shares. Norges’ principal place of business is Bankplassen 2, PO Box 1179 Sentrum, NO 0107 Oslo, Norway.

(3)

Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 6, 2019 by BlackRock, Inc. (“BlackRock”). BlackRock is the beneficial owner of 4,046,228 shares, with sole dispositive power as to all such shares and sole voting power as to 3,571,842 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of the Company’s common stock. No one person’s interest in the Company’s common stock is more than five percent of the total outstanding common stock. BlackRock’s principal place of business is 55 East 52nd Street, New York, New York 10055.

2019 Proxy Statement	|	25

DIRECTORS AND CORPORATE GOVERNANCE

(4)

Information contained in the table above and this footnote is based on a report on Schedule 13G filed with the SEC on February 14, 2019 by Harris Associates L.P. and Harris Associates Inc. (collectively, “Harris”). By reason of advisory and other relationships with the person who owns the shares, Harris may be deemed to be the beneficial owner of 3,424,807 shares, with sole voting power as to 3,057,099 shares and sole dispositive power over all such shares. Harris’ principal place of business is 111 S. Wacker Drive, Suite 4600, Chicago IL 60606.

(5)	The individual is a Named Executive Officer.

(6)

Messrs. Scott and Orsini are not yet retirement-eligible, and thus, their share ownership does not include any unvested Career Shares or RSUs. If they remain employed by the Company, Messrs. Scott and Orsini will become retirement-eligible on August 2, 2020 and April 2, 2027, respectively.

(7)	The individual is a director.

(8)

Mr. Vanneste is retirement-eligible and therefore qualifies for accelerated vesting of all of his Career Shares and RSUs that would have vested if the date of retirement had been 24 months later than it actually occurred. As a result, Mr. Vanneste’s share ownership includes 14,437 Career Shares and 7,034 unvested RSUs (all RSUs awarded more than one year prior to the record date). Such Career Shares and unvested RSUs would be forfeited only if Mr. Vanneste were terminated for “cause” pursuant to the terms of his employment agreement.

(9)

Mr. Larkin is retirement-eligible and therefore qualifies for accelerated vesting of all of his Career Shares and RSUs that would have vested if the date of retirement had been 24 months later than it actually occurred. As a result, Mr. Larkin’s share ownership includes 3,875 Career Shares and 7,670 unvested RSUs (all RSUs awarded more than one year prior to the record date). Such Career Shares and unvested RSUs would be forfeited only if Mr. Larkin were terminated for “cause” pursuant to the terms of his employment agreement.

(10)

Mr. DiDonato is retirement-eligible and therefore qualifies for accelerated vesting of all of his Career Shares and RSUs that would have vested if the date of retirement had been 24 months later than it actually occurred. As a result, Mr. DiDonato’s share ownership includes 13,974 Career Shares and 5,709 unvested RSUs (all RSUs awarded more than one year prior to the record date). Such Career Shares and unvested RSUs would be forfeited only if Mr. DiDonato were terminated for “cause” pursuant to the terms of his employment agreement.

(11)

Mr. Simoncini resigned as President and Chief Executive Officer and as a member of the Board effective February 28, 2018, and retired from the Company on January 4, 2019. The information regarding Mr. Simoncini’s beneficial ownership is based solely on his Section 16 filings through his Form 4 filed on February 22, 2018, and does not include any Performance Shares, RSUs or Career Shares that may have vested in connection with, or following, such Form 4 filing.

(12)

Includes 5,394 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director.

(13)

Includes 11,422 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director.

(14)

Includes 1,063 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director.

(15)

Includes 10,356 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director.

(16)

Includes 7,838 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director.

(17)

Includes 19,228 deferred stock units, which are fully vested and convert into shares of common stock on a 1-for-1 basis upon the earliest of the director’s departure from the Board, a change in control or the pre-established date elected by the director.

(18)

Includes, as of March 21, 2019, (i) Career Shares and unvested RSUs owned by our retirement-eligible executive officers that have been outstanding for less than one year, and (ii) Career Shares and unvested RSUs owned by our non-retirement-eligible executive officers. These Career Shares and unvested RSUs are subject to all of the economic risks of stock ownership but may not be voted or sold and are subject to vesting provisions as set forth in the respective grant agreements.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon our review of reports filed with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2018.

26	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

The following discusses the material elements of the compensation for our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and each of the other executive officers listed in the “2018 Summary Compensation Table” (collectively, the “Named Executive Officers”) during the year ended December 31, 2018. To assist in understanding compensation for 2018, we have included a discussion of our compensation policies and practices for periods before and after 2018 where relevant. To avoid repetition, in the discussion that follows we make cross-references to specific compensation data and terms for our Named Executive Officers contained in “Executive Compensation.” In addition, because we have a global team of managers in 39 countries, our compensation program is designed to provide some common standards throughout the Company and, therefore, much of what is discussed below applies to executives in general and is not limited specifically to our Named Executive Officers.

Named Executive Officers

Our Named Executive Officers for 2018 are:

Raymond E. Scott, President, Chief Executive Officer and Interim President, E-Systems; Former Executive Vice President and President, Seating

Jeffrey H. Vanneste, Senior Vice President and Chief Financial Officer

Terrence B. Larkin, Executive Vice President, Business Development, General Counsel and Corporate Secretary

Frank C. Orsini, Executive Vice President and President, Seating; Former Senior Vice President and President, E-Systems

Thomas A. DiDonato, Senior Vice President and Chief Administrative Officer; Former Senior Vice President, Human Resources

Matthew J. Simoncini, Former President and Chief Executive Officer

As previously disclosed, effective February 28, 2018, Mr. Simoncini resigned as President and CEO and Mr. Scott assumed the role as his successor. Mr. Simoncini served as a non-executive employee of the Company, in a transition and advisory role, through his retirement from the Company on January 4, 2019. A description of the compensation arrangements with Messrs. Scott and Simoncini entered into in connection with the transition can be found under the heading “CEO Transition” following the Summary Compensation Table below. In addition, Mr. Orsini was promoted to Executive Vice President and President, Seating effective March 1, 2018, and Mr. DiDonato’s title changed to Senior Vice President and Chief Administrative Officer effective January 1, 2019.

Executive Summary

We are a leading Tier 1 supplier to the global automotive industry that operates in two business segments: Seating and E-Systems. We supply seating, electrical distribution systems and electronic modules, as well as related sub-systems, components and software, to all of the world’s major automotive manufacturers. We have 261 manufacturing, engineering and administrative locations in 39 countries with approximately 169,000 employees worldwide and are continuing to grow our business in all automotive producing regions of the world, both organically and through complementary acquisitions. Our manufacturing footprint reflects more than 145 facilities in 22 low cost countries. We have an executive compensation program that is generally market-median based, and which is closely linked to our Company’s performance.

Our overarching objective is to maximize stockholder value by delivering profitable sales growth while balancing risk and returns, maintaining a strong balance sheet with investment grade credit metrics and consistently returning excess cash to our stockholders.

Highlights of our 2018 performance and recent significant events include the following:

•	We achieved record full-year sales of $21.1 billion and record core operating earnings of $1.75 billion in 2018.*

•	We achieved record adjusted earnings per share of $18.22, an increase of 7%.*

•	We achieved a 6th consecutive year of increased sales, core operating earnings and adjusted earnings per share.*

•	We generated free cash flow of $1.1 billion in 2018.*

2019 Proxy Statement	|	27

*

Core operating earnings, adjusted earnings per share and free cash flow are financial measures that are not calculated in accordance with GAAP. For more information regarding our non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures, see Appendix A, “Reconciliation of Non-GAAP Financial Measures.”

COMPENSATION DISCUSSION AND ANALYSIS

•	We acquired EXO Technologies, a leading developer of differentiated GPS technology providing high-accuracy positioning solutions for autonomous and connected vehicle applications.

•	We continued to win new business in both product segments, and our 2019 to 2021 sales backlog of $3.4 billion ($3.9 billion including non-consolidated joint ventures) is the largest in our history.

•	The Company returned $0.9 billion to stockholders in 2018 through its share repurchase and dividend programs. Since these programs were initiated in 2011, the Company has returned $4.9 billion to stockholders, including the repurchase of 46% of total shares outstanding. In February 2019, the Company’s share repurchase authorization was increased to $1.5 billion, and the authorization period was extended to December 31, 2021.
•	In February 2019, our quarterly cash dividend was increased by 7%, representing the 8th consecutive annual increase since the dividend program was initiated.

•	The Company’s total return to stockholders for the five-year period ended December 31, 2018 was 61%, compared with 50% for the S&P 500.

The highlights of our 2018 executive compensation program resulting from our 2018 Company financial performance were as follows:

•	Incentive payouts were commensurate with our financial results. Annual incentive awards were earned at 87% of the targeted level and the 2016-2018 cycle of long-term Performance Shares was earned at 200% of the targeted level based on achievement of the financial goals outlined below.

2018 Annual Incentive Program

(1)

If an intermediate Adjusted Operating Income goal of $1,855 million had been attained in 2018, the portion of the 2018 annual incentive award with respect to such goal could have been earned at 175% of the target incentive amount.

2016-2018 Performance Shares

28	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

(See “— 2018 Incentive Programs — Pay for Performance,” “— 2018 Incentive Programs — Annual Incentives” and “— 2018 Incentive Programs — Long-Term Incentives” below for more information regarding these financial measures.)

•	Long-term incentive awards granted in 2018 to our Named Executive Officers were solely in the form of equity to further link the interests of our executives with those of our stockholders. We awarded Performance Shares to represent 75% of the value of these long-term incentive awards and service-based restricted stock units (“RSUs”) to represent 25% of the value. We place the greatest weighting on Performance Shares in order to directly link our executives’ interests with those of our stockholders while also rewarding executives based on our three-year financial performance.

We maintain several compensation program features and corporate governance practices to ensure a strong link between executive pay, Company performance and stockholder interests and to ensure that we have a fully competitive executive compensation program:

WHAT WE DO	WHAT WE DON’T DO

Pay Program Aligned with Business Strategy (see pages 30, 35 to 38)

Balanced Mix of Performance Measures (see page 33)

High Percentage of Performance-Based Pay (see the charts below and pages 30, 33 and 35)

Robust Stock Ownership Guidelines (see pages 38 and 39)

Equity Retention Requirement (see page 38)

Annual Market Practices and Compensation Risk Review (see pages 31 to 32 and 58 to 59)

Clawback of Incentive Compensation (see page 41)

Independent Compensation Consultant for Compensation Committee (see pages 21 to 22 and 32)

Relative TSR Performance Modifier Starting with 2019 Performance Share Grants (see page 38)

Holding Period for Career Shares (see pages 40, 47 to 48)

No Excise Tax Gross-Ups (see page 41)

No Single-Trigger Change in Control Severance Benefits (see pages 40 to 41, 54 to 58)

No Single-Trigger Change in Control Vesting of Equity Awards (see pages 40 to 41, 54 to 58)

No Hedging or Pledging of Company Stock (see page 41)

2019 Proxy Statement	|	29

COMPENSATION DISCUSSION AND ANALYSIS

2018 Target Total Direct Compensation Allocation (Assuming Performance-Based Components at Target and not including Career Shares)

We will continue to monitor our executive compensation programs and consider appropriate modifications that will allow us to drive achievement of our business strategy and targeted financial results, meet our talent needs and maintain fully-competitive compensation programs and practices to maximize long-term stockholder value.

Pay-Performance Alignment

The executive compensation program is designed to drive execution of our business strategy by strongly aligning pay opportunities with performance outcomes. The Compensation Committee considers multiple perspectives in assessing the achievement of this critical objective. Specifically, the Compensation Committee reviews a multi-year history of incentive payouts as a percentage of target, financial and total stockholder return (TSR) results, and the CEO’s pay relative to the Comparator Group (as defined below). These analyses found that relative to the Comparator Group:

1.	The Named Executive Officers’ target pay levels are in the competitive range of market median, on average, with an emphasis on performance-based pay opportunities.

2.	Lear’s incentive plan performance measures are well-aligned to its business strategy, correlative to TSR and are generally consistent with the measures used by the Comparator Group (and the broader industrial market).

3.	Lear’s annual incentive and performance share payouts are aligned with performance relative to the Comparator Group.

4.

The CEO’s 2015 to 2017 aggregate “realizable pay” is well aligned with the Company’s relative TSR performance for the three years, 2015 to 2017 (which were the three most recent years of Comparator Group pay data that were publicly disclosed at the time). This analysis considers pay granted during the three-year period and values equity awards using the stock price at the end of the period.

30	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

2018 Advisory Vote on Executive Compensation

The Compensation Committee reviewed the results of the 2018 stockholder advisory vote on Named Executive Officer compensation and incorporated the results as one of the many factors considered in connection with the discharge of its responsibilities. Since a substantial majority (over 98%) of our stockholders voting at the annual meeting approved the compensation program described in our 2018 Proxy Statement, the Compensation Committee did not implement changes to our executive compensation program as a direct result of the stockholders’ advisory vote.

Executive Compensation Philosophy and Objectives

The objectives of our compensation policies are to:

•  link executive pay to Company performance;

•  optimize profitability, cash flow and revenue growth, and return on investment;

•  link the interests of management with those of stockholders;

•  align management’s compensation with our business strategy and compensation philosophy;

•  promote teamwork within our group of global managers (our “One Lear” concept); and

•  attract, reward and retain the best executive talent.

To achieve these objectives, we believe that the total compensation program for executive officers should consist of the following:

•  base salary;

•  annual incentives;

•  long-term incentives;

•  retirement plan benefits;

•  health, welfare and other benefits; and

•  termination/change in control benefits.

The Compensation Committee routinely reviews the elements noted above. In general, the Compensation Committee monitors compensation levels to ensure that a higher proportion of an executive’s total compensation is awarded in the form of variable and performance-based components (dependent on Company performance) as the executive’s responsibilities increase.

Benchmarking

The Compensation Committee targets base salaries, annual incentive awards, long-term incentive awards and total direct compensation of our executives on average to be within a competitive range (i.e., +/- 10%) of the median of the Company’s comparator group (the “Comparator Group”) and other companies in the same general industry. In addition to pay benchmarking, other factors (including our business strategy, talent needs, executives’ experience levels and cost) are considered in setting target pay. Actual compensation will vary based on such factors as external business conditions, the Company’s actual financial performance, an executive’s performance and achievement of specified management objectives. For 2018, the base salaries, targeted annual incentive awards, targeted long-term incentive awards and targeted total direct compensation for our Named Executive Officers were, on average, within the competitive range of market median for comparable positions.

The companies in our Comparator Group are listed below. The criteria used to select the 19 peer companies focused on automotive parts and equipment, industrial machinery, heavy trucks and other durable goods manufacturing companies, generally with the following specifics: (i) annual revenues typically ranging from 0.5 times to 2.0 times the Company’s revenues; (ii) global companies typically with U.S. headquarters; (iii) market capitalization typically ranging from 0.2 times to 5.0 times the Company’s market capitalization; and (iv) companies that are considered by independent proxy advisors to be the Company’s proxy peers. The Company supplements its review of the Comparator Group with a broader survey of general industrial companies (not individually selected or identified) for benchmarking of executive compensation levels and, as appropriate, compensation design practices.

2019 Proxy Statement	|	31

COMPENSATION DISCUSSION AND ANALYSIS

The companies in the Comparator Group for 2018 are shown below. The revenues for this group in their most recently reported fiscal year ranged from $9.3 billion to $48.8 billion, with a median of $15.7 billion. Lear’s revenues for 2018 were $21.1 billion.

2018 Comparator Group
Adient plc	Eaton Corporation plc	Johnson Controls International plc	Parker-Hannifin Corporation
Aptiv PLC	Emerson Electric Co.	L-3 Technologies, Inc.	Tenneco Inc.
BorgWarner Inc.	Goodyear Tire & Rubber Company	Magna International Inc.	Textron Inc.
Cummins Inc.	Illinois Tool Works Inc.	Navistar International Corporation	Whirlpool Corporation
Deere & Company	Ingersoll-Rand Plc	PACCAR Inc.

Total Compensation Review

The Compensation Committee annually reviews key elements of our executive compensation program, including materials setting forth the various components of compensation for our Named Executive Officers and a summary of market practices and emerging trends, and discusses potential implications to the Company in the context of our business strategy and talent needs. This includes a specific review of dollar amounts for pay elements and potential payment obligations under our executive employment agreements, including an analysis of the resulting impact created by a change in control of the Company. The Compensation Committee reviews total compensation summaries or tally sheets for our Named Executive Officers on an annual basis. Tally sheets provide for an overall assessment of our compensation program while ensuring the proper linkage to financial performance and stockholder interests. In addition, although each component is assessed independently, the total complement of the components must work in harmony to achieve a proper balance, which, in turn, helps manage compensation risk. We also annually complete a comprehensive compensation risk assessment with assistance from our outside legal counsel and Pay Governance.

Role of Management in Setting Compensation Levels

Our human resources staff supports the Compensation Committee in its work. They also work with compensation consultants, whose engagements have been approved by the Compensation Committee, and with accountants, legal counsel and other advisors, as necessary, to implement the Compensation Committee’s decisions, to monitor evolving competitive practices and to make compensation recommendations to the Compensation Committee. The Compensation Committee has engaged Pay Governance as its independent compensation consultant to assist with the ongoing review of our executive and director compensation programs and to ensure that our programs are competitive and appropriate given the Company’s objectives and prevailing market practices, and, for most compensation topics for which the Compensation Committee is responsible, it has directed Pay Governance to work with management to develop recommendations that reflect the Compensation Committee’s objectives for the compensation program. Pay

Governance performs no other services for the Company. The Compensation Committee has final authority to approve, modify or reject these recommendations and to make its decisions in executive session. Our President and CEO provides input with respect to compensation of the executive officers (other than himself) but is otherwise not involved in decisions of the Compensation Committee affecting the compensation of our executive officers. While our CFO, General Counsel, Senior Vice President and Chief Administrative Officer and other members of our human resources management attend such meetings to provide information, present materials to the Compensation Committee and answer related questions, they are not involved in decisions of the Compensation Committee affecting the compensation of our executive officers. The Compensation Committee typically meets in executive session after each of its regularly scheduled meetings to discuss executive compensation and make decisions.

Discretion of Compensation Committee

The Compensation Committee generally has the discretion to make awards under our incentive plans to our executive officers, including the Named Executive Officers. The Compensation Committee did not exercise discretion in 2018 to increase or reduce the size of any outstanding award or to award compensation when a performance goal was not achieved.

32	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

Our compensation program is designed to attract, motivate and retain executives through a mix of short-term and long-term compensation, fixed and variable pay and cash and equity-based compensation, while emphasizing our philosophy of pay for performance. A summary of the core total direct compensation elements (base salary, annual incentives and long-term incentives) follows below. Retirement plan benefits, termination/change in control benefits, and certain health, welfare and other benefits are not included in this table, but additional information about these programs can be found on pages 40 to 41.

Element	Purpose	Performance Measure(s)	Fixed vs. Variable	Cash vs. Equity	Payout Range
Base Salary	Provide a competitive rate of pay to attract, motivate and retain executive officers of the Company	Individual performance, responsibilities, experience, time in position and critical skills	Fixed	Cash	n/a
Annual Incentive Plan (AIP)	Align a portion of annual pay to performance against key goals and objectives for the year	Adjusted Operating Income (50%) Free Cash Flow (50%)	Variable	Cash	0-200% of target
Performance Shares under Long-Term Stock Incentive Plan (LTSIP)	Align executive pay with long-term stockholder interests through equity-based compensation tied to key performance metrics of the Company over a three-year period	Adjusted Return on Invested Capital (ROIC) (66 2/3%) Cumulative Adjusted Pre-Tax Income (33 1/3%)	Variable	Equity	0-200% of target number of shares; Performance Share value fluctuates with stock price movement
Restricted Stock Units (RSUs) under LTSIP	Align executive pay with long-term stockholder interests through equity-based compensation	Stock price alignment	Variable	Equity	Fluctuates with stock price movement

Narrative descriptions of the individual elements of compensation are set forth below.

Base Salary

Base salary is used as an input for other elements of our compensation program. For example, annual incentive targets in 2018 were set as a percentage of base salary. Because the amount of base salary can establish the range of potential compensation for other elements, we take special care in establishing base salary levels.

2019 Proxy Statement	|	33

COMPENSATION DISCUSSION AND ANALYSIS

Base salaries for our Named Executive Officers are targeted, on average, around the median level for comparable positions. On an annual basis, we review respective responsibilities, individual performance, the Company’s business performance and base salary levels for senior executives at companies within the Comparator Group and broader industrial survey. Base salaries for our executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer’s position and considering internal pay equity and their experience relative to industry peers. Merit increases in base salary for our senior executives are also determined by the results of the Board’s annual leadership review. At this review, our CEO assesses the performance of our top executives and presents his perspectives to our Board. Our CEO’s base salary and total compensation are reviewed by the Compensation Committee following the annual CEO performance review. Generally, in February of each year, the CEO and Compensation Committee reach agreement on his goals and objectives for the upcoming year, and the Compensation Committee evaluates his performance for the prior year against the prior year’s agreed goals and objectives. Our CEO has traditionally received a lower percentage of his total compensation in the form of fixed amounts like base salary relative to our other executives in order to link more closely his compensation to the performance of the Company. The 2017 and 2018 base salaries of our Named Executive Officers are summarized in the table below:

Base Salaries
	2017 Base Salary Rate Effective January 1, 2017	2018 Base Salary Rate(1)	Reason for Increase
Raymond E. Scott	$855,098	$1,160,000	In consideration of promotion to CEO
Jeffrey H. Vanneste	$827,750	$827,750	—
Terrence B. Larkin	$855,098	$855,098	—
Frank C. Orsini	$736,375	$770,000	In consideration of promotion to EVP and President, Seating
Thomas A. DiDonato	$671,875	$671,875	—
Matthew J. Simoncini	$1,354,500	$180,000	—
(1)

As described under the heading “CEO Transition” following the Summary Compensation Table below, in connection with Mr. Simoncini’s resignation as President and CEO, effective February 28, 2018, Mr. Simoncini’s base salary was reduced to $15,000 per month. Messrs. Scott and Orsini’s base salaries were increased, effective March 1, 2018, in connection with their respective promotions. All other Named Executive Officer 2018 base salary rates were effective January 1, 2018.

In September 2018, the Compensation Committee approved base salary increases, effective January 1, 2019, for Messrs.

Scott, Orsini and DiDonato to $1,200,000, $800,000 and $700,000, respectively.

34	|	LEAR CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

2018 Incentive Programs

Pay for Performance

All of the annual incentive opportunity and the majority (75%) of the long-term incentive opportunity are determined based on specific performance measures that drive achievement of our business strategy while ensuring sharp focus on critical results. Time-based RSUs make up the remaining portion (25%) of our 2018 long-term incentive awards and derive their value from our stock price and dividends. In order to drive profitable growth with efficient capital management, we selected four complementary performance measures (which assess earnings, cash flow and capital management over annual or three-year periods) to use in our incentive plans for 2018:

Measure	Plan	Weighting	Background
Adjusted Operating Income	AIP	50%

•  Pre-tax income before equity income, interest, other expense, restructuring costs and other special items.

•  Adjusted Operating Income is a well understood operating metric that can be influenced by all levels of employees of the Company.

•  Provides motivation to maximize earnings from current operations.

Free Cash Flow	AIP	50%

•  Net cash provided by operating activities, less capital expenditures, excluding certain transactions.

•  Free Cash Flow is a well understood operating metric that can be influenced by all levels of employees of the Company.

•  Provides motivation to maximize cash flow through earnings and appropriate management of working capital and investments.

Adjusted Return on Invested Capital (ROIC)	LTSIP	66 2/3%

•  Based on Adjusted Operating Income and average invested capital for performance increments over the three-year performance period (2018-2020).

•  Adjusted ROIC is a well understood operating metric that focuses on the quality of earnings as measured by return on total capital invested in the business.

•  Provides long-term focus on generating adequate returns on capital balanced by the goal of profitable growth embedded in the annual incentive performance measures.

•  Desired goal is to generate returns in excess of the Company’s cost of capital.

Cumulative Adjusted Pre-Tax Income	LTSIP	33 1/3%

•  Cumulative consolidated adjusted net income for the three-year performance period (2018-2020) before a provision for income taxes, excluding certain transactions.

•  Focuses on earnings generated from products sold, encouraging profitable revenue growth and efficient management of costs over time.

2019 Proxy Statement	|	35

COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentives

Our executive officers participate in the Annual Incentive Plan (“AIP”). Under the AIP, the Compensation Committee provides annual cash incentive award opportunities for the achievement of financial performance goals considered important to the Company’s future success. Awards, if earned, are typically paid early in the following year based on our performance achieved in the prior fiscal year.

Target Annual Incentive.    Each Named Executive Officer is assigned an annual target opportunity under the AIP expressed as a percentage of such officer’s base salary. An executive’s target annual incentive percentage generally increases as his or her ability to affect the Company’s performance increases. Consequently, as an executive’s responsibilities increase, his variable compensation in the form of an annual incentive, which is dependent on Company performance, generally makes up a larger portion of the executive’s total compensation.

Mr. Scott’s target annual incentive opportunity for 2018 was 100% of his base salary with respect to his two months of service in that year as Executive Vice President and President, Seating and was increased to 150% of his base salary effective March 1, 2018, upon his assumption of the role of President and CEO. For 2018, the target annual incentive opportunity for each of Messrs. Vanneste, Larkin and DiDonato was 90%, 80% and 80%, respectively, of their base salaries. Mr. Orsini’s target annual incentive opportunity for 2018 was increased to 100% of his base salary effective March 1, 2018, in connection with his promotion to Executive Vice President and President, Seating, and his target annual incentive opportunity with respect to his two months of service in 2018 prior to his promotion was 90% of his base salary.

Mr. Simoncini was eligible to receive a prorated payout under the AIP for 2018 with respect to his two months of service in that year as President and CEO at a target of 160% of his pre-transition annual base salary. In September 2018, the Compensation Committee approved increased target annual incentive opportunities for 2019 for Messrs. Vanneste and DiDonato to 100% and 85% of their respective base salaries; the 2019 target annual incentive opportunities for the other Named Executive Officers were unchanged from 2018.

Financial Measures.    Adjusted Operating Income and Free Cash Flow were used because they are highly visible and important measures of operating performance that are relied upon by investors. The target goals of Adjusted Operating Income and Free Cash Flow were set based on the budget for the period reflecting a level of performance which at the time was anticipated to be challenging, but achievable. The threshold level was set to be reflective of performance at which the Compensation Committee believed a portion of the award opportunity should be earned. The maximum level was set well above the target, requiring significant achievements and reflecting performance at which the Compensation Committee believed a 200% target award was warranted. If threshold, target or maximum Adjusted Operating Income and Free Cash Flow goals (described above in “— Executive Summary — 2018 Annual Incentive Program”) were attained in 2018, 50%, 100% or 200% of the target incentive amount for each executive, respectively, would be earned. Additionally, if an intermediate Adjusted Operating Income goal had been attained in 2018, the portion of the 2018 annual incentive award with respect to such goal could have been earned at 175% of the target incentive amount.

Results.    Our 2018 Adjusted Operating Income ($1,749 million) approximated the target performance level and our 2018 Free Cash Flow ($1,103 million) exceeded the threshold performance level, which resulted in annual incentive awards being earned at 87% of target. Adjusted Operating Income and Free Cash Flow are described above in “— 2018 Incentive Programs — Pay for Performance.” The resulting annual incentive amounts earned by our Named Executive Officers were as follows:

2018 Annual Incentives
	Target Opportunity (as % of Base)(1)	Target Amount(2)	Actual Performance	2018 Incentive Amount(3)
Raymond E. Scott	141.67%	$1,643,372	87%	$1,429,734
Jeffrey H. Vanneste	90%	$744,975	87%	$648,128
Terrence B. Larkin	80%	$684,078	87%	$595,148
Frank C. Orsini	98.33%	$757,141	87%	$658,713
Thomas A. DiDonato	80%	$537,500	87%	$467,625
Matthew J. Simoncini	160%	$361,210	87%	$314,252
(1)

Mr. Scott’s Target Opportunity for 2018 was (a) 100% for the first two months of 2018 and (b) 150% for the last ten months of 2018, for a blended 2018 Target Opportunity of 141.67% of his base salary. Mr. Orsini’s Target Opportunity for 2018 was (a) 90% for the first two months of 2018 and (b) 100% for the last ten months of 2018, for a blended 2018 Target Opportunity of 98.33% of his base salary.

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COMPENSATION DISCUSSION AND ANALYSIS

(2)

The Target Amount is generally the Named Executive Officer’s base salary multiplied by his respective Target Opportunity, except as follows: Mr. Scott’s Target Amount for 2018 represents (a) his base salary for 2018 once he assumed the role of CEO, or $1,160,000, times (b) his blended 2018 Target Opportunity of 141.67%, and Mr. Orsini’s Target Amount for 2018 represents (a) his base salary for 2018 following his promotion, or $770,000, times (b) his blended 2018 Target Opportunity of 98.33%. Mr. Simoncini’s Target Amount for 2018 was 160% of his pre-transition base salary, prorated for the two months in 2018 that he served as President and CEO.

(3)	The Target Amount multiplied by the Actual Performance (87%) represents the amount actually earned, as shown in the 2018 Incentive Amount column for each Named Executive Officer.

Long-Term Incentives

The long-term incentive component of our executive compensation program is designed to provide our senior management with performance-based award opportunities, to drive superior long-term performance and to align the interests of our senior management with those of our stockholders. To achieve these goals, we have adopted a “portfolio” approach that recognizes the strengths and weaknesses that various forms of long-term incentives provide.

2018 Awards.    The Compensation Committee approved the 2018 long-term incentive program, which consisted of RSUs and equity-based Performance Shares granted under the 2009 Long-Term Stock Incentive Plan (“LTSIP”) to certain officers and key employees, including to the Named Executive Officers. These awards generally were structured, consistent with market practices and the 2017 grants, such that recipients received 75% of the total target award value in the form of Performance Shares and the remaining 25% in service-based RSUs. Effective as of March 1, 2018, the target value of the 2018 long-term incentive opportunities for Messrs. Scott and Orsini was increased, respectively, from 300% to 625% of his annual base salary and from 285% to 300% of his annual base salary, and each of them received incremental 2018 Performance Share and RSU awards in connection with their promotions to reflect their new long-term incentive targets. The target values of the 2018 long-term incentive opportunities for Messrs. Vanneste, Larkin and DiDonato, respectively, were 270%, 285% and 270% of their annual base salaries. In connection with the CEO transition, Mr. Simoncini did not receive any awards under the LTSIP in 2018. In September 2018, the Compensation Committee approved increased target long-term incentive opportunities for 2019 for Messrs. Scott, Vanneste and DiDonato to 680%, 285%, and 285% of their respective base salaries; the 2019 target long-term incentive opportunities for the other Named Executive Officers were unchanged from 2018.

The specific amounts and terms of these awards are shown in and following the “2018 Grants of Plan-Based Awards” table below. The target levels of Adjusted ROIC and Cumulative Adjusted Pre-Tax Income performance for the Performance Shares were set based on the forecast for the period reflecting a level of performance which at the time was anticipated to be challenging, but achievable. The threshold level was set to be reflective of performance at which the Compensation Committee believed a portion of the award opportunity should be earned. The maximum level was set significantly above the target, requiring significant achievements and reflecting performance at which the Compensation Committee believed a 200% target award was warranted.

Vesting of 2016 Performance Share Awards. In 2016, each of our Named Executive Officers received grants of Performance Shares for the 2016-2018 performance period, with terms similar to those of the 2018 awards described above. The RSUs that were granted at the same time as the 2016 Performance Shares (and represented 25% of the total equity award value at target) vested in January 2019.

The threshold, target, maximum and actual Adjusted ROIC and Cumulative Adjusted Pre-Tax Income levels for the 2016-2018 performance period are set forth above under the heading “Compensation Discussion and Analysis — Executive Summary — 2016-2018 Performance Shares.” If threshold, target or maximum were attained on these measures during the performance period, 50%, 100% or 200% of the target performance shares for each executive, respectively, would be earned.

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COMPENSATION DISCUSSION AND ANALYSIS

Adjusted ROIC (17.1%) and Cumulative Adjusted Pre-Tax Income ($4,771 million) were both achieved at the maximum level, with the total award earned at 200% of target. Adjusted ROIC and Cumulative Adjusted Pre-Tax Income are non-GAAP measures. Adjusted ROIC consists of Adjusted Operating Income (as defined in “— 2018 Incentive Programs — Annual Incentives” above) after taxes (assuming a U.S. Federal corporate income tax rate of 35%) divided by average invested capital for each fiscal year, excluding acquisitions not contemplated at the time that the targets were set. Average invested capital consists of total assets plus the present value of operating leases, less accounts payable and drafts and accrued liabilities, and investments in unconsolidated entities, and certain other adjustments. Cumulative Adjusted Pre-Tax Income is Lear’s cumulative adjusted net income for the performance period before a provision for income taxes, excluding acquisitions not contemplated at the time that the targets were set. The resulting share amounts earned by our Named Executive Officers are shown below:

2016-2018 Performance Shares
	Target Shares (#)	Actual Performance	Actual Shares Earned (#)
Raymond E. Scott	13,344	200%	26,688
Jeffrey H. Vanneste	12,078	200%	24,156
Terrence B. Larkin	13,344	200%	26,688
Frank C. Orsini	11,490	200%	22,980
Thomas A. DiDonato	9,393	200%	18,786
Matthew J. Simoncini	48,928	200%	97,856

Addition of Relative Metric to Performance Share Program. Starting with awards of Performance Shares granted in 2019, we have added a relative total shareholder return (“TSR”) metric. The 2019 Performance Shares will vest based on the achievement of Cumulative Adjusted Pre-Tax Income and Adjusted ROIC objectives but will also be subject to potential adjustment (downwards or upwards, with a maximum payout of up to 200% of target) based on the TSR achieved by the Company relative to the TSR of a specified auto industry peer group over the three-year performance period ending

December 31, 2021. If at the end of the performance period, the Company’s relative TSR falls in the top quartile as compared to the peer group, but the Company’s absolute TSR is negative, payout of the 2019 Performance Shares will not be adjusted upward. The addition of the relative TSR modifier is intended to further align payouts to value creation by funding the awards based on the two financial metrics, which reward execution of our multi-year strategy, and potentially modifying the final payouts based on our three-year TSR relative to other auto suppliers.

Management Stock Ownership Guidelines

The management stock ownership guidelines provide that our executive officers achieve specified stock ownership levels based on a multiple of each executive officer’s base salary. The stock ownership guidelines were intended to create a strong link between our long-term success and the ultimate compensation of our executive officers. Under the guidelines, unvested awards generally do not count towards the goal; however, once they are within 24 months of vesting, (i) for all executive officers, 60% of RSUs awarded count towards the goal, and (ii) for retirement-eligible executive officers only, 60% of Career Shares awarded count towards the goal. Until an executive meets the goal, he or she must hold 50% of the net shares acquired upon the vesting of equity awards. The shares underlying Career Shares are not distributed until the earlier of age 62 (or the vesting date, if later) or three years after the qualifying retirement. Share ownership targets for executives reaching age 60 are reduced by 10% annually up to a maximum reduction of 50%. The stock ownership levels which must be achieved by our executive officers are as follows:

Position	Required Share Ownership Level (multiple of base salary)
CEO	6X
Executive Vice Presidents	3X
Senior Vice Presidents	3X
Other Executive Officers	1.5X

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COMPENSATION DISCUSSION AND ANALYSIS

Our stock ownership guidelines are reviewed periodically to ensure ongoing market competitiveness and reasonableness. As of our latest measurement date (December 31, 2018), all of our Named Executive Officers who were subject to the guidelines have met their respective required ownership levels other than Mr. Scott, who has not yet met the new higher required ownership level that became applicable to him upon his transition to the role of President and CEO during 2018 but who is in compliance with the 50% hold requirement and the 3X guideline that was applicable to him in his previous position. Mr. Simoncini was no longer an executive officer at the end of 2018, and thus, the stock ownership guidelines did not apply to him as of the latest measurement date.

Equity Award Policy

We do not time the grant of equity awards in coordination with the release of material non-public information. Our equity awards are generally approved on the dates of our regularly scheduled Compensation Committee meetings and are effective as of such dates or specified prospective dates. The Compensation Committee has approved and formalized our equity award policy. It provides that the effective grant date of equity awards must be either the date of Compensation Committee or other committee approval or some future date specifically identified in such approval. If such awards are granted, the exercise price of stock options and grant price of

Stock Appreciation Rights shall be the closing market price of our common stock on the grant date. The Compensation Committee must approve all awards to our executive officers. The policy also allows the Compensation Committee to delegate to the CEO the ability to grant equity awards to non-executive officer employees who are newly hired or promoted or deemed to be deserving of special retention or recognition awards. In addition, the aggregate award pool to non-executive officers must be approved by the Compensation Committee but may be allocated to individual employees by the CEO.

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COMPENSATION DISCUSSION AND ANALYSIS

Retirement Plan Benefits

Our Named Executive Officers participate in our retirement savings plan, qualified pension plan, pension equalization plan and supplemental savings plan, as eligible. The general terms of these plans and formulas for calculating benefits are summarized following the 2018 Summary Compensation Table, 2018 Pension Benefits table and 2018 Nonqualified Deferred Compensation table, respectively, in “Executive Compensation.” These benefits provide rewards for long-term service to the Company and an income source in an executive’s post-employment years. The various components of our retirement benefit program (including our frozen defined benefit pension plans) disclosed in this proxy statement are summarized in the table below.

Summary of Retirement Benefits
Type	Plan/Program	Component/Feature	Purpose	Pages for Further Details
Defined Contribution	Salaried Retirement Program (Qualified)	Deferral	Standard 401(k) plan and matching contribution	45
Company Match
		Pension Savings Plan	Company contribution
	Salaried Retirement Restoration Program (Non-Qualified)	Deferral	Excess programs for amounts above qualified plan limits	51; 52 to 53
Company Match
Pension Savings Plan
Defined Benefit (frozen as of 12/31/06)	Lear Corporation Pension Plan	Qualified Pension Plan (frozen)	n/a	51 to 52
	Pension Equalization Program	Part of SERP (frozen)		52
	Salaried Retirement Restoration Program (Pension Makeup)	Part of SERP (frozen)		52 to 53
Additional	Career Share (RSUs)	Shares not distributed until earlier of age 62 or 3 years after retirement.	Intended to facilitate attraction and retention, and reward key/high performers with grant levels set considering various factors, including performance, future potential and competitiveness of retirement benefits and total pay.	46 to 48; 54; 57 to 58

Employment Agreements/Termination/Change in Control Benefits

As described in detail and quantified in “Executive Compensation — Potential Payments Upon Termination or Change in Control,” our Named Executive Officers receive certain benefits under their employment agreements upon their termination by the Company without “cause” or upon their resignation for “good reason,” including such terminations following a change in control of the Company. The employment agreements also provide for restrictive covenants relating to non-competition, confidential information and non-solicitation of the Company’s employees and customers.

Our Named Executive Officers also receive, as do all employees who hold equity awards under the LTSIP (described below), accelerated vesting of equity awards if their employment is terminated without cause or for good reason in connection with a change in control of the Company. These benefits are intended to ensure that members of senior management are not influenced by their personal situations and are able to be objective in evaluating a potential change in control transaction. In addition, the benefits associated with “double-trigger” vesting of equity awards protect employees in

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COMPENSATION DISCUSSION AND ANALYSIS

the event of a change in control and ensure an orderly transition of leadership. The Compensation Committee regularly reviews termination and change in control benefits and continues to believe that the severance benefits in connection with certain terminations of employment constitute reasonable levels of protection for our executives. The LTSIP provides for double-trigger vesting of equity awards (that are not assumed or replaced by the successor company) upon a change in control of the Company.

None of the employment agreements with the Company’s executive officers contains an excise tax gross-up provision.

Health, Welfare and Certain Other Benefits

To remain competitive in the market for a high-caliber management team, the Company has traditionally provided its executive officers, including our CEO, with health, welfare and other fringe benefits. In addition, personal use of our corporate aircraft has been eliminated except with respect to our CEO, with approval of the Chairman of the Board or Chairman of the

Compensation Committee. The Company does not provide tax gross-up payments for the imputed income associated with personal use of corporate aircraft. There was personal use of corporate aircraft in 2018 by our former CEO, Mr. Simoncini, on a limited basis.

Clawback Policy

The Company maintains a formal clawback policy (the “Clawback Policy”) that applies to all incentive-based cash and equity compensation awards granted on or after February 7, 2013 (“Incentive Compensation”) to any current or former executive officer of the Company (collectively, the “Covered Recipients”). In the event that the Company is required by applicable U.S. federal securities laws to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under such securities laws where such accounting restatement was caused or substantially caused by the intentional misconduct of the Covered Recipient, the Company will recover from such Covered Recipient who received Incentive Compensation during the three-year period preceding the date on which the

Company is required to prepare an accounting restatement, based on the erroneous data, the amount, if any, in excess of what would have been paid to the Covered Recipient under the accounting restatement.

The Clawback Policy is administered by the Compensation Committee, which has the sole discretion in making all determinations under the Clawback Policy. The Clawback Policy will be interpreted and administered (and, as necessary, amended to be) consistent with the applicable requirements of Section 10D of the Exchange Act, as added by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any official guidance issued thereunder.

Hedging/Pledging Policy

The Company maintains a formal policy prohibiting officers and directors from (i) entering into hedging or monetization transactions involving our Company stock and (ii) holding our Company stock in a margin account or pledging our Company stock as collateral for a loan. The policy was most recently revised effective September 13, 2017 to eliminate the General Counsel’s discretion to grant exceptions to the pledging prohibition.

Tax Treatment of Executive Compensation

One of the factors the Compensation Committee considers when determining executive compensation is the anticipated tax treatment to the Company and to the executives of the various payments and benefits. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally provides that a publicly held company may not deduct compensation paid to certain covered executive officers to the extent that such compensation exceeds $1,000,000 per executive officer in any year. Limited exceptions to Section 162(m) apply with respect to “qualified performance-based compensation,” as defined in the Internal Revenue Code, as well as certain other items of compensation, in each case, that qualify for transition relief applicable to certain arrangements in place as of November 2, 2017. While the Compensation Committee generally considers this limit when determining compensation, there are instances in which the Compensation Committee has concluded, and reserves the discretion to conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be

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COMPENSATION DISCUSSION AND ANALYSIS

consistent with the Company’s best interests and those of its stockholders. Furthermore, interpretations of and changes in the tax laws, and other factors beyond the Compensation

Committee’s control, may also affect the deductibility of compensation.

Impact of Accounting Treatment

We have generally considered the accounting treatment of various forms of awards in determining the components of our overall compensation program. We have generally sought to grant stock-settled equity awards to executives, which receive fixed accounting treatment, as opposed to cash-settled equity awards, which receive variable accounting treatment. We intend to continue to evaluate these factors in the future.

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EXECUTIVE COMPENSATION

The following table shows information concerning the annual compensation for services to the Company and its subsidiaries in all capacities of the CEO, CFO and the other Named Executive Officers during the last three completed fiscal years. The footnotes accompanying the 2018 Summary Compensation Table generally explain amounts reported for 2018, unless otherwise noted.

2018 Summary Compensation Table

Name and Principal Position(a)	Year(b)	Salary(c)	Bonus(d)	Stock Awards(1)(e)	Option Awards(f)	Non-Equity Incentive Plan Compensation(2)(g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)(h)	All Other Compensation(4)(i)	Total Compensation(j)
Raymond E. Scott,	2018	$1,109,183	$—	$6,968,803	$—	$1,429,734	$—	$428,585	$9,936,305
President, Chief Executive	2017	$855,098	$—	$2,686,101	$—	$1,496,422	$130,687	$307,014	$5,475,322
Officer and Interim	2016	$855,098	$—	$2,422,618	$—	$1,202,705	$91,341	$292,048	$4,863,810
President, E-Systems, Former Executive Vice President and President, Seating
Jeffrey H. Vanneste,	2018	$827,750	$—	$2,534,641	$—	$648,128	$—	$351,031	$4,361,550
Senior Vice President	2017	$827,750	$—	$2,378,790	$—	$1,303,706	$87,771	$298,823	$4,896,840
and Chief Financial	2016	$787,437	$—	$2,218,859	$—	$1,164,240	$59,150	$267,917	$4,497,603
Officer
Terrence B. Larkin,	2018	$855,098	$—	$2,436,866	$—	$595,148	$—	$309,750	$4,196,862
Executive Vice President,	2017	$855,098	$—	$2,566,739	$—	$1,197,137	$—	$310,626	$4,929,600
Business Development	2016	$855,098	$—	$2,422,618	$—	$1,202,705	$—	$266,911	$4,747,332
General Counsel and Corporate Secretary
Frank C. Orsini,	2018	$764,396	$—	$2,474,496	$—	$658,713	$—	$258,037	$4,155,642
Executive Vice President,	2017	$736,375	$—	$2,151,892	$—	$1,159,791	$61,174	$237,541	$4,346,773
and President, Seating;	2016	$736,375	$—	$2,024,162	$—	$1,035,720	$42,188	$225,545	$4,063,990
Former Senior Vice President and President, E-Systems
Thomas A. DiDonato,(5)	2018	$671,875	$—	$2,113,925	$—	$467,625	$—	$220,244	$3,473,669
Senior Vice President and Chief Administrative Officer; Former Senior Vice President, Human Resources
Matthew J. Simoncini,(6)	2018	$375,750	$—	$—	$—	$314,252	$—	$669,240	$1,359,242
Former President and Chief	2017	$1,354,500	$—	$8,819,774	$—	$3,792,600	$42,258	$824,334	$14,833,466
Executive Officer	2016	$1,354,500	$—	$8,524,711	$—	$3,810,240	$27,427	$726,657	$14,443,535
(1)

The amounts reported in this column for each officer reflect the aggregate grant date fair value of Career Share RSUs, RSUs and Performance Shares under the LTSIP granted in the year determined in accordance with ASC 718, which grant date fair values are shown by award type below. There can be no assurance that these values will ever be realized. See Note 11, “Stock-Based Compensation,” to the consolidated financial statements included in our 2018 Annual Report on Form 10-K for the assumptions made in determining these values. The maximum potential value of the 2018 Performance Share awards as of the grant date is also shown below, based on the grant date value of our common stock. In 2018, Mr. Larkin did not receive any Career Share RSUs, and Mr. Simoncini did not receive any Career Share RSUs, RSUs or Performance Shares.

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EXECUTIVE COMPENSATION

Name	RSU Career Share Grant Date Value	2018-2020 RSU Grant Date Value	Performance Shares Grant Date Value	Total Grant Date Value	Performance Shares at Maximum Value

Raymond E. Scott	$499,907	$1,617,135	$4,851,761	$6,968,803	$9,703,522

Jeffrey H. Vanneste	$299,999	$558,571	$1,676,071	$2,534,641	$3,352,142

Terrence B. Larkin	$—	$609,172	$1,827,694	$2,436,866	$3,655,388

Frank C. Orsini	$199,907	$568,648	$1,705,941	$2,474,496	$3,411,882

Thomas A. DiDonato	$299,999	$453,437	$1,360,489	$2,113,925	$2,720,978

Matthew J. Simoncini	$—	$—	$—	$—	$—

(2)	Amounts in column (g) for 2018 represent the amounts earned under the AIP.

(3)

Represents the aggregate annualized change in the actuarial present value of each applicable Named Executive Officer’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans), all of which have been frozen since December 31, 2006. For 2018, the aggregate negative change in the actuarial present value of each applicable Named Executive Officer’s accumulated benefit under all such plans was as follows: (i) Mr. Scott: $(151,072); (ii) Mr. Vanneste: $(71,220); (iii) Mr. Orsini: $(70,571); and (iv) Mr. Simoncini: $(36,329).

(4)	The amount shown in column (i) includes for each Named Executive Officer:

•

matching contributions allocated by the Company to each of the Named Executive Officers pursuant to the Retirement Savings Plan, Company contributions under the Pension Savings Plan (described below) and contributions to the Lear Corporation Salaried Retirement Restoration Program as follows:

Name	Pension Savings Plan Qualified Contribution	Salaried Retirement Restoration Program Nonqualified Contribution	Retirement Savings Plan Qualified Matching Contribution	Retirement Savings Plan Nonqualified Matching Contribution

Raymond E. Scott	$27,864	$279,673	$8,636	$108,616

Jeffrey H. Vanneste	$27,864	$222,775	$8,636	$87,280

Terrence B. Larkin	$24,381	$186,610	$12,119	$80,232

Frank C. Orsini	$20,898	$148,427	$12,375	$74,213

Thomas A. DiDonato	$20,898	$120,375	$12,375	$60,188

Matthew J. Simoncini	$24,381	$408,802	$12,119	$175,457

•

imputed income with respect to life insurance coverage in the following amounts: Mr. Scott, $1,932; Mr. Vanneste, $3,612; Mr. Larkin, $5,544; Mr. Orsini, $1,260, Mr. DiDonato, $5,544; and Mr. Simoncini, $3,612.

•	life insurance premiums paid by the Company, including $864 in premiums for each of Messrs. Scott, Vanneste, Larkin, Orsini, DiDonato and Simoncini.

•	the aggregate incremental cost relating to Mr. Simoncini’s personal use of the Company’s aircraft in 2018 was equal to $44,005 after certain reimbursements by Mr. Simoncini to the Company.

•	a $1,000 patent award granted to Mr. Scott.

(5)	Mr. DiDonato was not a Named Executive Officer prior to 2018, and thus, no compensation information is reported for him in this table for 2017 or 2016.

(6)	Mr. Simoncini served as a non-executive employee from March 1, 2018, through his retirement from the Company on January 4, 2019.

CEO Transition

As previously disclosed, effective February 28, 2018, Mr. Simoncini resigned as President and CEO and as a director of the Company. Mr. Simoncini served as a non-executive employee of the Company, in a transition and advisory role, through his retirement from the Company on January 4, 2019. In connection with the transition, the Company and Mr. Simoncini entered into a second amended and restated employment agreement, which set forth the terms of Mr. Simoncini’s employment in a non-executive capacity until his retirement. During the transition period, Mr. Simoncini assisted with the leadership transition and received a base salary of $15,000 per month. Mr. Simoncini received a prorated payout under the AIP with respect to his service for the first two months of 2018 as President and CEO and did not receive any awards under the LTSIP in 2018. If Mr. Simoncini’s employment had terminated under certain circumstances prior to his retirement date, he would not have been entitled to receive any cash severance benefits but would have been entitled to full vesting of his outstanding time-based equity awards under the LTSIP and pro rata vesting of any performance-based equity awards through January 4, 2019.

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EXECUTIVE COMPENSATION

Effective March 1, 2018, Mr. Scott assumed the role of President and CEO and became a director of the Company, as Mr. Simoncini’s successor. The Company and Mr. Scott entered into a second amended and restated employment agreement to reflect the revised terms of his employment. Pursuant to that agreement, Mr. Scott began receiving an increased annual base salary of $1,160,000. As noted above in the Compensation Discussion and Analysis under the headings, “Annual Incentives” and “Long-Term Incentives,” in connection with the transition, effective March 1, 2018,

Mr. Scott’s target annual incentive opportunity was increased from 100% to 150% of his annual base salary, and the target value of Mr. Scott’s long-term incentive opportunity was increased from 300% to 625% of his annual base salary. The severance provisions of Mr. Scott’s amended and restated employment agreement did not change in connection with the transition, and more information regarding Mr. Scott’s severance entitlement can be found in the section below entitled, “— Potential Payments upon Termination or Change in Control.”

Employment Agreements

We have entered into employment agreements with each of our Named Executive Officers. Each employment agreement specifies the annual base salary for the executive, which may be increased at the discretion of the Compensation Committee. In addition, the employment agreements specify that the executives are eligible for an annual incentive compensation bonus and participation in the Company’s long-term incentive plan. Under the terms of the employment agreements, each Named Executive Officer is also eligible to participate in the welfare, retirement and other benefit plans, practices, policies and programs, as may be in effect from time to time, for senior executives of the Company generally. Under the employment agreements, if the Company reduces an executive’s base salary, adversely changes the manner of computing an executive’s incentive compensation opportunity, defers payment of his compensation or eliminates or substantially modifies his benefits, the executive would have a basis to invoke his rights under the agreement for termination for good reason. For a description of the severance provisions of the employment agreements, see “— Potential Payments upon Termination or Change in Control.”

Lear Corporation Salaried Retirement Program

The Lear Corporation Salaried Retirement Program (“Retirement Program”) is comprised of two components: (i) the Retirement Savings Plan (deferral and match) and (ii) the Pension Savings Plan. We established the Retirement Program pursuant to Section 401(a) of the Internal Revenue Code for eligible employees. Under the Retirement Savings Plan, each eligible employee may elect to contribute, on a pre-tax basis, a portion of his eligible compensation in each year. The Company provides a matching contribution of 100% of an employee’s contribution up to the first 3% of the employee’s eligible compensation, plus 50% of an employee’s contribution up to the next 3% of the employee’s eligible compensation, regardless of service. In addition, the Retirement Savings Plan allows for discretionary Company matching contributions. Company matching contributions are initially invested in accordance with the Participant’s deferral contributions and can be transferred by the participant to other funds under the Retirement Savings Plan at any time.

Company matching contributions generally become vested under the Retirement Savings Plan at a rate of 20% for each full year of service.

Under the Pension Savings Plan, we make contributions to each eligible employee’s Pension Savings Plan account based on the employee’s “points,” which are the sum total of the employee’s age and years of service as of January 1 of the plan year. Based on an employee’s points, we contribute: (i) from 3% to 8% of eligible compensation up to the Social Security Taxable Wage Base and (ii) from 4.5% to 12% of eligible compensation over the Social Security Taxable Wage Base. All Pension Savings Plan contributions are generally determined as of the last day of each month, provided, generally, that the employee is actively employed on such date, and are allocated monthly. Contributions generally become vested under the Pension Savings Plan at a rate of 20% for each full year of service.

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2018 Grants of Plan-Based Awards

The following table discloses the grants of plan-based awards made to our Named Executive Officers in 2018.

Name(a)	Type of Award	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (i)(#)	Grant Date Fair Value of Stock and Option Awards(2) (l)
			Threshold (c)	Target (d)	Maximum (e)	Threshold (f)(#)	Target (g)(#)	Maximum (h)(#)

Raymond E. Scott	Annual Incentive Award	—	$821,686	$1,643,372	$3,286,744
	Performance Share Award(3)	1/2/2018				5,380	10,760	21,520		$1,923,888
	Performance Share Award(3)	3/1/2018				8,076	16,152	32,304		$2,927,873
	RSU Award(4)	1/2/2018							3,586	$641,177
	RSU Award(4)	3/1/2018							5,384	$975,958
	RSU Award (Career Shares)(5)	11/14/2018							3,611	$499,907

Jeffrey H. Vanneste	Annual Incentive Award	—	$372,488	$744,975	$1,489,950
	Performance Share Award(3)	1/2/2018				4,687	9,374	18,748		$1,676,071
	RSU Award(4)	1/2/2018							3,124	$558,571
	RSU Award (Career Shares)(5)	11/14/2018							2,167	$299,999

Terrence B. Larkin	Annual Incentive Award	—	$342,039	$684,078	$1,368,157
	Performance Share Award(3)	1/2/2018				5,111	10,222	20,444		$1,827,694
	RSU Award(4)	1/2/2018							3,407	$609,172

Frank C. Orsini	Annual Incentive Award	—	$378,571	$757,141	$1,514,282
	Performance Share Award(3)	1/2/2018				4,401	8,803	17,606		$1,573,976
	Performance Share Award(3)	3/1/2018				364	728	1,456		$131,965
	RSU Award(4)	1/2/2018							2,934	$524,599
	RSU Award(4)	3/1/2018							243	$44,049
	RSU Award (Career Shares)(5)	11/14/2018							1,444	$199,907

Thomas A. DiDonato	Annual Incentive Award	—	$268,750	$537,500	$1,075,000
	Performance Share Award(3)	1/2/2018				3,804	7,609	15,218		$1,360,489
	RSU Award(4)	1/2/2018							2,536	$453,437
	RSU Award (Career Shares)(5)	11/14/2018							2,167	$299,999

Matthew J. Simoncini(6)	Annual Incentive Award	—	$180,605	$361,210	$722,419
(1)

For the Annual Incentive Award, the threshold, target and maximum amounts represent 50%, 100% and 200%, respectively, of the total bonus opportunity for each Named Executive Officer. If actual performance falls between threshold and target, between target and intermediate (175%) or between intermediate and maximum, the award would be calculated using linear interpolation. For the Annual Incentive Award, the target bonus opportunity for the Named Executive Officers was also based on a percentage of base salary, which is 90% for Mr. Vanneste, 80% for Mr. Larkin and 80% for Mr. DiDonato. Mr. Scott’s and Mr. Orsini’s target annual incentive opportunity for 2018 was 100% and 90%, respectively, of their base salaries prior to March 1, 2018 and increased to 150% and 100%, respectively, of their base salaries as of March 1, 2018. Accordingly, the target amounts shown above are based on the blended 2018 target bonus opportunities of 141.67% for Mr. Scott and 98.33% for Mr. Orsini. Mr. Simoncini was eligible to receive a prorated payout under the AIP for 2018 with respect to his two months of service as President and CEO at a target of 160% of his pre-transition annual base salary.

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(2)	See Note 11, “Stock-Based Compensation,” to the Company’s consolidated financial statements included in our 2018 Annual Report on Form 10-K for the assumptions made in determining values.

(3)

Payment of each Performance Share award is contingent on the Company attaining certain levels of Adjusted ROIC and Cumulative Adjusted Pre-Tax Income performance in the 2018-2020 performance period. Two-thirds of each Performance Share award can be earned based on Adjusted ROIC performance and one-third can be earned based on Cumulative Adjusted Pre-Tax Income performance. If threshold, target or maximum performance goals are attained in the performance period, 50%, 100% or 200% of the target amount, respectively, may be earned. If actual performance falls between threshold and maximum, the award would be calculated using linear interpolation. Messrs. Scott and Orsini received additional incremental Performance Share awards on March 1, 2018, in connection with their respective promotions.

(4)

The RSUs vest and are paid in shares of Lear common stock on the third anniversary of the grant date. Messrs. Scott and Orsini received additional incremental RSU awards on March 1, 2018, in connection with their respective promotions, which vest on January 2, 2021.

(5)	See “— Career Shares” below for an explanation regarding the vesting and distribution of the Career Shares.

(6)	Mr. Simoncini did not receive any awards under the LTSIP in 2018.

Annual Incentives

A summary description of the Company’s AIP is set forth above under the heading “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentives.”

Performance Shares

The Performance Share awards were granted pursuant to the LTSIP. Payment of each Performance Share award is contingent on the Company attaining certain levels of Adjusted ROIC and Cumulative Adjusted Pre-Tax Income in the 2018-2020 performance period. Two-thirds of each Performance Share award can be earned based on Adjusted ROIC performance and one-third can be earned based on Cumulative Adjusted Pre-Tax Income performance. If threshold, target or maximum performance goals are attained in a performance period, 50%, 100% or 200% of the target amount, respectively, may be earned. If actual performance falls between threshold and maximum, the award would be calculated using linear interpolation. For a description of the effect of a termination of employment or a change in control on the vesting of Performance Shares, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Dividend equivalents are credited with respect to Performance Shares at the same time as dividends are paid on the Company’s common stock; however, the dollar amount of these dividend equivalents is not paid unless and until the performance goals are met with respect to the underlying Performance Shares.

Restricted Stock Units

The RSU awards were granted pursuant to the LTSIP. A summary description of the LTSIP is set forth above under the heading “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives.” In general, the RSUs vest and settle in shares of common stock on the third anniversary of the grant date, generally subject to the executive’s continued employment. Vesting of RSUs granted prior to 2019 was also subject to the Company’s achievement of positive adjusted net income (the Company’s net income excluding the impact of restructuring and other special items provided in the LTSIP) in the fiscal year in which the RSUs were granted. For a description of the effect of a termination of employment or a change in control on the vesting of RSUs, please see “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Dividend equivalents are accrued with respect to RSUs at the same time as dividends are paid on the Company’s common stock. However, the dollar amount of these dividend equivalents is not paid unless and until the underlying RSUs vest and are paid.

Career Shares

As shown in the table above, the Company granted “Career Shares” pursuant to the LTSIP to certain executives in 2018, including each of the Named Executive Officers (other than Messrs. Larkin and Simoncini).

In general, the underlying shares of common stock for the vested Career Share RSUs are not distributed until the later of (i) age 62 or (ii) the vesting date. If the executive terminates due to a Career Share “qualifying retirement” (i.e., voluntary termination at or after age 62 or the date that the executive

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attains a combined number of age and years of service of 65, with a minimum age of 55 and minimum service of five years), the underlying shares of common stock for the vested RSUs are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s qualifying retirement. If the executive has attained a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years, or the executive is terminated without “cause” or resigns for “good reason,” in each case after the first anniversary of the grant date, the underlying shares of common stock for the vested RSUs are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s termination of employment.

2018 Outstanding Equity Awards At Fiscal Year-End

The following table shows outstanding equity awards as of December 31, 2018, for each Named Executive Officer.

	Stock Awards
Name(a)	Number of Shares or Units of Stock That Have Not Vested(1)(g)	Market Value of Shares or Units of Stock That Have Not Vested(2)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested(3)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested(3)(j)
Raymond E. Scott	25,392	$3,215,667	53,840	$6,826,082
Jeffrey H. Vanneste	17,102	$2,173,892	32,834	$4,177,872
Terrence B. Larkin	15,993	$2,041,360	35,804	$4,555,780
Frank C. Orsini	14,638	$1,862,245	31,561	$4,014,780
Thomas A. DiDonato	14,882	$1,890,126	26,651	$3,391,132
Matthew J. Simoncini(4)	38,048	$4,887,883	99,532	$12,725,342

(1)	The figures in column (g) represent the following RSU awards granted under the LTSIP (the Career Shares are subject to later payment as discussed above):

	Number of 2016 RSUs Vested January 4, 2019	Number of 2017 RSUs Vesting January 3, 2020	Number of 2018 RSUs Vesting January 2, 2021	Number of 2016 Career Shares Vesting November 16, 2019	Number of 2017 Career Shares Vesting November 20, 2020	Number of 2018 Career Shares Vesting November 14, 2021
Raymond E. Scott	4,448	4,488	8,970	2,179	1,696	3,611
Jeffrey H. Vanneste	4,026	3,910	3,124	2,179	1,696	2,167
Terrence B. Larkin	4,448	4,263	3,407	2,179	1,696	—
Frank C. Orsini	3,830	3,671	3,177	1,386	1,130	1,444
Thomas A. DiDonato	3,131	3,173	2,536	2,179	1,696	2,167
Matthew J. Simoncini	16,309	16,588	—	5,151	—	—

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(2)

The total values in column (h) equal the total number of RSUs held by each Named Executive Officer multiplied by the market price of Company common stock at the close of the last trading day in 2018, which was $122.86 per share, plus the following accrued dividend equivalents and interest at the prime rate (which are paid if and when the underlying RSUs vest and are paid):

	2016 RSU Dividend Equivalents	2017 RSU Dividend Equivalents	2018 RSU Dividend Equivalents	2016 Career Shares Dividend Equivalents	2017 Career Shares Dividend Equivalents	2018 Career Shares Dividend Equivalents	Total Dividend Equivalents
Raymond E. Scott	$28,119	$22,403	$25,626	$11,592	$5,736	$2,530	$96,006
Jeffrey H. Vanneste	$25,451	$19,518	$8,925	$11,592	$5,736	$1,518	$72,740
Terrence B. Larkin	$28,119	$21,280	$9,733	$11,592	$5,736	—	$76,460
Frank C. Orsini	$24,212	$18,325	$9,076	$7,373	$3,822	$1,012	$63,820
Thomas A. DiDonato	$19,793	$15,839	$7,245	$11,592	$5,736	$1,518	$61,723
Matthew J. Simoncini	$103,101	$82,803	—	$27,402	—	—	$213,306

(3)

The total amounts and values in columns (i) and (j) equal the total number of Performance Shares, at the target level for the 2018-2020 performance period and at the maximum level for the 2017-2019 performance period, held by each Named Executive Officer multiplied by the market price of Company common stock at the close of the last trading day in 2018, which was $122.86 per share. These amounts exclude the Performance Shares for the 2016-2018 performance period that vested based on performance through December 31, 2018, and are reported in the “2018 Option Exercises and Stock Vested” table. In calculating the number of Performance Shares and their value, we are required by SEC rules to compare our performance through 2018 under the Performance Share grant against the threshold, target and maximum performance levels for the grant and report in these columns the applicable potential share number and payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if performance through the previous year exceeded target, even by only a modest amount, and even if it is unlikely that we will achieve the results that would dictate the payment of the maximum amount, we are required by SEC rules to report the maximum potential payouts. For the first year of the 2018-2020 performance period, we exceeded threshold levels of Adjusted ROIC and Cumulative Adjusted Pre-Tax Income, and for the second year of the 2017-2019 performance period, we exceeded target levels of Adjusted ROIC and Cumulative Adjusted Pre-Tax Income (on a combined, pro-rated basis) and have accordingly reported the following Performance Shares at the target and maximum award level, respectively, for each of these two performance periods. Amounts also include the following accrued dividend equivalents at the target or maximum level, as applicable (which are not paid unless the performance goals are met with respect to the underlying Performance Shares):

	Number of 2017 Performance Shares (Maximum)	Number of 2018 Performance Shares (Target)	2017 Performance Share Dividend Equivalents (2017-2019 Awards)	2018 Performance Share Dividend Equivalents (2018-2020 Awards)	Total Dividend Equivalents
Raymond E. Scott	26,928	26,912	$134,418	$76,882	$211,300
Jeffrey H. Vanneste	23,460	9,374	$117,107	$26,780	$143,887
Terrence B. Larkin	25,582	10,222	$127,699	$29,202	$156,901
Frank C. Orsini	22,030	9,531	$109,968	$27,228	$137,196
Thomas A. DiDonato	19,042	7,609	$95,053	$21,737	$116,790
Matthew J. Simoncini	99,532	—	$496,840	—	$496,840

(4)

Mr. Simoncini’s outstanding awards under the LTSIP vested on January 4, 2019, upon his retirement from the Company, in accordance with the applicable award agreements pursuant to the “Qualifying Retirement” and/or “End of Service” provisions. His 2017 Performance Shares will vest based on actual performance at the end of the performance period, prorated for the time in the performance period during which Mr. Simoncini remained employed by the Company.

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2018 Option Exercises and Stock Vested

The following table sets forth certain information regarding stock-based awards that vested during 2018 for our Named Executive Officers. No options are outstanding and none were exercised in 2018.

	Stock Awards
Name(a)	Number of Shares Acquired on Vesting (d)(1)	Value Realized on Vesting (e)(1)(2)
Raymond E. Scott	34,217	$5,591,180
Jeffrey H. Vanneste	31,061	$5,068,301
Terrence B. Larkin	34,217	$5,591,180
Frank C. Orsini	28,871	$4,727,178
Thomas A. DiDonato	24,795	$4,037,650
Matthew J. Simoncini	122,248	$20,035,279
(1)

Consists of 2015 RSU awards that vested on January 2, 2018, 2015 Career Shares that vested on November 18, 2018, and performance shares that vested based on performance during the three-year period ended December 31, 2018 (which were paid in 2019), in the following amounts:

	Number of 2015 RSU Shares Acquired on Vesting	2015 RSU Value Realized on Vesting	Number of 2015 Career Shares Acquired on Vesting	2015 Career Shares Value Realized on Vesting	Number of 2016 Performance Shares Acquired On Vesting (2016-2018 Awards)	2016 Performance Share Value Realized on Vesting (2016-2018 Awards)	Total RSU, Career Share and Performance Share Value
Raymond E. Scott	5,312	$949,786	2,217	$298,674	26,688	$4,136,907	$5,385,367
Jeffrey H. Vanneste	4,688	$838,214	2,217	$298,674	24,156	$3,744,422	$4,881,310
Terrence B. Larkin	5,312	$949,786	2,217	$298,674	26,688	$4,136,907	$5,385,367
Frank C. Orsini	4,481	$801,203	1,410	$189,955	22,980	$3,562,130	$4,553,288
Thomas A. DiDonato	3,792	$678,010	2,217	$298,674	18,786	$2,912,018	$3,888,702
Matthew J. Simoncini	19,152	$3,424,378	5,240	$705,933	97,856	$15,168,659	$19,298,970

(2)	Includes dividend equivalent payments, including interest, in the following amounts:

	2015 RSU Dividend Equivalents	2015 Career Share Dividend Equivalents	2016 Performance Share Dividend Equivalents (2016-2018 Awards)	Total Dividend Equivalent Payments
Raymond E. Scott	$23,334	$12,976	$169,503	$205,813
Jeffrey H. Vanneste	$20,593	$12,976	$153,422	$186,991
Terrence B. Larkin	$23,334	$12,976	$169,503	$205,813
Frank C. Orsini	$19,684	$8,253	$145,953	$173,890
Thomas A. DiDonato	$16,657	$12,976	$119,315	$148,948
Matthew J. Simoncini	$84,129	$30,669	$621,511	$736,309

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2018 Pension Benefits

Name(a)	Plan Name(s)(b)	Number of Years Credited Service (c)	Number of Years of Vesting Service(1)	Present Value of Accumulated Benefit(2)(d)	Payments During Last Fiscal Year(e)
Raymond E. Scott	Pension Plan (tax-qualified plan)	18.4	30.4	$437,293	$—
	Pension Equalization Program	18.4	30.4	$539,980	$—
	Salaried Retirement Restoration Program	18.4	30.4	$350,140	$—
Jeffrey H. Vanneste(3)	Pension Plan (tax-qualified plan)	15.3	27.3	$461,961	$—
	Pension Equalization Program	15.3	27.3	$86,627	$—
	Salaried Retirement Restoration Program	15.3	27.3	$373,074	$—
Terrence B. Larkin(4)	N/A
Frank C. Orsini	Pension Plan (tax-qualified plan)	12.7	24.7	$222,693	$—
	Pension Equalization Program	12.7	24.7	$81,330	$—
	Salaried Retirement Restoration Program	12.7	24.7	$104,035	$—
Thomas A. DiDonato(4)	N/A
Matthew J. Simoncini	Pension Plan (tax-qualified plan)	7.7	19.7	$216,146	$—
	Pension Equalization Program	7.7	19.7	$94,204	$—
	Salaried Retirement Restoration Program	7.7	19.7	$105,282	$—
(1)

The pension programs were frozen with respect to any new benefits as of December 31, 2006, but vesting service continues to accrue after such date towards vesting requirements. As a result of their vesting service and/or age and service, all participating NEOs are vested in their pension benefits.

(2)

Present values determined using a December 31, 2018 measurement date and reflect benefits accrued based on service and pay earned through such date. Figures for the tax-qualified pension plan are determined based on post-commencement valuation mortality (white collar RP-2014 annuitant with 110.2% experience adjustment, projected generationally using MP-2017 improvement scale, modified using Long Term Improvement Rates (LTIR) based on the proxy SSA rates released by the SOA), commencement of benefits at age 65 and an assumed discount rate of 4.40% as of the measurement date. Figures for the Pension Equalization Program and the Salaried Retirement Restoration Program (collectively, the “SERP”) are determined based on the mortality prescribed by Revenue Ruling 2001-62, commencement of benefits at the later of age 60 and full vesting and an assumed discount rate of 3.75% as of the measurement date. The assumed future SERP present value conversion rate for those not yet in payment is 3.36%.

(3)	Mr. Vanneste was credited with prior service for his past affiliation with the Company in accordance with plan provisions.

(4)	Messrs. Larkin and DiDonato are not participants in the Pension Plan, Pension Equalization Program or Salaried Retirement Restoration Program pension make-up account (“Pension Make-Up Account”).

Qualified Pension Plan

The Named Executive Officers (as well as other eligible employees), other than Messrs. Larkin and DiDonato, participate in the Lear Corporation Pension Plan (the “Pension Plan”), which was frozen with respect to any new benefits as of December 31, 2006. The Pension Plan is intended to be a qualified pension plan under the Internal Revenue Code, and its benefits are integrated with Social Security benefits. In general, an eligible employee became a participant on July 1st or January 1st after completing one year of service (as defined in the plan). Benefits are funded by employer contributions that are determined under accepted actuarial principles and the Internal Revenue Code. The Company may make contributions in excess of any minimum funding requirements when the Company believes it is financially advantageous to do so and based on its other capital requirements and other considerations.

The Pension Plan contains multiple benefit formulas. Under the principal formula, which applies to all applicable Named Executive Officers, pension benefits are based on a participant’s “final average pay,” which is the average of the participant’s compensation for the five calendar years in the last ten years of employment in which the participant had his highest earnings. Compensation is generally defined under the plan to mean (i) all cash compensation reported for federal

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income tax purposes other than long-term incentive bonuses, and (ii) any elective contributions that are not includable in gross income under Internal Revenue Code Section 125 or 401(k). A participant’s annual retirement benefit, payable as a life annuity at age 65, equals the greater of:

•	(a) 1.10% times final average annual earnings times years of credited service before 1997 (to a maximum of 35 years), plus (b) 1.00% times final average annual earnings times years of credited service after 1996 (with a maximum of 35 years reduced by years of credited service before 1997), plus (c) 0.65% times final average annual earnings in excess of covered compensation (as defined in IRS Notice 89-70) times years of credited service (with a maximum of 35 years); and
•	$360.00 times years of credited service.

Any employee who on December 31, 1996 was an active participant and age 50 or older earned benefits under the 1.10% formula for years of credited service through 2001.

Credited service under the Pension Plan includes all years of pension service under the Lear Siegler Seating Corp. Pension Plan, and a participant’s retirement benefit under the Pension Plan is reduced by his benefit under the Lear Siegler Seating Corp. Pension Plan. The benefits under the Pension Plan become vested once the participant accrues five years of vesting service under the plan. Service performed after December 31, 2006 will continue to count towards vesting credit even though no additional benefits will accrue under the plan after that date.

Pension Equalization Program

The Pension Equalization Program, which was frozen as to any new benefits as of December 31, 2006, provides benefits in addition to the Pension Plan. The Pension Plan is subject to rules in the Internal Revenue Code that restrict the level of retirement income that can be provided to, and the amount of compensation that can be considered for, highly paid executives under the Pension Plan. The Pension Equalization Program is intended to supplement the benefits under the Pension Plan for certain highly paid executives whose Pension Plan benefits are limited by those Internal Revenue Code limits. A participant’s Pension Equalization Program benefit equals the difference between the executive’s actual vested accrued Pension Plan benefit and the Pension Plan benefit the executive would have accrued under the Company’s formula if the Internal Revenue Code limits on considered cash compensation and total benefits did not apply. Highly compensated executives and other employees whose compensation exceeds the Internal Revenue Code limits for at least three years are eligible to participate in the Pension Equalization Program. Each of the Named Executive

Officers other than Messrs. Larkin and DiDonato participated in the Pension Equalization Program. The benefits under the Pension Equalization Program become vested once the participant has either (i) attained age 55 and has 10 years of vesting service, attained age 65, or becomes eligible for disability retirement under the Pension Plan, or (ii) attained 20 years of vesting service. Vesting service will continue to accrue after December 31, 2006.

On December 18, 2007, the Pension Equalization Program was amended to provide for its termination and the wind down of the Company’s obligations pursuant thereto. All distributions will be completed within five years after the last participant vests or turns age 60, whichever is later. For an active participant who is eligible to receive benefits, amounts that would otherwise be payable will be used to fund a third party annuity or other investment vehicle. In such event, the participant will not receive any cash payments until the participant retires or otherwise terminates employment with the Company.

Lear Corporation Salaried Retirement Restoration Program

We have established the Lear Corporation Salaried Retirement Restoration Program, which was previously named the Lear Corporation PSP Excess Plan and before that, the Lear Corporation Executive Supplemental Savings Plan.

The Salaried Retirement Restoration Program has both defined benefit and defined contribution elements. The defined benefit element has been quantified and described in the 2018 Pension Benefits table and in the narrative below. The 2018 Nonqualified Deferred Compensation table below identifies the defined contribution components of the Salaried Retirement Restoration Program.

The Salaried Retirement Restoration Program was most recently amended and restated effective December 29, 2017. The amendment and restatement provides greater flexibility to participants to determine distribution dates for their deferrals, permits participants to defer up to 75% of base salary and up to 90% of their AIP awards and allows participants to modify distribution dates.

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Defined Benefit Element

The Salaried Retirement Restoration Program (through a Pension Make-up Account) provides retirement benefits that would have been accrued through December 31, 2006 under the Pension Plan and/or the Pension Equalization Program if the participant had not elected to defer compensation under the Salaried Retirement Restoration Program as from time to time was in effect.

Defined Contribution Element

In 2018, the defined contribution component of the Salaried Retirement Restoration Program generally provided a defined contribution benefit of an amount that the participant would have received under the Pension Savings Plan but could not due to Internal Revenue Code limits applicable to the Pension Savings Plan as well as the opportunity to make deferrals of salary and bonus, and to receive Company matching contributions above Internal Revenue Code limits. Participants generally become vested in excess Pension Savings Plan and Company matching contributions under the Salaried Retirement Restoration Program after three years of vesting service. Distributions of the excess Pension Savings Plan contributions, deferral contributions and Company matching contributions are made in accordance with the participant’s deferral election. Plan earnings under the excess Pension Savings Plan contributions, deferral contributions and Company matching contributions are generally tied to rates of return on investments available under the qualified Retirement Program generally, as directed by plan participants.

2018 Nonqualified Deferred Compensation
Name(a)	Plan Name	Executive Contributions in Last FY(b)	Company Contributions in Last FY(1)(c)	Aggregate Earnings in Last FY(d)(2)	Aggregate Withdrawals/ Distributions(e)	Aggregate Balance at Last FYE(f)(3)
Raymond E. Scott	Salaried Retirement Restoration Program	$156,336	$388,289	$(280,037)	$—	$3,457,613
	Vested Career Shares	$—	$311,650	$(510,296)	$—	$1,549,564
Jeffrey H. Vanneste	Salaried Retirement Restoration Program	$127,887	$310,054	$(56,816)	$—	$2,255,291
	Vested Career Shares	$—	$311,650	$(447,403)	$—	$1,385,471
Terrence B. Larkin(4)	Salaried Retirement Restoration Program	$123,134	$266,841	$(187,538)	$—	$3,046,986
	Vested Career Shares	$—	$—	$—	$—	$—
Frank C. Orsini	Salaried Retirement Restoration Program	$115,451	$222,640	$(59,268)	$—	$1,966,176
	Vested Career Shares	$—	$198,208	$(307,054)	$—	$940,043
Thomas A. DiDonato	Salaried Retirement Restoration Program	$96,750	$180,562	$(212,818)	$—	$1,394,875
	Vested Career Shares	$—	$311,650	$(423,934)	$—	$1,324,789
Matthew J. Simoncini	Salaried Retirement Restoration Program	$250,101	$584,259	$(257,596)	$—	$6,997,278
	Vested Career Shares	$—	$736,602	$(1,272,610)	$—	$3,835,337
(1)

Salaried Retirement Restoration Program amounts are included in column (i) of the 2018 Summary Compensation Table. For Vested Career Shares, amounts represent the value of the Vested Career Shares (and accrued dividend equivalents) on November 18, 2018, the vesting date.

(2)	For Vested Career Shares, amounts represent accrued dividend equivalents plus stock price appreciation or depreciation.

(3)

For Vested Career Shares, amounts reflect the closing price of the Company’s common stock on December 31, 2018, which was $122.86, and accrued dividend equivalents (see the 2018 Options Exercised and Stock Vested table for more information).

(4)

Because Mr. Larkin is over the age of 62, the shares of the Company’s common stock underlying the Career Shares that vested on November 18, 2018 were distributed to him immediately upon vesting. Thus, those Career Shares are not reported in this table and are instead reflected only in the 2018 Option Exercises and Stock Vested table.

Salaried Retirement Restoration Program

The defined contribution element of the Salaried Retirement Restoration Program is described in the narrative accompanying the 2018 Pension Benefits table above and is quantified in the 2018 Nonqualified Deferred Compensation table.

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EXECUTIVE COMPENSATION

Vested Career Shares

We have included the Vested Career Shares in the 2018 Nonqualified Deferred Compensation table (for all Named Executive Officers other than Mr. Larkin, who is over age 62) because they vested in a previous year(s) but distribution of the underlying shares of common stock is deferred, as described above in the narrative on the Career Shares program accompanying the 2018 Grants of Plan-Based Awards table.

Potential Payments Upon Termination or Change in Control

The table below shows estimates of the compensation payable to each of our Named Executive Officers upon his termination of employment with the Company. The amount each executive will actually receive depends on the circumstances surrounding his termination of employment. The amount payable is shown for each of six categories of termination triggers. All amounts are calculated as if the executive terminated effective December 31, 2018. Values of accelerated equity awards are based on the closing price of our common stock on December 31, 2018, which was $122.86. The actual amounts due to any one of the Named Executive Officers on his termination of employment can only be determined at the time of his termination. There can be no assurance that a termination or change in control would produce the same or similar results as those described below if it occurs on any other date or at any other stock price, or if any assumption is not, in fact, correct.

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EXECUTIVE COMPENSATION

Accrued amounts under the Company’s pension and deferred compensation plans are not included in this table. For these amounts, see the 2018 Pension Benefits table above and the 2018 Nonqualified Deferred Compensation table above.

Named Executive Officer and Triggering Event	Cash Severance(1)	Continuation of Medical/Welfare Benefits (Present Value)(2)	Accelerated Vesting or Payout of Equity Awards(3)	Total Termination Benefits
Raymond E. Scott
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$5,800,000	$28,496	$8,320,353	$14,148,849
• Involuntary Termination without Cause (or for Good Reason)	$5,800,000	$28,496	$5,044,768	$10,873,264
• Retirement(4)	N/A	N/A	N/A	N/A
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability or Death(5)	$—	$—	$5,490,945	$5,490,945
Jeffrey H. Vanneste
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$3,145,450	$31,734	$4,852,064	$8,029,248
• Involuntary Termination without Cause (or for Good Reason)	$3,145,450	$31,734	$3,298,680	$6,475,864
• Retirement(4)	$—	$—	$2,905,940	$2,905,940
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability or Death(5)	$—	$—	$3,566,436	$3,566,436
Terrence B. Larkin
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$3,078,353	$35,459	$4,961,789	$8,075,601
• Involuntary Termination without Cause (or for Good Reason)	$3,078,353	$35,459	$3,559,871	$6,673,683
• Retirement(4)	$—	$—	$3,131,554	$3,131,554
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability or Death(5)	$—	$—	$3,559,871	$3,559,871
Frank C. Orsini
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$3,080,000	$27,200	$4,468,739	$7,575,939
• Involuntary Termination without Cause (or for Good Reason)	$3,080,000	$27,200	$3,022,042	$6,129,242
• Retirement(4)	N/A	N/A	N/A	N/A
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability or Death(5)	$—	$—	$3,200,464	$3,200,464
Thomas A. DiDonato
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	$2,418,750	$35,459	$3,932,996	$6,387,205
• Involuntary Termination without Cause (or for Good Reason)	$2,418,750	$35,459	$2,653,531	$5,107,740
• Retirement(4)	$—	$—	$2,341,958	$2,341,958
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability or Death(5)	$—	$—	$2,919,769	$2,919,769
Matthew J. Simoncini
• Involuntary Termination without Cause (or for Good Reason) With Change in Control	N/A	N/A	$11,084,939	$11,084,939
• Involuntary Termination without Cause (or for Good Reason)	N/A	N/A	$9,019,212	$9,019,212
• Retirement(4)	$—	$—	$9,019,212	$9,019,212
• Voluntary Termination (or Involuntary Termination for Cause)	$—	$—	$—	$—
• Disability or Death(5)	$—	$—	$9,019,212	$9,019,212

2019 Proxy Statement	|	55

EXECUTIVE COMPENSATION

(1)

Cash severance (in an amount equal to two times base salary plus target annual incentive bonus amount) is paid in a lump sum to each Named Executive Officer on the date that is six months after the date of termination (other than Messrs. Vanneste and DiDonato, who receive cash severance payments in installments over 24 months), consistent with the requirements of Section 409A of the Internal Revenue Code. In addition to the amounts shown in the table, the executive would receive any accrued salary, bonus and all other amounts to which he is entitled under the terms of any compensation or benefit plans of the Company upon termination for any reason, and would receive a pro-rated bonus based on actual performance in the event of termination without “cause” or for “good reason.” Pursuant to his employment agreement, Mr. Simoncini would not have been eligible to receive any cash severance for a termination of employment occurring on December 31, 2018.

(2)	Consists of continuation of health insurance, life insurance premium and imputed income amounts.

(3)

Represents accelerated or pro rata (as applicable) vesting of RSUs and payout of Performance Shares (at target level) and any associated dividend equivalents with interest. Unvested Career Shares become vested and the underlying shares are immediately distributed (along with those for vested Career Shares) upon the executive’s (i) death, (ii) disability or (iii) involuntary or “good reason” termination of employment within 24 months following a change in control. Payments under any of the plans of the Company that are determined to be deferred compensation subject to Section 409A of the Internal Revenue Code are delayed by six months to the extent required by such provision. Accelerated and pro rata portions of the RSUs and performance shares are valued based on the December 31, 2018, closing price of the Company’s common stock.

(4)

As of December 31, 2018, Messrs. Vanneste, Larkin, DiDonato and Simoncini were retirement-eligible, and therefore, they qualify for accelerated vesting of certain incentive awards upon retirement. The Company does not provide for enhanced early retirement benefits under its pension programs.

(5)

Messrs. Scott, Vanneste, Orsini and Simoncini are fully vested in their pension benefits, and as such, there would be no pension vesting enhancement with respect to death benefits for them. Messrs. Larkin and DiDonato do not participate in the Pension Plan, and therefore, they are not eligible for such death benefit.

Payments and benefits to a Named Executive Officer upon termination or a change in control of the Company are determined according to the terms of his employment agreement and equity or incentive awards and the Company’s compensation and incentive plans. The severance benefit payments set forth in the table and discussed below are generally available to our executive officers, including the Named Executive Officers, who currently have employment agreements with the Company. The amounts due to an executive upon his termination of employment depend largely on the circumstances of his termination, as described below.

Change in Control

The employment agreements do not provide benefits solely upon a change in control. The LTSIP provides for accelerated vesting or payout of awards immediately upon a “change in control” (as defined in the LTSIP) only if the successor company does not agree to assume or replace such existing awards with an equivalent award upon the change in control.

Otherwise, awards will only receive accelerated vesting if a change in control occurs and the executive is terminated by the Company without “cause” (as defined in the LTSIP) or resigns for “good reason” (as defined in the executive’s employment agreement, if applicable) within 24 months of such change in control.

Payments Made Upon Involuntary Termination (or for “Good Reason”) with a Change in Control

If a change in control occurs and the Named Executive Officer is terminated by the Company without “cause” (as defined in the LTSIP) or resigns for “good reason” (as defined in the Named Executive Officer’s employment agreement) within 24 months of such change in control, the Named Executive Officer will receive accelerated vesting with respect to outstanding and unvested equity awards, as disclosed in the table above. Any unvested RSUs (other than Career Shares) that were granted less than 12 months prior to the Named Executive Officer’s termination of employment will vest on a pro rata basis.

None of our Named Executive Officers is a party to an employment agreement containing a provision which would reimburse the executive for any excise taxes he becomes subject to under Section 4999 of the Internal Revenue Code upon a change in control. Instead, the employment agreements for each of our Named Executive Officers contains a provision that reduces their change in control benefits below the level at which an excise tax is triggered, but only if the reduction results in greater after-tax proceeds to the executive.

Payments Made Upon Involuntary Termination (or for “Good Reason”)

Upon termination of employment by the executive for “good reason” (as defined in the employment agreements) or by the Company other than for “cause” or “incapacity” (each as defined in the employment agreement), the executive will receive base salary (at the higher of the rate in effect upon termination or the rate in effect 90 days prior to termination) through the date of termination, plus all other amounts owed under any compensation or benefit plans, including a bonus

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pro-rated for the portion of the performance period occurring prior to the date of termination. If the executive executes a release relating to his employment, he will also receive a lump sum payment equal to two times the sum of his annual base salary rate and annual target bonus amount, each as in effect as of the termination date. In the event of an involuntary termination for any reason other than cause, or by the executive for good reason, the award agreements under the LTSIP provide that (i) all unvested RSUs (other than Career Shares) that were granted at least 12 months prior to the termination of employment become vested in their entirety, (ii) all unvested RSUs (other than Career Shares) that were granted less than 12 months prior to the termination of employment vest on a pro rata basis, and (iii) a pro rata amount of Performance Shares may be earned through the termination date if actual performance during the performance period meets the pre-established performance requirements. Each Named Executive Officer’s employment agreement provides more favorable treatment than items (i) and (ii) in the foregoing sentence, and instead, any unvested awards that vest based on the passage of time would immediately vest in their entirety upon a termination by the Named Executive Officer for good reason or by the Company for incapacity or other than for cause. In addition, executives would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of vesting.

Payments Made Upon Retirement

The employment agreements do not distinguish between retirement and voluntary termination for other reasons, but under the LTSIP, an executive who retires with a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years when he terminates, is entitled to additional vesting credit for RSU awards. The executive will be entitled to receive the shares underlying the RSUs that would have vested if the date of termination had been 24 months later than it actually occurred. A pro rata amount of Performance Shares may be earned through the retirement date if actual performance during the performance period meets the pre-established performance requirements. In addition, executives would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of vesting.

Payments Made Upon Voluntary Termination (or for “Cause”)

An executive who voluntarily resigns or whose employment is terminated by the Company for “cause” (as defined in the employment agreement) will receive unpaid salary and benefits, if any, he has accrued through the effective date of his termination. If an executive terminates voluntarily and has not attained a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years, he will be entitled to receive all of the shares underlying his vested RSUs and associated dividend equivalents with interest, but all unvested RSUs and Performance Shares and any associated dividend equivalents with interest will be forfeited. If an executive is terminated for cause, he will forfeit all RSUs and Performance Shares along with any associated dividend equivalents with interest.

Payments Made Upon Termination for Disability

Following termination of the executive’s employment for disability, the executive will receive all base salary and other accrued amounts then payable through the date of termination. The executive will also receive compensation payable under the Company’s disability and medical plans. In the event of the executive’s termination for disability, all unvested RSUs become vested in their entirety upon termination and a pro rata amount of Performance Shares may be earned through the termination date if actual performance during the performance period meets the pre-established performance requirements. In addition, executives would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of distribution.

Treatment of Career Shares

All Career Shares (vested and unvested) are forfeited by the executive upon a voluntary termination by the executive prior to the Career Share qualifying retirement date (i.e., age 62 or the date that the executive attains a combined number of age and years of service of 65, with a minimum age of 55 and minimum service of five years) or for violating non-competition and non-solicitation covenants prior to distribution of the shares. If the executive has a Career Share qualifying retirement or is terminated without “cause” or resigns for “good reason,” in each case within 24 months of the vesting date, the Career Shares will continue to vest as originally scheduled.

2019 Proxy Statement	|	57

EXECUTIVE COMPENSATION

In general, the underlying shares of common stock for the vested Career Shares are not distributed until the later of (i) age 62 or (ii) the vesting date. If the executive terminates due to a qualifying retirement, the underlying shares of common stock for the vested Career Shares are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s qualifying retirement. If the executive has attained a combined number of age and years of service of at least 65, with a minimum age of 55 and minimum service of five years, and the executive is terminated without “cause” or resigns for “good reason,” the underlying shares of common stock for the vested RSUs are not distributed until the earlier of (i) age 62 (or such later vesting date) or (ii) three years after the executive’s termination of employment.

Unvested Career Shares become vested and the underlying shares are immediately distributed (along with those for vested Career Shares) upon the executive’s (i) death, (ii) disability or (iii) involuntary or “good reason” termination of employment within 24 months following a change in control. The Career Shares do not automatically vest nor are the underlying shares distributed upon a change in control unless the successor company does not assume or replace the awards with awards of equivalent terms and value.

Payments Made Upon Death

Following the death of the executive, we will pay to his estate or designated beneficiary a pro rata portion of any bonus earned prior to the date of death. In the event of the executive’s death, all unvested RSUs become vested in their entirety and a pro rata amount of Performance Shares may be earned through the date of death if actual performance during the performance period meets the pre-established performance requirements. In addition, the estate or designated beneficiary would receive all dividend equivalents with interest associated with the accelerated RSUs and any Performance Shares earned at the time of vesting.

Conditions and Obligations of the Executive

Each executive who has entered into an employment agreement with the Company is obligated to:

•	comply with confidentiality, non-competition and non-solicitation covenants during employment;

•	comply with non-competition and non-solicitation covenants for one year after the date of termination (extended to two years in the case of termination upon disability, termination by the Company without “cause” or by the executive for “good reason”);

•	in order to receive severance payments due under the employment agreement, sign a general release relating to his employment (applies only in the case of termination by the Company without “cause” or by the executive for “good reason”);

•	return data and materials relating to the business of the Company in his possession;

•	make himself reasonably available to the Company to respond to periodic requests for information regarding the Company or his employment; and

•	cooperate with litigation matters or investigations as the Company deems necessary.

Compensation and Risk

We have conducted a risk assessment of our employee compensation policies and practices, including our executive compensation programs and metrics. The risk assessment was conducted by senior leaders of the Company, including representatives from finance, legal and human resources, and included a review of the employee compensation structures and pay administration practices. The Compensation Committee and its independent compensation consultant reviewed and discussed the findings of the assessment and concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching these conclusions, we considered the attributes of all of our programs, including:

•	The appropriate compensation mix between fixed (base salary) and variable (annual and long-term incentive) pay opportunities;

•	A review of market data and competitive practices for elements of executive compensation;

•	Performance measures that are tied to key Company short and long-term performance metrics and are correlated to total stockholder returns;

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EXECUTIVE COMPENSATION

•	The alignment of annual and long-term award objectives to ensure that both types of awards encourage consistent behaviors and sustainable performance results; and

•	A balanced mix of four performance measures for incentive awards (Free Cash Flow, Adjusted Operating Income, Cumulative Adjusted Pre-Tax Income and Adjusted ROIC) that encourage value creation, retention and stock price appreciation.

We also reviewed our compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including: over-weighting towards annual incentives, highly leveraged payout curves, unreasonable performance thresholds and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. We concluded that our compensation programs do not include such elements.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Raymond E. Scott, who became our President and CEO as of March 1, 2018.

For 2018, our last completed fiscal year:

•	The median of the annual total compensation of all employees of the Company (other than our CEO) was $10,063; and

•	The annual total compensation of our CEO was $9,936,305.

Based on this information, for 2018, our CEO’s annual total compensation was approximately 987 times that of the annual total compensation of the median employee (as determined below).

This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on our payroll and employment records and the methodology described below. The Securities and Exchange Commission (“SEC”) rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all of our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:

1.	In accordance with Instruction 2 to Item 402(u) of Regulation S-K, because there has been no change in our employee population or employee compensation arrangements in the past fiscal year that we reasonably believe would result in a significant change to our pay ratio disclosure, we elected to utilize the same median employee that we had identified in 2017 to calculate our 2018 CEO pay ratio. The process that we used to determine our median employee in 2017 is summarized below:

(a)

We determined that, as of October 1, 2017, our employee population consisted of approximately 158,971 individuals working at the Company and its consolidated subsidiaries, with approximately 9,171 of these individuals located in the United States and approximately 149,800 of these individuals located outside of the United States.

(b)	We employed a proportionate stratified statistical sampling methodology to help simplify the identification of the median employee. The sample size used was approximately 1,590 employees.

(c)

We utilized 2017 base pay as our consistently applied compensation measure to identify the median employee from our employee population, which we applied to all employees included in our analysis. We did not make any cost of living adjustments in identifying the median employee. Using this methodology, we determined that the median employee was an hourly employee located outside of the United States.

2.

With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $10,063.

3.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2018 Summary Compensation Table included in this proxy statement and incorporated by reference under Item 11 of Part III of our 2018 Annual Report on Form 10-K.

2019 Proxy Statement	|	59

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following persons served on our Compensation Committee during all or a portion of 2018: Dr. Jepsen, Ms. Ligocki and Messrs. Bott, Capo, Mallett and Runkle. No member of the Compensation Committee was, during the fiscal year ended December 31, 2018, an officer, former officer or employee of the Company or any of our subsidiaries. None of our executive officers served as a member of:

•	the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee;

•	the board of directors of another entity in which one of the executive officers of such entity served on our Compensation Committee; or

•	the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

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COMPENSATION COMMITTEE REPORT

The information contained in this Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in this Report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2018.

This Report is submitted by Dr. Jepsen, Ms. Ligocki and Messrs. Bott, Capo and Mallett, being all of the current members of the Compensation Committee.

Thomas P. Capo, Chairman

Richard H. Bott

Mary Lou Jepsen

Kathleen A. Ligocki

Conrad L. Mallett, Jr.

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AUDIT COMMITTEE REPORT

The information contained in this Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in this Report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The Audit Committee of the Board is responsible for evaluating audit performance, appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm and evaluating policies and procedures relating to internal accounting functions and controls. The Audit Committee also oversees the audit fee negotiations associated with the retention of Ernst & Young LLP. The Audit Committee has discussed the advantages and disadvantages of independent registered public accounting firm rotation. Further, in connection with the periodic mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee is involved in the selection of Ernst & Young LLP’s lead engagement partner.

The Audit Committee is currently comprised of Messrs. Foster, Bott, Capo and Smith, each a non-employee director, and operates under a written charter that was last amended by our Board in February 2018. A copy of the current charter is available on our website (www.lear.com) or in printed form upon request. Our Board has determined that all of the members of the Audit Committee are independent as defined in the listing standards of the NYSE and under Rule 10A-3 of the Exchange Act and that all such members are financially literate. Our Board also has determined that all members of the Audit Committee are audit committee financial experts as defined in Item 407(D) of Regulation S-K under the Exchange Act and have accounting or related financial management expertise.

The Audit Committee members are neither professional accountants nor auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as the report of management, for the year ended December 31, 2018, regarding the Company’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.

The Audit Committee has retained Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019. Ernst & Young LLP has been the independent registered public accounting firm for the Company since 2002. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. In reaching this conclusion, the Audit Committee considered Ernst & Young LLP’s integrity, controls and processes to ensure Ernst & Young LLP’s independence, objectivity, industry and company-specific experience, quality and effectiveness of personnel and communications, commitment to serving the Company, appropriateness of fees for audit and non-audit services and external data on audit quality and performance, including recent Public Company Accounting Oversight Board (United States) (PCAOB) reports on Ernst & Young LLP and tenure as the Company’s auditors, including the benefits of having a long-tenured auditor.

The Audit Committee has discussed with the Company’s internal auditors and Ernst & Young LLP the overall scope and plans of their respective audits. The Audit Committee meets with the Company’s internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their procedures, their evaluations of the Company’s internal control, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed with Ernst & Young LLP, its judgments as to the quality, not just the acceptability, of the Company’s accounting policies and such other matters as are required to be discussed with the Audit Committee by the Standards of the PCAOB, including PCAOB Auditing Standard No. 16, Communications With Audit Committees,

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the rules of the SEC, and other applicable regulations. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from the Company. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with maintaining the independence of Ernst & Young LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the

Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 5, 2019.

This Report is submitted by Messrs. Foster, Bott, Capo and Smith, being all of the members of the Audit Committee.

Jonathan F. Foster, Chairman

Richard H. Bott

Thomas P. Capo

Gregory C. Smith

2019 Proxy Statement	|	63

FEES OF INDEPENDENT ACCOUNTANTS

In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for 2018, we retained Ernst &Young LLP, as well as other accounting firms, to provide tax and other advisory services in 2018. We understand the need for Ernst & Young LLP to maintain objectivity and independence in its audit of our consolidated financial statements. It is also the Audit Committee’s goal that the fees that the Company pays to Ernst & Young LLP for permitted non-audit services in any year should not exceed the audit and audit-related fees paid to Ernst & Young LLP in such year, a goal that the Company achieved in 2018 and 2017.

In order to assure that the provision of audit and permitted non-audit services provided by Ernst & Young LLP, our independent registered public accounting firm, does not impair its independence, the Audit Committee is required to pre-approve the audit and permitted non-audit services to be performed by Ernst & Young LLP, other than de minimis services that satisfy the requirements pertaining to de minimis exceptions for non-audit services described in Section 10A of the Exchange Act. The Audit Committee also has adopted policies and procedures for pre-approving all audit and permitted non-audit work performed by Ernst & Young LLP. Any pre-approval must set forth in detail the particular service or category of services approved and is generally subject to a specific cost limit. All of the fees for audit, audit-related, tax and other services performed by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with the pre-approval policies and procedures described in this paragraph.

The Audit Committee has adopted policies regarding our ability to hire employees, former employees and certain relatives of employees of the Company’s independent registered public accounting firm.

During 2018 and 2017, we retained Ernst & Young LLP to provide services in the following categories and amounts (in thousands):

	2018	2017
Audit fees(1)	$10,672	$10,327
Audit-related fees(2)	209	581
Tax fees(3)	2,969	2,698
(1)

Audit fees include services related to the annual audit of our consolidated financial statements, the audit of our internal controls over financial reporting, the reviews of our Quarterly Reports on Form 10-Q, international statutory audits and other services that are normally provided by the independent accountants in connection with our regulatory filings.

(2)	Audit-related fees include services related to the audits of employee benefit plans, agreed-upon procedures related to certain due diligence services and other risk assessment services.

(3)	Tax fees include services related to tax compliance, tax advice and tax planning.

64	|	LEAR CORPORATION

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have established a written policy that has been broadly disseminated within the Company regarding (i) transactions with related parties and (ii) the employment of immediate family members of directors and executive officers. This policy assists us in identifying, reviewing, monitoring and, as necessary, approving transactions with related parties and also provides for the identification, monitoring and review of employment of immediate family members of directors and executive officers by our human resources department. The policy requires that any transaction, or series of transactions, involving related parties in excess of $50,000, whether undertaken in or outside the ordinary course of our business, be presented to the Nominating Committee. When a related party has a material direct or indirect interest in any such transaction, or series of transactions, in excess of $120,000 that otherwise meet the disclosure requirements of Regulation S-K, approval of the Nominating Committee must be obtained. The policy further provides that all such employment decisions should be made in accordance with the Company’s policies and procedures and that directors and executive officers must not seek to improperly influence any employment decisions regarding their immediate family members.

We have implemented various procedures to ensure compliance with the related party transaction policy. For example, the Company’s standard purchasing terms and conditions require vendors to advise us upon any such vendor becoming aware of relationships with related parties, including if such person is involved in the vendor’s relationship with the Company or if such person receives any direct or indirect compensation or benefit based on that relationship. Company policy prohibits our employees from simultaneously working for any customer or vendor of the Company. In addition, the policy prohibits our directors, officers and employees from participating in, or seeking to influence, decisions regarding the selection of a vendor or supplier if such person (or any immediate family member) has any personal or financial interest or investment in such vendor or supplier, subject to certain limited exceptions, and advises directors, officers and employees to report any violation of this policy to our legal department immediately upon becoming aware thereof.

Each year, we circulate conflict of interest questionnaires to all our directors, members of senior management, purchasing personnel and certain other employees. Based on the results of these questionnaires, the legal department reports all known transactions or relationships with related parties to, among others, our Chief Accounting Officer. Payments to vendors identified as related party vendors in North America are processed through a centralized payables system. At least annually, the list of related parties is updated by directors, members of senior management and certain other employees.

Pursuant to this policy, we have adopted procedures which assist us in identifying and reviewing relationships involving the employment of immediate family members of directors and executive officers. Our directors and executive officers are required to notify the senior human resources executive upon becoming aware that an immediate family member is seeking employment with the Company or any of its subsidiaries. In addition, each year, our directors and executive officers provide the Company with the names of their immediate family members who are employed by the Company. All employment decisions regarding these family members, including, but not limited to, changes in compensation and job title, are reviewed prior to the action. A list of any immediate family members of the Company’s directors or executive officers who are employed by the Company are provided annually to the Nominating Committee.

At least annually, the Chief Accounting Officer reports to the Vice President of Internal Audit on related party relationships, including those with customers, as well as the amount of business performed between the Company and each related party year-to-date and for the preceding fiscal year. At least annually, the Vice President of Internal Audit prepares an audit plan for reviewing significant transactions with related parties and prepares a report on such audit plan and the results for the Nominating Committee. The Chief Accounting Officer, General Counsel and Vice President of Internal Audit meet at least twice per year to confirm the adequate monitoring and reporting of related party transactions. The Nominating Committee also receives a summary of all significant relationships with related parties at least annually.

In connection with any required Nominating Committee approval, a member of our senior management must represent to the Nominating Committee that the related party at issue has been held to the same standards as unaffiliated third parties. Nominating Committee members having (or having an immediate family member that has) a direct or indirect interest in the transaction must recuse themselves from consideration of the transaction.

These procedures resulted in the approval by the Nominating Committee of the employment relationship set forth below under “— Certain Transactions.”

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition, our Code of Business Conduct and Ethics prohibits activities that conflict with, or have the appearance of conflicting with, the best interests of the Company and its stockholders. Such conflicts of interest may arise when an employee, or a member of the employee’s family, receives improper personal benefits as a result of such individual’s position in the Company.

Certain Transactions

Mark Mueller, a Principal Engineer for the Company, is a brother-in-law of Raymond E. Scott, a director of the Company and the Company’s President, Chief Executive Officer and Interim President, E-Systems. In 2018, the Company paid Mr. Mueller approximately $157,000, which included bonus payments and other standard benefit arrangements. The compensation paid to Mr. Mueller was approved in accordance with the Company’s standard compensation practices for similarly situated employees.

66	|	LEAR CORPORATION

RATIFICATION OF RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL NO. 2)

Our Audit Committee has retained Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019. A proposal will be presented at the Annual Meeting to ratify this retention. Ratification of the retention of our independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the stockholders fail to ratify such selection, another independent registered public accounting firm will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage Ernst & Young LLP. Even if the retention of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We have been advised that a representative of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and, if such person chooses to do so, make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE RETENTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

2019 Proxy Statement	|	67

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT

(PROPOSAL NO. 3)

Pursuant to Section 14A of the Exchange Act, we are seeking the advisory approval by stockholders of the Company’s executive compensation program and practices as disclosed in this proxy statement. As most recently approved by stockholders at the annual meeting of stockholders in 2017 and consistent with the Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis. While this vote is advisory, and not binding on the Board, it will provide information to the Board and Compensation Committee regarding investor sentiment about our executive compensation programs and practices, which the Compensation Committee will carefully review when evaluating our executive compensation program. At the annual meeting of stockholders in 2018, our executive compensation program and practices disclosed in our 2018 proxy statement received a favorable vote by over 98% of shares voted.

Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed in the 2019 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and the other related tables and disclosures.”

The Company is committed to maintaining executive compensation programs and practices that are aligned with the Company’s business strategy. As a result, the Company has a strong pay-for-performance philosophy that greatly impacts its decisions regarding executive compensation. Our executive compensation programs seek to align management’s interests with our stockholders’ interests to support long-term value creation and pay for performance. This philosophy and the compensation structure are essential to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and its stockholders. To that end, our program links pay to performance by delivering a significant majority of the total compensation opportunity of our Named Executive Officers in variable or performance-based compensation programs (annual and long-term incentive plans). Performance measures used in the Company’s annual and long-term incentive plans support the Company’s annual operating plan and longer term strategy and are tied to key Company measures of short and long-term performance. Our program also aligns the Named Executive Officers’ financial interests with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards and other long-term incentive vehicles.

We urge our stockholders to read “Compensation Discussion and Analysis” above, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying compensation tables which provide detailed information on the compensation of our Named Executive Officers.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for approval of this advisory resolution.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ADVISORY APPROVAL OF EXECUTIVE COMPENSATION SET FORTH IN THIS PROXY STATEMENT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

68	|	LEAR CORPORATION

VOTE TO APPROVE THE LEAR CORPORATION 2019 LONG-TERM STOCK INCENTIVE PLAN

(PROPOSAL NO. 4)

Executive Summary and Selected Plan Information

Introduction:

We are asking our stockholders to approve a new Lear Corporation 2019 Long-Term Stock Incentive Plan (the “2019 LTSIP”). On March 26, 2019, the Compensation Committee approved the 2019 LTSIP, subject to approval by our stockholders at the Annual Meeting. The term of our existing plan, the 2009 Long-Term Stock Incentive Plan, as amended (the “Prior LTSIP”), expires on November 9, 2019, and the adoption of the 2019 LTSIP is necessary to allow us to continue to make our customary annual long-term incentive awards and other equity awards to attract, retain and motivate our officers, key employees and directors and link the interests of participants to those of the Company’s stockholders.

If approved by our stockholders, the 2019 LTSIP would replace the Prior LTSIP for all future equity grants, and we would no longer issue awards under the Prior LTSIP. Awards previously granted under the Prior LTSIP would be unaffected by the adoption of the 2019 LTSIP, and they would remain outstanding under the terms pursuant to which they were previously granted. If our stockholders do not approve the 2019 LTSIP, the Prior LTSIP will remain in effect in its current form until it expires on November 9, 2019, following which date we will no longer have an equity-based compensation plan and we will no longer be able to issue our customary annual long-term incentive awards and other equity awards.

Proposed Share Reserve:

The number of shares of our common stock (“Shares”) that will be authorized for issuance pursuant to the 2019 LTSIP will not exceed the sum of (i) 2,526,858 Shares, which includes a request for 436,000 additional Shares and 2,090,858 Shares reserved but unissued under the Prior LTSIP, and (ii) any Shares under the Prior LTSIP that, after the effective date of the 2019 LTSIP, are forfeited, terminated, lapsed or satisfied thereunder in cash or property other than Shares.

As of March 21, 2019, after the issuance of our regular 2019 annual equity awards, there were 1,360,487 Shares subject to outstanding equity awards, assuming maximum payout of outstanding performance shares, and 2,090,858 Shares remaining available for grant under the Prior LTSIP.

Impact on Dilution and Expected Duration:	The Compensation Committee recognizes the impact of dilution on our stockholders and has evaluated the request for Shares under the 2019 LTSIP very carefully in the context of the need to motivate, retain and ensure our leadership team is focused on our strategic and long-term growth priorities. Equity is an important component of a compensation program that aligns with our strategy of achieving long-term,

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VOTE TO APPROVE THE LEAR CORPORATION 2019 LONG-TERM STOCK INCENTIVE PLAN (PROPOSAL NO. 4)

sustainable growth. As of March 21, 2019, the total potential voting power dilution, reflecting the impact of equity awards outstanding under the Prior LTSIP, Shares available for grant under the Prior LTSIP and the additional requested Shares under the 2019 LTSIP, is 5.86%. The Compensation Committee believes that the Share reserve represents a reasonable amount of potential equity dilution given our strategic and long-term growth priorities.

Based on our historical share usage, we currently expect that the proposed Share reserve will enable us to make equity awards for the next five to seven years.

Governance Highlights and Best Practices of the 2019 LTSIP:

The 2019 LTSIP incorporates certain compensation governance provisions that reflect best and prevalent practices. These include:

•  Minimum vesting period of one year from the date of grant for all awards under the 2019 LTSIP, subject to certain limited exceptions (including an exception for up to 5% of the Shares reserved for issuance under the 2019 LTSIP);

•  Minimum 100% fair market value exercise or grant price for options and stock appreciation rights (“SARs”), which have a maximum term of 10 years from the date of grant;

•  Annual limit of 1,000,000 Shares that may be granted to any one participant subject to awards under the 2019 LTSIP;

•  Maximum limit of 1,000,000 Shares that may be issued pursuant to options intended to qualify as incentive stock options;

•  Maximum aggregate dollar amount of $20,000,000 that may be paid to a participant during any calendar year under performance units or cash incentive awards;

•  Annual limit of $900,000 on the cash and equity compensation that may be paid or awarded to a non-employee director in any calendar year with respect to his or her service as a non-employee director;

•  No repricing of options or SARs and no cash buyout of underwater options and SARs without stockholder approval;

•  No “liberal” share recycling for any awards under the 2019 LTSIP;

•  No dividends or dividend equivalents paid out currently on unvested awards;

•  No dividend equivalents on options or SARs;

•  No evergreen provision;

•  No “liberal” change in control definition;

•  “Double-trigger” vesting for change in control benefits;

•  No excise tax gross-up on change in control benefits; and

•  Clawback provisions.

Plan Term:	The 2019 LTSIP will expire on May 16, 2029, unless earlier terminated by the Compensation Committee, but awards granted prior to such date may extend beyond that date.

70	|	LEAR CORPORATION

VOTE TO APPROVE THE LEAR CORPORATION 2019 LONG-TERM STOCK INCENTIVE PLAN (PROPOSAL NO. 4)

Burn Rate and Dilution

Burn Rate

The following table sets forth information regarding awards granted, the burn rate for each of the last three fiscal years and the average burn rate over the last three years under the Prior LTSIP.

BURN RATE (shares in thousands)
	Year Ended December 31,
	2018	2017	2016
Service-based RSUs granted	141,439	153,675	168,247
Performance shares earned	453,956	571,254	1,011,759	3-Year Average
Weighted average shares of common stock outstanding	65,672,164	68,542,363	72,345,436
Burn rate(1)	0.91%	1.06%	1.63%	1.20%

(1)

Burn rate is calculated as the quotient of (i) the sum of all service-based RSUs granted and all performance shares earned in such year, divided by (ii) the weighted average number of Shares during such year.

Dilution

As of March 21, 2019, our capital structure consists of 62,415,363 Shares outstanding. The table below represents our potential voting power dilution levels based on our Shares outstanding and 2,526,858 Shares that may be issued subject to awards pursuant to the 2019 LTSIP. The Compensation

Committee believes that the requested Shares under the 2019 LTSIP represent a reasonable amount of potential equity dilution and will allow us to continue awarding equity incentives, an important component of our overall executive compensation program.

This conclusion is based, in part, on advice received from Pay Governance based on an analysis of the equity grant practices of companies within our industry classification and of a size that is similar to ours.

DILUTION
		Potential Voting Power Dilution
Potential Voting Power Dilution with 436,000 Additional Shares:
Equity awards outstanding as of March 21, 2019(1)	1,360,487
Shares available for grant under the Prior LTSIP as of March 21, 2019	2,090,858
Additional requested shares under the 2019 LTSIP	436,000	0.66	%(2)
Total Potential Voting Power Dilution	3,887,345	5.86	%(3)

(1)

The amounts included for performance share awards are based on maximum performance for the 2017-2019, 2018-2020 and 2019-2021 awards that are payable only upon the satisfaction of performance measures. Amounts exclude awards that will settle only in cash in accordance with local law requirements.

(2)

Potential voting power dilution attributable to the additional requested shares is calculated as of March 21, 2019 as follows: (additional requested Shares under 2019 LTSIP) / (Shares outstanding + equity awards outstanding + Shares available for grant under Prior LTSIP + additional requested Shares under 2019 LTSIP).

(3)

Total potential voting power dilution is calculated as of March 21, 2019 as follows: (equity awards outstanding + Shares available for grant under Prior LTSIP + additional requested shares under 2019 LTSIP) / (Shares outstanding + equity awards outstanding + Shares available for grant under Prior LTSIP + additional requested Shares under 2019 LTSIP).

Required Vote

The affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for approval of this proposal. If stockholders do not approve this proposal, it will not be implemented and the Prior LTSIP will remain in place until its expiration. The Company reserves the right to adopt such other compensation plans and programs as deemed appropriate and in the best interests of the Company and its stockholders.

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VOTE TO APPROVE THE LEAR CORPORATION 2019 LONG-TERM STOCK INCENTIVE PLAN (PROPOSAL NO. 4)

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2019 LONG-TERM STOCK INCENTIVE PLAN SET FORTH IN THIS PROXY STATEMENT.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

Summary

We have provided a brief summary of the material terms of the 2019 LTSIP below, which is also qualified in its entirety by reference to the full copy of the 2019 LTSIP, attached as Appendix B to this proxy statement.

Purpose

The 2019 LTSIP is designed to provide competitive incentives intended to attract, retain, motivate and reward eligible participants.

Eligible Participants

Non-employee directors, officers and other key employees of the Company and its subsidiaries are eligible to participate in the 2019 LTSIP. There are currently approximately 109 executives, 627 non-executive employees, and eight non-employee directors who would potentially be eligible to receive awards under the 2019 LTSIP.

Plan Administration

The 2019 LTSIP will be administered by the Compensation Committee. Unless the Board decides otherwise, the Compensation Committee’s membership is intended to satisfy the “non-employee director” provisions of Section 16(b) of the Exchange Act so long as the Company is subject to the registration requirements of the Exchange Act. The members of the Compensation Committee will be appointed from time to time by, and will serve at the discretion of, the Board. Except as limited by law and subject to the provisions of the 2019 LTSIP, the Compensation Committee will select directors and employees to participate in the 2019 LTSIP; determine the sizes and types of awards; determine the terms and conditions of awards in a manner consistent with the 2019 LTSIP; construe and interpret the 2019 LTSIP and any agreement or instrument entered into under the 2019 LTSIP; establish, amend or waive rules and regulations for the 2019 LTSIP’s administration; correct any defect, supply any omission or reconcile any inconsistency in the 2019 LTSIP or in any award thereunder; and amend the terms and conditions of any outstanding award to the extent that the 2019 LTSIP provides that they are within the discretion of the Compensation Committee. Further, the Compensation Committee is empowered to make other determinations it deems necessary or advisable to administer the 2019 LTSIP properly.

Available Shares; Award Limits

The number of Shares that may be issued or transferred to participants under the 2019 LTSIP will not exceed the sum of (i) 2,526,858 Shares, which includes a request for 436,000 additional Shares and 2,090,858 Shares as of March 21, 2019 authorized and approved for issuance, but not awarded, under the Prior LTSIP, and (ii) any Shares under the Prior LTSIP subject to awards that, after the effective date of the 2019 LTSIP, are forfeited, terminated, lapsed or satisfied thereunder in cash or property other than Shares. Subject to adjustment as described below, the maximum number of Shares and Share-equivalent units that may be granted to any one participant in a calendar year under any 2019 LTSIP awards is 1,000,000. The maximum number of Shares that may be issued pursuant to options that are intended to be ISOs is 1,000,000. The maximum aggregate dollar amount that may be paid to any one participant in a calendar year under performance units or cash incentive awards is $20,000,000.

Shares underlying awards that are subject to the achievement of performance goals will be counted against the share reserve and limits based on the target value of such awards unless and until such time as the awards become vested and settled in Shares.

Any Shares subject to an award under the 2019 LTSIP that, after the effective date thereof, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a participant will thereafter be deemed to be available for awards. However, none of the following Shares will be added back to the Shares authorized for grant under the 2019 LTSIP: (i) Shares otherwise issuable or issued in respect of an award that are withheld to cover taxes or any applicable exercise price, (ii) Shares subject to Share-settled SARs that are exercised, or (iii) Shares tendered to exercise outstanding options or other awards or to cover applicable taxes on such awards.

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VOTE TO APPROVE THE LEAR CORPORATION 2019 LONG-TERM STOCK INCENTIVE PLAN (PROPOSAL NO. 4)

Adjustments

If there is any change in the Company’s capitalization resulting from a stock split or a corporate transaction, including a merger, consolidation, separation, or other distribution of stock or property of the Company, a spin-off, or any reorganization, or any partial or complete liquidation of the Company, the Compensation Committee will adjust the number and kind of shares of stock or other securities permitted to be delivered under the 2019 LTSIP, adjust the terms of outstanding awards, including the number and kind of shares of stock or other securities subject to outstanding awards, in each case as and to the extent the Compensation Committee determines an adjustment to be appropriate and equitable, to prevent dilution or enlargement of rights.

Non-Employee Director Limit

Any compensation paid to a non-employee director, including cash fees and awards under the 2019 LTSIP (based on the grant date fair market value of such awards for financial reporting purposes), will not exceed $900,000 per fiscal year in respect of his or her service as a non-employee director. Compensation will count toward this limit in the Board compensation year in which it is earned.

Minimum Vesting Requirement

Except in the case of substitute awards, awards granted under the 2019 LTSIP will be subject to a minimum vesting period of one year from the date of grant. Notwithstanding the foregoing, the Compensation Committee may provide that the vesting of an award will accelerate in the event of a participant’s death, disability, retirement or a change in control, and the Compensation Committee may grant awards covering 5% or fewer of the Shares reserved for issuance under the

2019 LTSIP without regard to the minimum vesting provision. The vesting of any unvested awards granted to non-employee directors will be deemed to satisfy the one-year minimum vesting provision if the awards vest on the earlier of the one-year anniversary of the date of grant and the next regular annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting.

Awards

Under the 2019 LTSIP, the Compensation Committee is authorized to grant stock options (including nonqualified stock options (“NQSOs”) and incentive stock options (“ISOs”), SARs (including freestanding SARs and tandem SARs), restricted stock, RSUs, restricted units, performance units, performance shares and other awards, each of which may be made subject to the achievement of specified performance measures established by the Compensation Committee. The Compensation Committee may also grant substitute awards under the 2019 LTSIP. The Compensation Committee determines the terms and conditions of each award at the time of grant, including whether payment of awards will be subject to the achievement of performance goals, consistent with the provisions of the 2019 LTSIP, and the extent to which awards will be retained following the termination of employment or service.

Options and SARs.    An option entitles the holder thereof to purchase a specific number of Shares at a specified exercise price. A SAR entitles the holder thereof to, upon exercise, receive a payment in an amount determined by multiplying the excess (or a specified portion of the excess), if any, of the fair market value on the date of exercise over the grant price specified in the award agreement, by the number of Shares as to which the SAR is exercised. Payment of a SAR may be made in cash, Shares, or a combination of the two. A SAR may be granted independently of any options (a “freestanding SAR”) or in connection with an option (a “tandem SAR”).

The applicable exercise or grant price of an option or a SAR must be equal to at least 100% of the fair market value on the date of grant, unless granted through a substitute award. The term of an option or SAR will be set by the Compensation Committee at the time of grant, but no option or SAR will be exercisable more than 10 years after the date of grant. At the time of exercise of an option, the exercise price must be paid in full and may be paid in cash, by tendering Shares already owned, through a “cashless” exercise, or through a combination of any of the foregoing.

ISOs are subject to additional limitations set forth in the 2019 LTSIP and the Code.

Restricted Stock, RSUs, and Restricted Units.    Restricted stock awards are Shares that are issued to a participant subject to transfer and other restrictions as the Compensation Committee may determine. RSUs and restricted units entitle a participant to receive, at a specified future date, Shares or an amount equal to the fair market value of a specified number of

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VOTE TO APPROVE THE LEAR CORPORATION 2019 LONG-TERM STOCK INCENTIVE PLAN (PROPOSAL NO. 4)

Shares (or other unit of measurement). The Compensation Committee may impose any conditions or restrictions that it deems advisable on restricted stock, RSU and restricted unit awards, including performance- and/or time-based vesting conditions. While awards of restricted stock, RSUs and restricted units are subject to restrictions, unless otherwise determined by the Compensation Committee and set forth in an award agreement, participants will be credited with regular cash dividends or dividend equivalents with respect to such awards. No dividends or dividend equivalents will be paid on unvested awards, but to the extent that such awards contain the right to receive dividends or dividend equivalents during the restriction period, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.

Performance Units and Performance Shares.    Performance units and performance shares have an initial value that is established by the Compensation Committee at the time of grant (for performance shares, such value per performance share is equal to the fair market value of a Share at the time of grant). The Compensation Committee will set performance periods and performance objectives that, depending to the extent to which they are met, will determine the number and/or value of the performance units or performance shares that will be earned by a participant. These awards may be paid in cash, Shares, or a combination of the two, as determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee and set forth in an award agreement, participants will be credited with dividend equivalents with respect to awards of performance shares. The Compensation Committee may, in its sole discretion, provide that dividend equivalents will be paid on awards of performance units. No dividend equivalents will be paid on unvested awards, but to the extent that such awards contain the right to receive dividend equivalents during the performance period, such dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.

Substitute Awards.    Substitute awards are awards that may be granted in replacement of stock or stock-based awards from another business held by current and former employees or non-employee directors of such business that is, or whose stock is, acquired by the Company, in order to preserve the economic value of all or a portion of a substituted award on such terms and conditions (including price) as the Compensation Committee determines. Substitute awards will not reduce the Shares authorized for issuance under the 2019 LTSIP.

Other Awards.    In addition to the awards described above, and subject to the terms of the 2019 LTSIP, the Compensation Committee may grant other incentives payable in cash or Shares under the 2019 LTSIP as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate. The Compensation Committee may, in its sole discretion, provide that dividend equivalents will be paid on such other awards. No dividend equivalents will be paid on unvested awards, but to the extent that such awards contain the right to receive dividend equivalents during the performance period, such dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.

Performance Measures

The Compensation Committee may establish performance goals for performance-based awards under the 2019 LTSIP, which may be based on any performance measures selected by the Compensation Committee. Such performance measures may include, but are not limited to, any of the following: earnings (including, without limitation, earnings before interest and taxes, earnings before taxes, and net earnings); operating earnings or income; earnings growth; net sales growth; net income (absolute or competitive growth rates comparative); net income applicable to common stock; cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; earnings per Share; return on stockholders equity (absolute or peer-group comparative); stock price (absolute or peer-group comparative); absolute and/or relative return on common stockholders equity; absolute and/or relative return on capital; absolute and/or relative return on assets; economic value added (income in excess of cost of capital); customer satisfaction; quality metrics; expense reduction; and ratio of operating expenses to operating revenues. If the Compensation Committee determines that any events or circumstances render performance goals to be unsuitable, the Compensation Committee may modify such goals as it deems appropriate.

Change in Control

The 2019 LTSIP provides for accelerated vesting or payout of awards immediately upon a change in control (as defined in the 2019 LTSIP) only if the successor company does not agree to assume or replace such existing awards with an equivalent award upon the change in control. Otherwise, awards will only receive accelerated vesting if a change in

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VOTE TO APPROVE THE LEAR CORPORATION 2019 LONG-TERM STOCK INCENTIVE PLAN (PROPOSAL NO. 4)

control occurs and the participant is terminated by the Company without cause or resigns for good reason (each as defined in the 2019 LTSIP) within 24 months of such change in control.

Amendment, Modification, and Termination

The Compensation Committee or Board may amend, modify or terminate the 2019 LTSIP. However, the Compensation Committee or Board may not increase the number of Shares that may be issued under the 2019 LTSIP (subject to adjustment as described in the 2019 LTSIP). No termination, amendment, or modification of the 2019 LTSIP may affect adversely in any material way any award already granted under the 2019 LTSIP, without the written consent of the participant who holds the award. Except for certain capitalization adjustments or adjustments upon events described in the 2019 LTSIP, the Compensation Committee will not modify any outstanding option or SAR so as to specify a lower exercise price or grant price (and will not cancel an option or SAR and substitute for it an option or SAR with a lower exercise price or grant price) without the approval of the Company’s stockholders. In addition, except for certain capitalization adjustments or adjustments upon certain events described in the 2019 LTSIP, the Compensation Committee may not cancel an outstanding option or SAR whose exercise price or grant price is equal to or greater than the current fair market value of a Share and substitute for it another award or cash payment without the prior approval of the Company’s stockholders.

Incentive Compensation Recoupment Policy

All awards granted under the 2019 LTSIP are subject to the Company’s incentive compensation recoupment policy, as in effect from time to time.

Effective Date and Plan Term

The Compensation Committee approved the 2019 LTSIP on March 26, 2019, and the 2019 LTSIP will become effective on May 16, 2019, provided that stockholder approval is obtained at the Annual Meeting. The 2019 LTSIP will terminate as to future awards on May 16, 2029.

U.S. Federal Income Tax Considerations

The following is a brief description of the federal income tax treatment that generally apply to 2019 LTSIP awards. The description is based on current federal tax laws, rules and regulations, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the 2019 LTSIP. A participant may also be subject to state and local taxes.

Awards.    In general, a participant will not recognize taxable income at the time a stock option is granted. Upon exercise of an NQSO, a participant will recognize compensation, taxable as ordinary income, equal to the excess of the value of the Shares purchased over the exercise price. In the case of an “incentive stock option,” within the meaning of Code Section 422, a participant will not recognize ordinary income at the time of exercise (except for purposes of the alternative minimum tax), and if the participant observes certain holding period requirements then when the Shares are sold the entire gain over the exercise price will be taxable at capital gains rates. A participant has no taxable income at the time SARs, performance shares and performance units are granted, but will recognize compensation taxable as ordinary income upon exercise or settlement in an amount equal to the value of any Shares delivered and the amount of cash paid by the Company. A participant who is granted shares of restricted stock, RSUs and restricted units generally will not recognize taxable income at the time the of grant, but will recognize compensation taxable as ordinary income at the time the restrictions lapse in an amount equal to the excess of the value of the Shares at such time over the amount, if any, paid for such Shares. However, a participant instead may elect to recognize compensation taxable as ordinary income on the date the restricted stock is granted in an amount equal to the value of the Shares on that date over the amount, if any, paid for such Shares.

Subject to the deduction limitation, described below, contained in Code Section 162(m), the Company may deduct, as a compensation expense, the amount of ordinary income recognized by a participant in connection with the 2019 LTSIP

2019 Proxy Statement	|	75

VOTE TO APPROVE THE LEAR CORPORATION 2019 LONG-TERM STOCK INCENTIVE PLAN (PROPOSAL NO. 4)

at the time such ordinary income is recognized by that participant.

Code Section 162(m).    In general, Code Section 162(m) denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per covered employee.

Deferrals and Code Section 409A.    The Compensation Committee may, consistent with the requirements of Code Section 409A, permit a participant to defer receipt of cash or Shares that would otherwise be due to him or her by virtue of an option or SAR exercise, the lapse or waiver of restrictions on restricted stock, RSUs, restricted units or other awards, or the satisfaction of any requirements or objectives with respect to performance units, performance shares or other awards. If any such deferral election is permitted, the Compensation Committee will, in its sole discretion, establish rules and procedures for such deferrals consistent with the requirements of Code Section 409A.

New Plan Benefits

Future awards under the 2019 LTSIP will be made at the discretion of the Compensation Committee. Therefore, other than with respect to annual stock grants to our non-employee directors, it is not currently possible to determine the benefits or amounts that may be received by such persons or groups pursuant to the 2019 LTSIP in the future. Grants under the Prior LTSIP in 2018 to our named executive officers are shown in the 2018 Grants of Plan-Based Awards table above. Stock grants to be issued under the 2019 LTSIP to our non-employee directors following the Annual Meeting in accordance with our outside directors’ compensation program are shown in the table below.

Name and Position	Dollar Value(1)
Raymond E. Scott President, Chief Executive Officer and Interim President, E-Systems	N/A
Jeffrey H. Vanneste Senior Vice President and Chief Financial Officer	N/A
Terrence B. Larkin Executive Vice President, Business Development, General Counsel and Corporate Secretary	N/A
Frank C. Orsini Executive Vice President and President, Seating	N/A
Thomas A. DiDonato Senior Vice President and Chief Administrative Officer	N/A
Matthew J. Simoncini Former President and Chief Executive Officer	N/A
Executive Officers as a Group	N/A
Non-Executive Directors as a Group	$1,400,000
Non-Executive Officer Employees as a Group	N/A
(1)

The amount disclosed is equal to the total dollar value of all annual stock grants to be issued to our non-employee directors following the Annual Meeting. Share figures will be determined by dividing the dollar value by the average of the high and low stock prices on the date of the Annual Meeting.

76	|	LEAR CORPORATION

VOTE TO APPROVE THE LEAR CORPORATION 2019 LONG-TERM STOCK INCENTIVE PLAN (PROPOSAL NO. 4)

Equity Compensation Plan Information

As of December 31, 2018	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,438,037	(1)	$—	(2)	2,492,347
Equity compensation plans not approved by security holders	—		—		—
Total	1,438,037		$—		2,492,347
(1)

Includes 517,331 of outstanding restricted stock units and 920,706 of outstanding performance shares. Outstanding performance shares are reflected at the maximum possible payout that may be earned during the relevant performance periods.

(2)	Reflects outstanding restricted stock units and performance shares at a weighted average price of zero.

Updated Share Information

The following table presents updated information as of March 21, 2019 about the number of shares that were subject to outstanding equity awards previously granted and shares remaining available for issuance. On the record date, March 21, 2019, the total number of shares of common stock outstanding was 62,415,363.

As of March 21, 2019
Number of stock options outstanding	—
Weighted average exercise price of outstanding stock options	N/A
Weighted average remaining term of outstanding stock options	N/A
Number of restricted stock units outstanding	497,221
Number of performance shares outstanding	863,266
Shares remaining available for issuance under the Prior LTSIP(1)	2,090,858
Additional shares requested for issuance under the 2019 LTSIP	436,000
Total shares available for issuance under the 2019 LTSIP	2,526,858
(1)	As of the effective date of the 2019 LTSIP, no additional grants may thereafter be issued under the Prior LTSIP.

2019 Proxy Statement	|	77

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did you send me this proxy statement?

We sent you this proxy statement because the Board is soliciting your proxy to vote at the Annual Meeting to be held on May 16, 2019, at 9:00 a.m. (Eastern Time) and at any postponements or adjournments of the Annual Meeting. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

Who can vote at the Annual Meeting?

Only stockholders of record as of the record date are entitled to vote at the Annual Meeting. The record date to determine stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 21, 2019. On the record date, there were 62,415,363 shares of our common stock, par value $0.01 per share, outstanding. Our common stock is the only class of voting securities outstanding.

How many shares must be present to conduct the Annual Meeting?

We must have a quorum present in person or by proxy to conduct the Annual Meeting. A quorum is established when a majority of shares entitled to vote is present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) are counted for purposes of determining whether a quorum is present.

What matters are to be voted on at the Annual Meeting?

The agenda for the Annual Meeting is to:

1.	elect nine directors;

2.	ratify the retention of Ernst & Young LLP as our independent registered public accounting firm for 2019;

3.	provide an advisory vote to approve our executive compensation;

4.	vote to approve the 2019 LTSIP; and

5.	conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

As of the date of this proxy statement, we do not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

How does the Board recommend that I vote?

The Board recommends that you vote:

1.	FOR the election of each of Lear’s director nominees named in this proxy statement;

2.	FOR the ratification of the retention of Ernst & Young LLP
as our independent registered public accounting firm for 2019;

3.	FOR the approval, on an advisory basis, of our executive compensation; and

4.	FOR the approval of the 2019 LTSIP.

78	|	LEAR CORPORATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How do I vote at the Annual Meeting?

You may vote in person at the Annual Meeting or by proxy. In addition, if you are a stockholder of record of Lear’s shares, there are three ways to vote by proxy:

•	By Telephone — You can vote by telephone by following the instructions on your proxy card. You will need to use the control number appearing on your notice of Internet availability of proxy materials (“Notice”) or proxy card to vote by telephone;

•	By Internet — You can vote via the Internet by following the instructions on your proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the Internet; or

•	By Mail — You can vote by completing, dating, signing and returning the proxy card.

If you are a beneficial owner of shares held in street name, you may vote as follows:

•	By Telephone — If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by calling the toll free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•	By Internet — You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice. The availability of internet voting may depend on the voting process of the organization that holds your shares.

•	By Mail — If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot when you arrive.

Telephone and internet voting facilities for stockholders of record will be available 24 hours a day. You may vote over the telephone or via the Internet until 11:59 p.m. on May 15, 2019. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting in person.

Your proxy will be voted in accordance with your instructions, so long as, in the case of a proxy card returned by mail, such card has been signed and dated. If you vote your shares via the Internet, by telephone or by executing and returning a proxy card by mail but you do not provide specific instructions with respect to the proposals, your shares will be voted FOR the director nominees named in this proxy statement, FOR the ratification of the retention of our independent registered public accounting firm, FOR the advisory approval of executive compensation described in this proxy statement and FOR the approval of the 2019 LTSIP.

As of the date of this proxy statement, we do not know of any matters to be presented at the Annual Meeting except those described in this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.

What does it mean if I receive more than one Notice?

You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).

2019 Proxy Statement	|	79

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

May I change my vote?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting. To change your vote, if you are a stockholder of record, you may submit another later dated proxy by telephone, Internet or mail or by voting your shares in person at the Annual Meeting (your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote in person at the Annual Meeting to revoke your proxy). If you are a beneficial owner and your shares are held in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee, or if you have obtained a legal proxy from such entity giving you the right to vote your shares, you may change your vote by attending the Annual Meeting and voting in person.

What vote is required to elect directors and approve the other matters described in this proxy statement?

Because this is an uncontested election, the director nominees must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) (Proposal No. 1). Abstentions and broker non-votes will have no effect on the outcome of the election of directors. In an uncontested election, our Bylaws provide that any incumbent director that fails to receive a majority of votes cast shall immediately tender his or her resignation. Our Board, in a process managed by the Nominating Committee and following a recommendation by that committee, must decide whether or not to accept the tendered resignation.

For the ratification of the retention of Ernst & Young LLP as our independent registered public accounting firm (Proposal

No. 2), the advisory approval of our executive compensation (Proposal No. 3) and the approval of the 2019 LTSIP (Proposal No. 4), the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will not be voted but will be counted for purposes of determining whether there is a quorum. Accordingly, abstentions will have the effect of a negative vote on Proposals No. 2, 3 and 4. Absent specific instructions on Proposal No. 2, brokers are permitted to exercise voting discretion with respect to such proposal. Broker non-votes will have no effect on Proposals No. 3 and 4. For additional information about broker non-votes see “How do I vote if my bank or broker holds my shares in ‘street name’?”

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name on the Company’s books and records or with our transfer agent, you are the “stockholder of record” of those shares, and this proxy statement and accompanying materials have been provided directly to you by the Company. On the other hand, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will automatically put your shares into “street name” which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the “beneficial owner.” If you hold shares beneficially in street name, this proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record.

How do I vote if my bank or broker holds my shares in “street name”?

If you hold your shares in “street name” through a bank, broker or other nominee, such bank, broker or nominee will vote those shares in accordance with your instructions. To so instruct your bank, broker or nominee, you should refer to the information provided to you by such entity. Without instructions from you, a bank, broker or nominee will be permitted to exercise its own voting discretion with respect to so-called routine matters (Proposal No. 2 (ratification of auditors)) but will not be permitted to exercise voting discretion with respect to non-routine matters (Proposals No. 1 (director elections), No. 3 (advisory vote on executive compensation) and No. 4 (vote to approve the 2019 LTSIP)). Thus, if you do not give your bank, broker or nominee specific instructions with respect to Proposal No. 2, your shares will be voted in such entity’s discretion. If you do not give your bank, broker or nominee specific instructions with respect to the remaining

80	|	LEAR CORPORATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

proposals, your shares will not be voted on such proposals. This is called a “broker non-vote.” Shares represented by such broker non-votes will be counted in determining whether there is a quorum and will have no effect on the non-routine proposals. We urge you to promptly provide your bank, broker or nominee with appropriate voting instructions so that all your shares may be voted at the Annual Meeting.

How many votes do I have?

Each share of common stock that you hold as of the record date entitles you to one vote, without cumulation, on each matter to be voted upon at the Annual Meeting.

How will the votes be counted at the Annual Meeting?

The votes will be counted by the inspector of election appointed for the Annual Meeting.

How will the Company announce the voting results?

The Company will report the final results of the voting at the Annual Meeting in a filing with the SEC on a Current Report on Form 8-K.

Who pays for the Company’s solicitation of proxies?

The Board is soliciting your proxy to vote your shares of common stock at our Annual Meeting. We will bear the cost of soliciting proxies on behalf of the Company, including preparing, printing and mailing this proxy statement. Proxies may be solicited personally, by mail, email or by telephone by certain of our directors, officers, employees or representatives.

Our directors and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials.

What is “householding” and how does it work?

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Notice, proxy statement or annual report, contact Broadridge

Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Investor Relations.

What do I need for admission to the Annual Meeting?

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to record and beneficial stockholders as of the record date (March 21, 2019), individuals holding a valid proxy from a record holder and other persons authorized by the Company. If you are a stockholder of record (or a “recordholder”), your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. You should be prepared to present photo identification for admission. If you hold your shares in a

2019 Proxy Statement	|	81

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

street name, you will need to provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned stock as of the record date, a copy of a voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures described above, you will not be admitted to the Annual Meeting or any adjournment or postponement thereof. For security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting.

82	|	LEAR CORPORATION

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

Stockholders who intend to present proposals at the Company’s annual meeting of stockholders in 2020 pursuant to Rule 14a-8 under the Exchange Act must send notice of their proposal to us so that we receive it no later than November 30, 2019. Stockholders who intend to present proposals at the annual meeting of stockholders in 2019 other than pursuant to Rule 14a-8 must comply with the notice provisions in our Bylaws. The notice provisions in our Bylaws require that, for a proposal to be properly brought before the annual meeting of stockholders in 2020, proper notice of the proposal be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however that in the event next year’s annual meeting is more than 30 days before or less than 70 days after such anniversary date, notice must be delivered not less than the later of 90 days prior to next year’s annual meeting or the 10th day following the day the Company first publicly announces next year’s annual meeting date. Under these requirements, the deadline for proposals brought under our Bylaws is February 16, 2020. Stockholder proposals should be addressed to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Terrence B. Larkin, Executive Vice President, Business Development, General Counsel and Corporate Secretary.

2019 Proxy Statement	|	83

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.

Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which we filed with the SEC, including the financial statements and schedule. If the person requesting the report was not a stockholder of record on March 21, 2019, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, Attention: Terrence B. Larkin, Executive Vice President, Business Development, General Counsel and Corporate Secretary.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE TODAY BY TELEPHONE, VIA THE INTERNET OR BY MAIL.

By Order of the Board of Directors,

Terrence B. Larkin
Executive Vice President, Business Development,
General Counsel and Corporate Secretary

84	|	LEAR CORPORATION

APPENDIX A

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The information presented in this proxy statement under the captions “Proxy Summary” and “Compensation Discussion and Analysis — Executive Summary” regarding core operating earnings, adjusted earnings per share and free cash flow does not conform to GAAP and should not be construed as an alternative to the reported financial results of the Company determined in accordance with GAAP.

Management believes that the non-GAAP information used in this proxy statement is useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

The non-GAAP information provided may not be consistent with methodologies used by other companies. All non-GAAP information regarding core operating earnings, adjusted earnings per share and free cash flow is reconciled to the most directly comparable reported GAAP results in the tables below.

Core Operating Earnings

(unaudited; in millions)	2018	2013
Sales	$21,148.5	$16,234.0
Net income attributable to Lear	$1,149.8	$431.4
Interest expense	84.1	68.4
Other expense, net	31.6	58.1
Income taxes	311.9	192.7
Equity in net income of affiliates	(20.2)	(38.4)
Net income attributable to noncontrolling interests	96.9	24.4
Restructuring costs and other special items -
Costs related to restructuring actions	104.0	83.8
Acquisition costs	0.5	—
Costs related to proxy contest	—	3.0
Litigation	(16.8)	7.3
Losses and incremental costs related to destruction of assets	—	7.3
Loss related to affiliate	1.2	—
Favorable tax ruling in a foreign jurisdiction	(15.8)	—
Other	22.1	1.4
Core operating earnings	$1,749.3	$839.4
Core operating margin	8.3%	5.2%

2019 Proxy Statement	|	A-1

APPENDIX A

Adjusted Earnings Per Share

(unaudited; in millions, except per share amounts)	2018	2013
Net income available to Lear common stockholders	$1,139.4	$431.4
Redeemable noncontrolling interest	10.4	—
Net income attributable to Lear	1,149.8	431.4
Restructuring costs and other special items -
Costs related to restructuring actions	104.3	83.8
Acquisition costs	0.5	—
Costs related to proxy context	—	3.0
Pension settlement loss	5.4	—
Litigation	(17.1)	7.3
Losses and incremental costs related to destruction of assets	—	7.3
Loss on extinguishment of debt	—	3.6
Gain related to affiliate, net	(1.1)	—
Favorable tax ruling in a foreign jurisdiction	(15.8)	—
Other	28.5	1.4
Tax impact of special items and other net tax adjustments(1)	(49.1)	(27.8)
Adjusted net income attributable to Lear	$1,205.4	$510.0
Weighted average number of diluted shares outstanding	66.2	86.4
Diluted net income per share attributable to Lear	$17.22	$4.99
Adjusted earnings per share	$18.22	$5.90
(1)

Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Free Cash Flow

(unaudited; in millions)	2018	2013
Net cash provided by operating activities	$1,779.8	$820.1
Adjusted capital expenditures(2)	(677.0)	(453.5)
Free cash flow	$1,102.8	$366.6
(2)	Adjusted capital expenditures represent capital expenditures of $677.0 million and $460.6 million in 2018 and 2013, respectively, net of related insurance proceeds of $7.1 million in 2013.

A-2	|	LEAR CORPORATION

APPENDIX B

APPENDIX B

LEAR CORPORATION 2019

LONG-TERM STOCK INCENTIVE PLAN

Article 1. Establishment, Objectives and Duration

1.1 Establishment of the Plan. Lear Corporation, a Delaware corporation (the “Company”), hereby establishes this Lear Corporation 2019 Long-Term Stock Incentive Plan, as set forth in this document and as may be amended from time to time (the “Plan”). Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Restricted Stock Units, Performance Shares, Performance Units and other cash and equity incentive Awards. The Plan was approved by the Committee on March 26, 2019 and by the Company’s shareholders on May 16, 2019 (the “Effective Date”). The Plan will remain in effect thereafter as provided in Section 1.3 hereof. Following the Effective Date, no new awards will be granted under the Lear Corporation 2009 Long-Term Stock Incentive Plan, as amended (the “Prior Plan”). For the avoidance of doubt, the Prior Plan and any applicable award agreements issued thereunder will continue to govern any awards that remain outstanding thereunder on and after the Effective Date.

1.2 Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s objectives and that link the interests of Participants to those of the Company’s shareholders; to provide Participants with an incentive for excellence in individual performance; to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining officers, key Employees and Directors.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success, and to allow Participants to share in the success of the Company.

1.3 Duration of the Plan. The Plan will commence on the Effective Date, as defined in Article 2, and will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15, until all Shares subject to it pursuant to Article 4 have been issued or transferred according to the Plan’s provisions. In no event may an Award be granted under the Plan on or after the ten (10) year anniversary of the Effective Date.

Article 2. Definitions

Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

“Affiliates” means any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company or in which the Company has a significant equity interest, in either case as determined by the Committee; provided, however, that the definition of Affiliate shall be limited to entities that are eligible issuers of service recipient stock (as defined in Treas. Reg. Section 1.409A-1(b)(5)(iii)(E), or applicable successor regulation) for Awards that would otherwise be subject to Section 409A, unless the Committee determines otherwise. Notwithstanding the foregoing, for purposes of determining whether a Participant has terminated employment with the Company and all Affiliates, “Affiliates” means any corporation (or partnership, limited liability company, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, at least ten percent (10%) of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power). The minimum percentage of ownership or control in the previous sentence shall be raised from ten percent (10%) to twenty percent (20%) for purposes of determining timing of payment of an Award, or amount payable with respect to an Award, that is “deferred compensation” for purposes of Code Section 409A, if payment of such Award or amount would be accelerated or otherwise triggered by a Participant’s termination of employment.

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“Award” means, individually or collectively, a grant under this Plan to a Participant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Units, Restricted Stock Units, Performance Shares, Performance Units or other types of equity-based or cash-based incentives hereafter approved by the Committee.

“Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant.

“Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to that term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cause” means, unless otherwise set forth in the applicable Award Agreement, with respect to a Participant, “Cause” as defined in any unexpired, written employment or severance or similar agreement between the Participant and the Company or an Affiliate. If there is no such agreement or if such agreement does not define “Cause,” then “Cause” means:

(a)	the willful and continued failure of the Participant substantially to perform his or her duties with or for the Company or an Affiliate;

(b)	the Participant’s engaging in conduct that is significantly injurious to the Company or an Affiliate, monetarily or otherwise;

(c)	the Participant’s commission of a crime that is significantly injurious to the Company or an Affiliate, monetarily, reputationally or otherwise;

(d)	the Participant’s abuse of illegal drugs or other controlled substances or intoxication that impairs the Participant’s ability to perform his or her duties with or for the Company or an Affiliate; or

(e)	the Participant’s breach of any non-competition or non-solicitation covenants contained in any written agreement between the Participant and the Company or an Affiliate.

Unless otherwise defined in the Participant’s written employment or severance or similar agreement, an act or omission is “willful” for the purpose of determining whether a termination of employment was made for “cause” if it was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate. For purposes of this Plan, if a Participant is convicted of a crime or pleads nolo contendere to a criminal charge, he or she will conclusively be deemed to have committed the crime. The Committee has the discretion, in other circumstances, to determine in good faith, from all the facts and circumstances reasonably available to it, whether a Participant who is under investigation for, or has been charged with, a crime will be deemed to have committed it for purposes of this Plan.

A “Change in Control” of the Company will be deemed to have occurred (as of a particular day, as specified by the Board) as of the first day any one or more of the following paragraphs is satisfied.

(a)

Any Person (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing more than twenty percent (20%) of the combined voting power of the Company’s then outstanding securities.

(b)

During any period of twenty-four (24) consecutive months beginning on or after the Effective Date, individuals who at the beginning of the period constituted the Board cease for any reason (other than death, Disability or Retirement) to constitute a majority of the Board. For this purpose, any new Director whose election by the Board, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the Directors then still in office, and who either were Directors at the beginning of the period or whose election or nomination for election was so approved, will be deemed to have been a Director at the beginning of any twenty-four (24) month period under consideration.

(c)

Consummation of: (i) a sale or disposition of all or substantially all the Company’s assets; or (ii) a merger, consolidation or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by

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remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

(d)	The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if an Award, or amount payable with respect to an Award, is “deferred compensation” for purposes of Code Section 409A, and if a payment of such Award or amount would be accelerated or otherwise triggered upon a “Change in Control,” then the foregoing definition is modified, to the extent necessary to avoid the imposition of an excise tax under Code Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A. For purposes of clarity, if an Award would, for example, vest and be paid on a “Change in Control” as defined herein but payment of such Award would violate the provisions of Code Section 409A, then the Award shall vest but will be paid only in compliance with its terms and Code Section 409A (i.e., upon a permissible payment event).

“Change in Control Price” means the Fair Market Value of a Share upon a Change in Control. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Committee.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means, as designated in accordance with Section 3.1, the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

“Company” has the meaning given to such term in Section 1.1 hereof, and includes, without limitation, any successor thereto as provided in Article 18.

“Director” means any individual who is a member of the Board of Directors and who is not employed by the Company or an Affiliate thereof.

“Disability” means, with respect to any Participant, (a) long-term disability as defined under the long-term disability plan of the Company or an Affiliate that covers such Participant, or (b) if the Participant is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act. Notwithstanding the foregoing, for purposes of determining the period of time after termination of employment during which a Participant may exercise an ISO, “Disability” will have the meaning set forth in Code Section 22(e)(3), which is, generally, that the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least twelve (12) months.

Notwithstanding the foregoing, if an Award, or amount payable with respect to an Award, is “deferred compensation” for purposes of Code Section 409A, and if a payment of such Award or amount would be accelerated or otherwise triggered upon a “Disability,” then the foregoing definition is modified, to the extent necessary to avoid the imposition of an excise tax under Code Section 409A, to refer to a Participant who is “disabled,” as such term is defined for purposes of Code Section 409A. For purposes of clarity, if an Award would, for example, vest and be paid on a “Disability” as defined herein but payment of such Award would violate the provisions of Code Section 409A, then the Award shall vest but will be paid only in compliance with its terms and Code Section 409A (i.e., upon a permissible payment event).

“Effective Date” has the meaning given to such term in Section 1.1 hereof.

“Eligible Person” means any Employee or Director.

“Employee” means any employee of the Company or any of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Fair Market Value” means:

(a)

the closing trading price of the Shares on the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, on the NASDAQ Stock Market or any other exchange on which they are traded; or

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(b)	if the Shares are not traded on any exchange, the mean between the closing bid and asked prices of the Shares in the over-the-counter market; or

(c)

if those bid and asked prices are not available, then the fair market value as reported by any nationally recognized quotation service selected by the Committee or as determined in good faith by the Committee.

Notwithstanding the foregoing, for purposes of Awards intended to be exempt from Code Section 409A, the Fair Market Value shall be no less than the “fair market value,” as such term is defined for purposes of Code Section 409A.

“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

“Good Reason” has the meaning set forth in any unexpired, written employment or severance or similar agreement between a Participant and the Company or an Affiliate, solely if and to the extent that such term is defined in such an agreement. If a Participant does not have a written employment or severance or similar agreement with the Company or an Affiliate, or if such agreement does not define “Good Reason,” this term shall not apply to such Participant for purposes of the Plan.

“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

“Nonqualified Stock Option” or “NQSO” means an Option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code Section 422.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan pursuant to Section 5.2 and who has outstanding an Award granted under the Plan.

“Performance Period” means the time period, set by the Committee in its discretion, during which performance objectives must be met in order for a Participant to earn Performance Units or Performance Shares granted under Article 9.

“Performance Share” means an Award with an initial value equal to the Fair Market Value on the date of grant which is based on the attainment of performance objectives, as described in Article 9.

“Performance Unit” means an Award with an initial value established by the Committee at the time of grant which is based on the attainment of performance objectives, as described in Article 9.

“Person” has the meaning ascribed to that term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Plan” has the meaning given to such term in Section 1.1 hereof.

“Prior Plan” has the meaning given to such term in Section 1.1 hereof.

“Replacement Award” means an Award resulting from the exchange or substitution specified in Section 14.1 upon a Change in Control and meeting the applicable conditions specified in Section 14.1, provided that such Award is issued by a company (foreign or domestic) the majority of the equity of which is listed under and in compliance with the domestic company listing rules of the New York Stock Exchange or with a similarly liquid exchange which has comparable standards to the domestic listing standards of the New York Stock Exchange.

“Restricted Stock” means a contingent grant of Shares awarded to a Participant pursuant to Article 8.

“Restricted Stock Unit” means a Restricted Unit granted to a Participant, as described in Article 8, that is payable in Shares.

“Restricted Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Article 8, that is (a) credited with amounts equal to Shares or some other unit of measurement specified in the Award Agreement, (b) subject to restrictions, including, without limitation, a Restriction Period, and (c) payable in cash or Shares.

“Restriction Period” means the period during which the transfer of shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, at its discretion) or the shares of Restricted Stock, Restricted Stock Units or Restricted Units are not vested.

“Retirement” means termination of employment or service on or after (a) reaching the age established by the Company as the normal retirement age in any unexpired employment, severance or similar agreement between the Participant and the Company or

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an Affiliate, or, in the absence of such an agreement, the normal retirement age under the tax-qualified defined benefit retirement plan or, if none, the tax-qualified defined contribution retirement plan, sponsored by the Company or an Affiliate in which the Participant participates, (b) attaining a combination of years of age and service with the Company and its Affiliates (including, to the extent applicable and credited by the Company, service with another company prior to it becoming an Affiliate) of at least 65, with a minimum age of 55 and at least five years of service with the Company and its Affiliates (only if an Affiliate at the time of service) or (c) solely with respect to a Director, the Participant’s cessation of service as a Director as a result of being ineligible to stand for re-election after attaining a certain age.

“Shares” means the shares of common stock, $0.01 par value, of the Company, including their associated preferred share purchase rights, if applicable.

“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR pursuant to the terms of Article 7.

“Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an Award made in connection with the cancellation and repricing of an Option or SAR.

“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7, the exercise of which requires forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR will similarly be canceled).

“Vested Options and SARs” has the meaning given to such term in Section 14.1(a)(i) hereof.

Article 3. Administration

3.1 The Committee. The Plan will be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board, which Committee (unless otherwise determined by the Board) will satisfy the “non-employee director” requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act, or any successor regulations or provisions, so long as the Company is subject to the registration requirements of the Exchange Act. The members of the Committee will be appointed from time to time by, and serve at the discretion of, the Board of Directors. The Committee will act by a majority of its members at the time in office and eligible to vote on any particular matter, and Committee action may be taken either by a vote at a meeting or in writing without a meeting.

3.2 Authority of the Committee. Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to: select Eligible Persons to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan; and (subject to the provisions of Section 4.5 and Article 15) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board of Directors, its shareholders, all Affiliates, Employees, Participants and their estates and beneficiaries.

Article 4. Shares Subject to the Plan and Limitations on Awards

4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Sections 4.2 and 4.3, the number of Shares that may be issued or transferred to Participants under the Plan shall not exceed the sum of (i) 2,526,858 Shares and (ii) any Shares under the Prior Plan subject to awards that, after the Effective Date, are forfeited, terminated, lapsed or satisfied thereunder in cash or property other than Shares. Subject to adjustment as provided in Section 4.3, the maximum number of Shares and

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Share equivalent units that may be granted during any calendar year to any one Participant under Options, SARs, Restricted Stock, Restricted Units, Restricted Stock Units, Performance Shares or any other Award is 1,000,000. The maximum number of Shares that may be issued pursuant to Options intended to be ISOs is 1,000,000. The maximum aggregate dollar amount that may be paid to any one Participant during any calendar year under Performance Units or any cash incentive Award granted under Section 9.10 is $20,000,000. The Shares with respect to which Awards may be made will include authorized but unissued Shares, and Shares that are currently held or subsequently acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions. For the avoidance of doubt, Shares underlying Awards that are subject to the achievement of performance goals shall be counted against the share reserve and the limits in this Section 4.1 based on the target value of such Awards unless and until such time as such Awards become vested and settled in Shares.

4.2 Lapsed Awards. Any Shares subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes or any applicable Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (ii) any Share-settled SARs are exercised, the aggregate number of Shares subject to such SARs shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, Shares tendered to exercise outstanding Options or other Awards or to cover applicable taxes on Awards shall not be available for issuance under the Plan.

4.3 Adjustments in Authorized Shares.

(a)

If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or other similar change in the corporate structure of the Company affecting the Shares) or if the number of Shares is increased through the payment of a stock dividend, then the Committee will substitute for or add to each Share previously appropriated, later subject to, or which may become subject to, an Award, the number and kind of shares of stock or other securities into which each outstanding Share was changed for which each such Share was exchanged, or to which each such Share is entitled, as the case may be. Outstanding Awards will also be appropriately adjusted as to price and other terms, to the extent necessary to reflect the events described above.

(b)

Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

4.4 Limitation on Non-Employee Director Compensation. Notwithstanding anything herein to the contrary, compensation paid to a Director, including cash fees and Awards under the Plan (based on the grant date Fair Market Value of such Awards for financial reporting purposes), shall not exceed $900,000 per fiscal year in respect of his or her service as a Director. For the avoidance of doubt, compensation shall be counted towards this limit for the Board compensation year in which it is earned (and not when it is paid or settled in the event that it is deferred).

4.5 Minimum Vesting Requirements. Except in the case of Substitute Awards granted pursuant to Section 4.6 and subject to the following sentence, Awards granted under the Plan shall be subject to a minimum vesting period of one (1) year. Notwithstanding the foregoing, (a) the Committee may provide that the vesting of an Award shall accelerate in the event of the Participant’s death, Disability, or Retirement, or the occurrence of a Change in Control, and (b) the Committee may grant Awards covering five percent (5%) or fewer of the total number of Shares authorized under the Plan without respect to the above-described minimum vesting requirement. Notwithstanding the foregoing, with respect to Awards to Directors, the vesting of such Awards will be deemed to satisfy the one (1) year minimum vesting requirement to the extent that the Awards vest on the earlier of the one (1) year anniversary of the date of grant and the next annual meeting of the Company’s shareholders that is at least fifty (50) weeks after the immediately preceding year’s annual meeting.

4.6 Substitute Awards.

(a)

Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other

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adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(b)

In the event that the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Directors on account of such transaction may be granted Substitute Awards in substitution for awards granted by their former employer, and any such substitute Options or SARs may be granted with an Exercise Price less than the Fair Market Value of a Share on the grant date thereof; provided, however, the grant of such substitute Option or SAR shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

Article 5. Eligibility and Participation

5.1 Eligibility. All Eligible Persons, including Eligible Persons who are members of the Board, are eligible to participate in this Plan.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee will, from time to time, select those Eligible Persons to whom Awards will be granted, and will determine the nature and amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Persons in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.

6.2 Award Agreement. Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or vesting of the Option, and such other provisions as the Committee determines. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO.

6.3 Exercise Price. The Exercise Price for each Share subject to an Option will be at least one hundred percent (100%) of the Fair Market Value on the date the Option is granted.

6.4 Duration of Options. Each Option will expire at the time determined by the Committee at the time of grant, but no later than the tenth (10th) anniversary of the date of its grant.

6.5 No Dividend Equivalents. Subject to Section 4.3, the Committee may not grant payments in connection with Options that are equivalent to dividends declared and paid on the Shares underlying the Options.

6.6 Exercise of Options. Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant.

6.7 Payment. The holder of an Option may exercise the Option only by delivering a written notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment at the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.

The Exercise Price and any related withholding taxes will be payable to the Company in full either: (a) in cash, or its equivalent, in United States dollars; (b) by tendering Shares owned by the Participant and duly endorsed for transfer to the Company, Shares issuable to the Participant upon exercise of the Option, or any combination of cash, certified or cashier’s check and Shares described in this clause (b); or (c) by any other means the Committee determines to be consistent with the Plan’s purposes and applicable law. Cashless exercise must meet the requirements of the Federal Reserve Board’s Regulation T and any applicable securities law restrictions. For this purpose, “cashless” exercise will mean that the Participant notifies the Company it will exercise, and the Company is instructed to deliver the Share issuable on exercise to a broker, who sells the Shares and holds back the Exercise Price (and, often, the federal and state withholdings). Notwithstanding anything herein to the contrary, the Committee may, in its sole discretion, permit a Participant to satisfy such Participant’s tax withholding obligation by tendering Shares having a Fair

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Market Value equal to the amount required to be withheld or other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Committee (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09).

6.8 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired through exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed or traded, and under any blue sky or state securities laws applicable to the Shares.

6.9 Termination of Employment. Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of employment with the Company and all Affiliates. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of employment.

6.10 Nontransferability of Options. Except as otherwise provided in a Participant’s Award Agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant’s Award Agreement, all Options will be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

6.11 Incentive Stock Options. The grant of ISOs hereunder shall be subject to all of the requirements of Code Section 422, including the following limitations:

(a)

If an ISO is granted to a Participant who (together with persons whose stock ownership is attributed to the Participant pursuant to Code Section 424(d)) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, (i) the Exercise Price for each Share subject to the ISO shall not be less than one-hundred and ten percent (110%) of the Fair Market Value of a Share on the date of grant, and (ii) the ISO will expire upon the earlier of the time specified by the Committee in the Award Agreement and the fifth (5th) anniversary of the date of grant.

(b)	ISOs may be granted only to persons who are, as of the date of grant, common-law Employees of the Company or a subsidiary (as such term is defined in Code Sections 424(e) and (f)).

(c)

To the extent that the aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as NQSOs to the extent required by Code Section 422. For purposes of this Section 6.11(c), ISOs shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(d)	No Option that is intended to be an ISO may be granted under the Plan unless the Company’s shareholders approve the Plan within twelve (12) months after the Committee’s adoption of the Plan.

(e)

In the event of a Participant’s change of status from Employee to Director, an ISO held by the Participant shall cease to be treated as an ISO and shall be treated for tax purposes as an NQSO three (3) months and one (1) day following such change of status.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of the two.

Within the limits of Article 4, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs.

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APPENDIX B

The grant price of a SAR will equal the Fair Market Value on the date of grant of the SAR.

7.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option, upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

7.3 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.4 Award Agreement. Each SAR grant will be evidenced by an Award Agreement that specifies the grant price, the term of the SAR and such other provisions as the Committee determines.

7.5 Term of SARs. The term of an SAR will be determined by the Committee, in its sole discretion, but may not exceed ten (10) years.

7.6 Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a)

the excess (or some portion of the excess as determined at the time of the grant by the Committee) if any, of the Fair Market Value on the date of exercise of the SAR over the grant price specified in the Award Agreement; by

(b)	the number of Shares as to which the SAR is exercised.

The payment upon SAR exercise may be made in cash, in Shares of equivalent Fair Market Value or in some combination of the two, as specified in the Award Agreement.

7.7 Termination of Employment. Each SAR Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of employment with the Company and all Affiliates. These terms will be determined by the Committee in its sole discretion, need not be uniform among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for termination of employment.

7.8 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant’s Award Agreement, all SARs will be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

7.9 No Dividend Equivalents. Subject to Section 4.3, the Committee may not grant payments in connection with SARs that are equivalent to dividends declared and paid on the Shares underlying the SARs.

Article 8. Restricted Stock, Restricted Stock Units and Restricted Units

8.1 Grant of Restricted Stock, Restricted Stock Units or Restricted Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock, Restricted Stock Units or Restricted Units to Participants in such amounts as it determines.

8.2 Award Agreement. Each grant of Restricted Stock, Restricted Units or Restricted Stock Units will be evidenced by an Award Agreement that specifies the Restriction Periods, the number of Shares or Share equivalent units granted, and such other provisions as the Committee determines.

8.3 Nontransferability. Restricted Stock, Restricted Units and Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)), until the end of the applicable Restriction Period as specified in the Award Agreement, or upon earlier satisfaction of any other conditions specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to Restricted Stock, Restricted Units and Restricted Stock Units will be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative. The Committee

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APPENDIX B

may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

8.4 Other Restrictions. The Committee may impose such other conditions or restrictions on any Restricted Stock, Restricted Units or Restricted Stock Units as it deems advisable including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting following the attainment of the performance objectives, and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 8.4 as to any given Award will lapse all at once or in installments.

The Company will retain the certificates representing Shares of Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.

8.5 Payment of Awards. Except as otherwise provided in this Article 8, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period, and Share equivalent units covered by a Restricted Unit or Restricted Stock Unit will be paid out in cash or Shares to the Participant following the last day of the applicable Restriction Period, or on a later date provided in the Award Agreement.

8.6 Voting Rights. During the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.

8.7 Dividends and Other Distributions. During the Restriction Period, unless otherwise determined by the Committee and set forth in an Award Agreement, Participants awarded Shares of Restricted Stock, Restricted Units or Restricted Stock Units hereunder will be credited with regular cash dividends or dividend equivalents paid on those Shares or with respect to those Share equivalent units. The Committee may apply any restrictions it deems advisable to the crediting and payment of dividends and other distributions; provided, that no dividends or dividend equivalents will be paid on unvested Awards of Restricted Stock, Restricted Units or Restricted Stock Units during the Restriction Period, but to the extent that any such Awards contain the right to receive dividends or dividend equivalents during the Restriction Period, such dividends or dividend equivalents will be accumulated and paid once (and to the extent that) the underlying Awards vest.

8.8 Termination of Employment. Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock, Restricted Stock Units or Restricted Units after his or her termination of employment with the Company or an Affiliate. These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of employment.

Article 9. Performance Units, Performance Shares and Other Awards

9.1 Grant of Performance Units or Performance Shares. Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

9.2 Value of Performance Units and Performance Shares. Each Performance Unit will have an initial value established by the Committee at the time of grant. Each Performance Share will have an initial value equal to the Fair Market Value on the date of grant. The Committee will set performance objectives and a Performance Period during which the performance objectives must be met in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Units or Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units and Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive payout on the number and value of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

9.4 Award Agreement. Each grant of Performance Units or Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Units or Performance Shares), and such other provisions as the Committee determines.

9.5 Dividend Equivalents. Unless otherwise determined by the Committee and set forth in an Award Agreement, dividend equivalents will be paid on Awards of Performance Shares. Dividend equivalents may be paid on Awards of Performance Units in

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APPENDIX B

the Committee’s sole discretion. The Committee may apply any restrictions it deems advisable to the crediting and payment of dividend equivalents with respect to Performance Shares and Performance Units; provided, that no dividend equivalents will be paid on unvested Performance Shares or Performance Units, but to the extent that any such Awards contain the right to receive dividend equivalents during the Performance Period, such dividend equivalents will be accumulated and paid once (and to the extent that) the underlying Awards vest.

9.6 Form and Timing of Payment of Performance Units and Performance Shares. Except as provided in Article 12, payment of earned Performance Units and Performance Shares will be made as soon as practicable after the close of the applicable Performance Period, in a manner determined by the Committee in its sole discretion. The Committee will pay earned Performance Units and Performance Shares in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement. Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee.

9.7 Termination of Employment Due to Death or Disability. Unless determined otherwise by the Committee and set forth in the Participant’s Award Agreement, if a Participant’s employment is terminated by reason of death or Disability during a Performance Period, the Participant will receive a prorated payout of the Performance Units or Performance Shares, as specified by the Committee in its discretion in the Award Agreement. Payment of earned Performance Units and Performance Shares will be made at a time specified by the Committee in its sole discretion and set forth in the Participant’s Award Agreement.

9.8 Termination of Employment for Other Reasons. If a Participant’s employment terminates during a Performance Period for any reason other than death or Disability, the Participant will forfeit all Performance Units and Performance Shares to the Company, unless the Participant’s Award Agreement provides otherwise.

9.9 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units and Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan will be exercisable during the Participant’s lifetime only by the Participant or Participant’s guardian or legal representative. The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

9.10 Other Awards. In addition to the Awards described in Articles 6 through 8 and Sections 9.1 through 9.9 above, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or Shares under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate. Dividend equivalents may be paid on such other Awards in the Committee’s sole discretion. The Committee may apply any restrictions it deems advisable to the crediting and payment of dividend equivalents with respect to such other Awards; provided, that no dividend equivalents will be paid on any such unvested Awards, but to the extent that any such Awards contain the right to receive dividend equivalents prior to vesting, such dividend equivalents will be accumulated and paid once (and to the extent that) the underlying Awards vest.

Article 10. Performance Measures

The Committee may establish performance goals for performance-based Awards under the Plan, which may be based on any performance measures selected by the Committee. Such performance measures may include, but are not limited to, any of the following:

(a)	Earnings (including, but not limited to, earnings before interest and taxes, earnings before taxes, and net earnings);

(b)	operating earnings or income;

(c)	earnings growth;

(d)	net sales growth;

(e)	net income (absolute or competitive growth rates comparative);

(f)	net income applicable to common stock;

(g)	cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

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APPENDIX B

(h)	earnings per Share;

(i)	return on shareholders equity (absolute or peer-group comparative);

(j)	stock price (absolute or peer-group comparative);

(k)	absolute and/or relative return on common shareholders equity;

(l)	absolute and/or relative return on capital;

(m)	absolute and/or relative return on assets;

(n)	economic value added (income in excess of cost of capital);

(o)	customer satisfaction;

(p)	quality metrics;

(q)	expense reduction; and

(r)	ratio of operating expenses to operating revenues.

The Committee may specify any reasonable definition of the performance measures it uses, and the measures may be described in terms of Company-wide objectives, objectives that relate to the performance of an individual Participant, an Affiliate, or a division, region, department, function or segment within the Company or an Affiliate. Such definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: investment gains and losses; unusual or non-recurring items; gains or losses on the sale of assets; effects of changes in accounting principles or the application thereof; asset impairment charges; effects of currency fluctuations; acquisitions, divestitures, or financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; discontinued operations; changes in applicable law or the application thereof; and other non-operating items. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a Performance Period, the Committee may determine that the performance goals or Performance Period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the Participant in an amount determined by the Committee.

Article 11. Beneficiary Designation

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant’s lifetime. If the Participant’s designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant’s death will be paid to (i) the beneficiary designated by the Participant for purposes of the tax-qualified defined benefit retirement plan or, if none, the tax-qualified defined contribution retirement plan of the Company or an Affiliate in which the Participant participates, (ii) the Participant’s spouse, if living, or (iii) the Participant’s estate or other entity described in the Participant’s Award Agreement.

Article 12. Deferrals

The Committee may, consistent with the requirements of Code Section 409A, permit a Participant to defer receipt of cash or Shares that would otherwise be due to him or her by virtue of an Option or SAR exercise, the lapse or waiver of restrictions on Restricted Stock, Restricted Stock Units, Restricted Units or other Awards, or the satisfaction of any requirements or objectives with respect to Performance Units, Performance Shares or other Awards. If any such deferral election is permitted, the Committee will, in its sole discretion, establish rules and procedures for such deferrals consistent with the requirements of Code Section 409A.

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APPENDIX B

Article 13. Rights of Employees

13.1 Employment. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment at any time, or confer upon any Participant any right to continue in the employ of the Company or any Affiliate.

13.2 Participation. No Eligible Person will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

Article 14. Change in Control

14.1 Treatment of Awards upon a Change in Control. Upon the occurrence of a Change in Control, the following provisions of this Section 14.1 shall apply to all Awards, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award and unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)	Options and SARs.

(i) Any outstanding Options and SARs, unless exchanged by the Company for a Replacement Award, will become immediately exercisable (and will deemed to be exercisable immediately prior to the Change in Control), and will remain exercisable throughout the remainder of their term (the “Vested Options and SARs”); provided, however, that, with respect to Vested Options and SARs that are not exercised upon the Change in Control, such Vested Options and SARs will be subject to the provisions of Section 14.1(d) below, as applicable. To the extent that this provision causes ISOs to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be NQSOs.

(ii) Any Option or SAR may be exchanged by the Company upon the Change in Control for a Replacement Award that satisfies the conditions of this Section 14.1(a)(ii). The Replacement Award shall have equivalent value and vest and become exercisable in accordance with the vesting schedule and term for exercisability, in each case that applied to the corresponding Option or SAR for which it is being exchanged, provided, however, that if within twenty-four (24) months of such Change in Control, the Participant’s employment with the Company is terminated by the Company without Cause or by the Participant for Good Reason, such Award, to the extent then outstanding, shall become fully vested and exercisable upon such termination of employment.

(b)	Restricted Stock, Restricted Stock Units and Restricted Units.

(i) Any Restriction Periods or other restrictions imposed on Restricted Stock, Restricted Stock Units and Restricted Units that are not exchanged by the Company for a Replacement Award will lapse, except that the degree of vesting associated with those Awards that is conditioned on the achievement of performance conditions will be determined as set forth in Section 14.1(c).

(ii) Any Restricted Stock, Restricted Stock Unit, or Restricted Unit may be exchanged by the Company upon the Change in Control for a Replacement Award that satisfies the conditions of this Section 14.1(b)(ii). The Replacement Award shall have equivalent value to the Award for which it is being exchanged and shall vest in accordance with the vesting schedule that applied to the corresponding Award for which it is being exchanged, provided, however, that if within twenty-four (24) months of such Change in Control, the Participant’s employment with the Company is terminated by the Company without Cause or by the Participant for Good Reason, such Award, to the extent then outstanding, shall become free of all contingencies, restrictions and limitations and become vested and transferable (or paid) upon such termination of employment.

(c)	Performance Shares and Performance Units.

(i) Except as otherwise provided in the Award Agreement, the vesting of all Performance Units and Performance Shares that are not exchanged by the Company for a Replacement Award will be accelerated as of the effective date of the Change in Control, and Participants will be paid, within thirty (30) days after the effective date of the Change in Control, an amount in cash based on an assumed achievement of all relevant performance objectives at target levels.

(ii) Any Performance Share or Performance Unit may be exchanged by the Company upon a Change in Control for a Replacement Award that satisfies the conditions of this Section 14.1(c)(ii). The Replacement Award shall not be subject to any

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performance condition referred to in Article 10 above or otherwise, but instead shall be subject solely to the restrictions, if any, of the Award for which it is being exchanged that are based on the passage of time through the expiration date of the Performance Period utilized in the Award for which it is being exchanged. The number or value of such Replacement Award shall be determined based on the assumed achievement of all of the relevant performance objectives of the Award for which it is being exchanged at their target levels. Notwithstanding the foregoing in this Section 14.1(c)(ii), if within twenty-four (24) months of such Change in Control, the Participant’s employment with the Company is terminated by the Company without Cause or by the Participant for Good Reason, such Replacement Award, to the extent then outstanding, shall become free of all contingencies, restrictions and limitations and become vested and transferable (or paid) upon such termination of employment.

(d)

(i) If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for settlement of the Vested Options and SARs for the Change in Control Price (less, to the extent applicable, the per Share Exercise Price or grant price), or, if the per Share Exercise Price or grant price equals or exceeds the Change in Control Price, such Vested Options and SARs shall terminate and be canceled.

(ii) To the extent that Restricted Stock, Restricted Units and Restricted Stock Units settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by shareholders of the Company as a result of the Change in Control transaction.

14.2 Termination, Amendment and Modifications of Change in Control Provisions. Notwithstanding any other provision of this Plan or any provision in an Award Agreement, this Article 14 may not be terminated, amended or modified on or after the effective date of a Change in Control in a way that would adversely affect any Award in any material way theretofore granted to a Participant, unless the Participant gives his or her prior written consent to the termination, amendment or modification.

Article 15. Amendment, Modification and Termination

15.1 Amendment, Modification and Termination. Subject to Section 14.2, the Committee or Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part. The Committee or Board will not, however, increase the number of Shares that may be issued or transferred to Participants under the Plan, as described in the first sentence of Section 4.1 (and subject to adjustment as provided in Sections 4.2 and 4.3).

Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). Except as provided in Sections 4.3 and 15.2, the Committee will not, however, modify any outstanding Option or SAR so as to specify a lower Exercise Price or grant price (and will not cancel an Option or SAR and substitute for it an Option or SAR with a lower Exercise Price or grant price), without the approval of the Company’s shareholders. In addition, except as provided in Sections 4.3 and 15.2, the Committee may not cancel an outstanding Option or SAR whose Exercise Price or grant price is equal to or greater than the current Fair Market Value of a Share and substitute for it another Award or cash payment without the prior approval of the Company’s shareholders. Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.

15.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan (i) in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, (ii) in recognition of changes in applicable laws, regulations, or accounting principles, or (iii) whenever the Committee determines that such adjustments are necessary, equitable and/or appropriate.

15.3 Awards Previously Granted. No termination, amendment or modification of the Plan will adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.

15.4 Compliance with Code Section 409A. The Plan and Awards, and all amounts payable with respect to Awards, are intended to comply with, or be exempt from, Code Section 409A and the interpretative guidance thereunder and shall be construed, interpreted and administered accordingly. If an unintentional operational failure occurs with respect to Code Section 409A, any affected Participant or beneficiary shall fully cooperate with the Company to correct the failure to the extent possible in accordance

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APPENDIX B

with any correction procedure established by the U.S. Department of the Treasury. If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his or her termination of employment, no amount that is subject to Code Section 409A and that becomes payable by reason of such termination of employment shall be paid to the Participant before the earlier of (i) the expiration of the six (6) month period measured from the date of the Participant’s termination of employment, and (ii) the date of the Participant’s death. A termination of employment shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to “termination,” “termination of employment,” or like terms shall mean a “separation from service.” A separation from service shall be deemed to occur if it is anticipated that the level of services the Participant will perform after a certain date (whether as an employee or as an independent contractor) will permanently decrease to no more than twenty percent (20%) of the average level of services provided by the Participant in the immediately preceding thirty-six (36) months.

Article 16. Withholding

16.1 Tax Withholding. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan. No Award Agreement will permit reload Options to be granted in connection with any Shares used to pay a tax withholding obligation.

16.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the amount required to be withheld or other greater amount up to the maximum statutory rate required to be collected on the transaction under applicable law, as applicable to the Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Committee (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

Article 17. Indemnification

Each person who is or has been a member of the Committee or the Board will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

Article 18. Successors

All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.

Article 19. Legal Construction

19.1 Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

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APPENDIX B

19.2 Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

19.3 Requirements of Law. The granting of Awards and the issuance of Share or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

19.4 Securities Law Compliance. As to any individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

19.5 Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish a sub-plan hereunder and/or rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

19.6 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

19.7 Governing Law. To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Michigan without giving effect to principles of conflicts of law.

19.8 Offsets. To the extent permitted by applicable law, the Company shall have the right to offset from any Award payable hereunder any amount that a Participant owes to the Company or any Affiliate without the consent of the Participant (or his or her beneficiary, in the event of the Participant’s death).

19.9 Plan Document Controls. The Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between the Plan and an Award Agreement, the terms and conditions of the Plan shall control.

Article 20. Incentive Compensation Recoupment Policy

Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, all Awards are subject to the Incentive Compensation Recoupment Policy established by the Company, as amended from time to time.

*        *        *        *         *

B-16	|	LEAR CORPORATION

LEAR CORPORATION ATTN: INVESTOR RELATIONS 21557 TELEGRAPH ROAD SOUTHFIELD, MI 48033	VOTE BY INTERNET - www.proxyvote.com
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E69709-P20176                              KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

LEAR CORPORATION The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
	Nominees:	For	Against	Abstain

1a.	Thomas P. Capo	☐	☐	☐

1b.	Mei-Wei Cheng	☐	☐	☐

1c.	Jonathan F. Foster	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain

1d.	Mary Lou Jepsen	☐	☐	☐	2.	Ratification of the retention of Ernst & Young LLP as our independent registered public accounting firm for 2019.	☐	☐	☐

1e.	Kathleen A. Ligocki	☐	☐	☐	3.	Advisory vote to approve Lear Corporation's executive compensation.	☐	☐	☐

1f.	Conrad L. Mallett, Jr.	☐	☐	☐	4.	Vote to approve Lear Corporation's 2019 Long-Term Stock Incentive Plan.	☐	☐	☐

1g.	Raymond E. Scott	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

1h.	Gregory C. Smith	☐	☐	☐

1i.	Henry D.G. Wallace	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E69710-P20176

LEAR CORPORATION

This proxy is solicited on behalf of the Board of Directors of Lear Corporation for the

Annual Meeting of Stockholders on

May 16, 2019, at 9:00 a.m. (Eastern Daylight Time).

This proxy is solicited on behalf of the Board of Directors of Lear Corporation for the Annual Meeting of Stockholders on May 16, 2019 or any adjournment or postponement thereof (the "Meeting"). The undersigned appoints Raymond E. Scott and Terrence B. Larkin, and each of them, with full power of substitution in each of them, the proxies of the undersigned, and authorizes them to vote for and on behalf of the undersigned all shares of Lear Corporation common stock which the undersigned may be entitled to vote on all matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all nominees for director and FOR proposals 2, 3 and 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side